     As filed with the Securities and Exchange Commission on May 15, 1998

                        Registration Nos. 333-________
                                 333-_________


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   Form S-4
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933


                     AMERICAN MOBILE SATELLITE CORPORATION
                        AMSC ACQUISITION COMPANY, INC.
                           (Exact name of registrant
                           as specified in charter)

        Delaware                   #4899                        93-0976127
        Delaware                   #4899                        54-1876634
(State or other Jurisdiction  (Primary Standard              (I.R.S. Employer
of incorporation or           Industrial Classification      Identification No.)
organization)                 Code Number)


                             10802 Parkridge Blvd.
                          Reston, Virginia  20191-5416
                                 (703) 758-6000
                         (Address, including zip code,
                   and telephone number, including area code,
                  of registrant's principal executive offices)

                             ADDITIONAL REGISTRANTS

Name of         Jurisdiction of    Primary          IRS         Address and
Registrant      Organization       Standard         Employer    Telephone
Number                             Industrial       Indentifi-
                                   Classification   cation
                                   Number           Number
--------------------------------------------------------------------------------
AMSC Sales      Virgin Islands     4899             66-0518953  10802 Parkridge
Corporation,                                                    Blvd.
Ltd.                                                            Reston, Virginia
                                                                20191-5416
                                                                (703) 758-6000
--------------------------------------------------------------------------------
AMSC            Delaware           (same)           52-1735106  (same)
Subsidiary
Corporation
--------------------------------------------------------------------------------
American        Delaware           (same)           54-1755358  (same)
Mobile Satellite
Sales
Corporation
--------------------------------------------------------------------------------
AMSC ARDIS      Delaware           (same)           36-3983833  (same)
Acquisition,
Inc.
--------------------------------------------------------------------------------
AMSC ARDIS,     Delaware           (same)           36-3688865  (same)
Inc.
--------------------------------------------------------------------------------
Radio Data      New York           (same)           36-3687936  (same)
Network
Holding
Corporation
--------------------------------------------------------------------------------
ARDIS Holding       New York       (same)           36-4022106  (same)
Company             General
                    Partnership
--------------------------------------------------------------------------------
 ARDIS Company      New York       (same)           36-4022130  (same)
                    General
                    Partnership

                                  Randy Segal
                            Vice President, General
                             Counsel and Secretary
                     American Mobile Satellite Corporation
                             10802 Parkridge Blvd.
                          Reston, Virginia  20191-5416
                                 (703) 758-6130
                      (Name, address, including zip code,
                   and telephone number, including area code,
                             of agent for service)

                                   Copies to:
                                 Robert B. Ott
                                Arnold & Porter
                            555 Twelfth Street, N.W.
                            Washington, D.C.  20004
                                 (202) 942-5008

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box [ ].


                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
                                            Proposed          Proposed
Title of each class                         maximum            maximum
of securities to be       Amount to be    offering price      aggregate         Amount of
   registered              Registered        per unit      offering price(1)   registration fee
------------------------------------------------------------------------------------------------
12 1/4 Senior             $335,000,000      100% (1)         $335,000,000         $98,825
 Subordinated
 Exchange Notes due
 2008
-------------------------------------------------------------------------------------------------
Guarantees of the         $335,000,000 (2)
 12 1/4 Senior
 Subordinated
 Exchange Notes due
 2008 (2)
--------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(a) of the Securities Act of 1933 solely for the purpose of computing the registration fee.
(2) Pursuant to Rule 457(n) under the Securities Act of 1933, no separate registration fee is payable for the Guarantees.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED MAY 15, 1998

PROSPECTUS

[LOGO OF AMERICAN MOBILE APPEARS HERE]

                                  $335,000,000
                     AMERICAN MOBILE SATELLITE CORPORATION
                         AMSC ACQUISITION COMPANY, INC.
            OFFER TO EXCHANGE SERIES B 12 1/4% SENIOR NOTES DUE 2008
                       OF AMSC ACQUISITION COMPANY, INC.
FOR ANY AND ALL OF ITS OUTSTANDING SERIES A 12 1/4% SENIOR NOTES DUE 2008. THIS
   EXCHANGE OFFER WILL EXPIRE AT 5:00P.M., NEW YORK CITY TIME, ON      , 1998
                                UNLESS EXTENDED.

  AMSC Acquisition Company, Inc., a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its Series B 12 1/4% Senior Notes due 2008 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for each $1,000 principal amount of its outstanding Series A 12 1/4% Senior Notes due 2008 (the "Old Notes" and, together with the Exchange Notes, the "Notes"), of which $335,000,000 principal amount is outstanding as of the date hereof. The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes (which they are intended to replace) except that the Exchange Notes will bear a Series B designation and have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer. See "The Exchange Offer." The Exchange Notes will evidence the same debt as the Old Notes (which they are intended to replace) and will be issued under and be entitled to the benefits of the Indenture (the "Indenture") dated March 31, 1998 among the Company, American Mobile Satellite Corporation (the direct parent of the Company, "Holdings"), all current and future subsidiaries of the Company, and State Street Bank and Trust Co., as Trustee (the "Trustee"), governing the Notes. See "The Exchange Offer" and "Description of Exchange Notes."

  The Exchange Notes will bear interest at the rate of 12 1/4% per annum payable semi-annually in arrears on April 1 and October 1, of each year, commencing on October 1, 1998. The Exchange Notes will mature on March 31, 2008. The Company will not be required to make any mandatory sinking fund or redemption payments with respect to the Exchange Notes. The Exchange Notes will be redeemable at the option of the Company at any time on or after April 1, 2003 at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined herein), if any, to the redemption date. In addition, the Company will be entitled, at any time on or before April 1, 2001, to redeem up to 35% of the aggregate principal amount of the Exchange Notes with the proceeds of any Equity Offering (as defined herein) at a redemption price equal to 112.25% of the principal amount of the Exchange Notes, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date; provided, however, that at least $217.8 million in aggregate principal amount of Exchange Notes initially issued remains outstanding after giving effect to such redemption. See "Description of the Exchange Notes-- Optional Redemption."

  Upon the occurrence of a Change of Control, the Company will be required to make an offer to repurchase all of the outstanding Exchange Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the repurchase date. See "Description of the Exchange Notes--Repurchase at the Option of Holders."

  The Company is a holding company and substantially all of its operations are conducted through its operating subsidiaries. The obligations of the Company under the Exchange Notes will be fully and unconditionally guaranteed (the "Guarantees") (i) on a subordinated unsecured basis by Holdings and (ii) on a senior unsecured basis by all current and future subsidiaries of the Company (collectively, the "Subsidiary Guarantors," and, together with Holdings, the "Guarantors"). See "Description of the Exchange Notes--Subsidiary Guarantees," "--Holdings Guarantee" and "--Subordination of Holdings Guarantee."

                                                        (continued on next page)
                                --------------

  SEE "RISK FACTORS" BEGINNING ON PAGE 18 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER THEIR NOTES IN THE EXCHANGE OFFER.

                                --------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
          ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this Prospectus is      , 1998

(cover page continued)

  The Exchange Notes and the Guarantees will be senior obligations of the Company and the Subsidiary Guarantors, and will rank pari passu in right of payment with all other senior Indebtedness (as defined herein) of the Company and the Subsidiary Guarantors, and will rank senior in right of payment to any future subordinated Indebtedness of the Company and the Subsidiary Guarantors. As of March 31, 1998, the Company on a consolidated basis had outstanding Indebtedness with a principal amount of $374.2 million ($365.7 million net of debt discount) and $28.0 million of other senior liabilities (including trade payables). The Guarantee of Holdings is subordinate to all Indebtedness of Holdings and will rank pari passu with or subordinate to all existing subordinated Indebtedness of Holdings. The Indenture permits the Company to incur additional senior Indebtedness, subject to certain limitations, and does not limit Holdings' ability to incur additional indebtedness. See "Description of the Exchange Notes--Certain Covenants."

  The Company will accept for exchange any and all Old Notes validly tendered
and not withdrawn prior to 5:00 p.m., New York time, on [    ], 1998, unless
extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. The Old Notes were sold by the Company on March 31, 1998 to the Initial Purchasers (as defined herein) in an offering of units (the "Units Offering"), each consisting of (i) $1,000 principal amount of Old Notes and one Warrant to purchase 3.75749 shares of common stock, $.01 par value ("Common Stock") of Holdings, which was a transaction effected without registration under the Securities Act in reliance upon an exemption under the Securities Act. The Initial Purchasers subsequently placed the Old Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act and pursuant to offers and sales that occurred outside the United States within the meaning of Regulation S under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company under the Debt Registration Rights Agreement (as defined herein) entered into by the Company in connection with the offering of the Old Notes. See "The Exchange Offer."

  Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. See "The Exchange Offer--Purpose and Effect of the Exchange Offer" and "The Exchange Offer-- Resale of the Exchange Notes." Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of one year after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

  There has not previously been any public market for the Old Notes or the Exchange Notes. The Initial Purchasers have informed the Company that they currently do not intend to make a market in the Exchange Notes. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system.

  Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the rights and will be subject to the limitations applicable thereto under the Indenture. Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no further obligation to such holders to provide for registration under the Securities Act of the Old Notes held by them. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. See "Risk Factors--Exchange Offer Procedures" and "Exchange Offer--Consequences of Failure to Exchange."

  The Exchange Notes will be available initially only in book-entry form. The Company expects that the Exchange Notes issued pursuant to this Exchange Offer will be issued in the form of one or more Global Notes (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in a Global Note representing the Exchange Notes will be shown on, and transfers thereof will be effected through, records maintained by the Depositary and its participants. After the initial issuance of the Global Notes, Exchange Notes in certificated form will be issued in exchange for a Global Note only on the terms set forth in the Indenture. See "Description of Exchange Notes--Book Entry, Delivery and Form."

  THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD NOTES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER.

  This Prospectus, together with the Letter of Transmittal, is being sent to
all registered holders of Old Notes as of [   ,] 1998.

  The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. No dealer-manager is being used in connection with this Exchange Offer. The Company will pay all expenses incurred by it incident to the Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

  The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of the Old Notes in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction or would otherwise not be in compliance with any provision of any applicable security law.

  DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS: THIS PROSPECTUS INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS PROSPECTUS, INCLUDING WITHOUT LIMITATION, CERTAIN STATEMENTS UNDER THE "PROSPECTUS SUMMARY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS," MAY CONSTITUTE FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. ALTHOUGH THE COMPANY AND HOLDINGS BELIEVE THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, THEY CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO BE CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE ISSUER'S EXPECTATIONS ("CAUTIONARY STATEMENTS") ARE DISCLOSED IN THIS PROSPECTUS, INCLUDING WITHOUT LIMITATION IN CONJUNCTION WITH THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS AND UNDER "RISK FACTORS." ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR HOLDINGS OR PERSONS ACTING ON THEIR BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and consolidated financial statements, including the notes thereto, included elsewhere or incorporated by reference in this Prospectus. As used in this Prospectus, the "Company" means AMSC Acquisition Company, Inc. and its operating subsidiaries. "Holdings" means American Mobile Satellite Corporation, the direct parent and sole owner of the Company. Certain market research data contained in this Prospectus was provided by The Strategis Group ("Strategis"); while some of this data is from publicly available reports of Strategis, the Company also retained Strategis to provide the Company with additional market research data.

                                    OVERVIEW

  The Company, formed through the combination of Holdings' wholly owned operating subsidiaries that offer mobile data and voice communications services ("American Mobile") and ARDIS Company ("ARDIS"), is a leading provider of nationwide wireless communications services, including data, dispatch, and voice services, primarily to business customers in the United States. The Company offers a broad range of end-to-end wireless solutions utilizing a seamless network consisting of the nation's largest, most fully-deployed terrestrial wireless data network and a satellite in geosynchronous orbit. On a pro forma basis, the Company had service revenue of $15.8 million for the first quarter of 1998 and approximately 85,200 customer units in service at March 31, 1998. In addition, the Company has recently signed customer contracts, subject to certain conditions, that it believes will result in the activation of over 100,000 new units over the next three years. Through Holdings, the Company's major equity investors include Hughes Electronics Corporation ("Hughes"), Motorola, Inc. ("Motorola"), Singapore Telecommunications Ltd. ("Singapore Telecom") and AT&T Wireless Services, Inc. ("AT&T Wireless"), who in the aggregate will own approximately 61.4% of Holdings on a fully diluted basis.

  The Company expects to capitalize on the substantial and growing market for wireless data communications services, which Strategis estimates grew at a compound annual unit growth rate of 28% from 1994 to 1997. Strategis further estimates that the addressable market for wireless data products is composed of approximately 12.5 million mobile workers in occupations, such as transportation and field services, with significant wireless communication and data access needs and that approximately 10.4 million of these workers will use some form of mobile data service by 2001. In addition, there is a large and growing market for wireless telemetry applications such as utility meter reading, premises alarm monitoring and point-of-sale credit and debit card transaction processing. The Company believes this growth is being driven by the widespread acceptance of Internet and intranet applications, logistical requirements for just-in-time delivery and position location services, development of more compact, less expensive user devices and a significant increase in the use of data applications such as e-mail.

  Through its ability to offer a broad range of services on a nationwide scale, the Company believes that it is well positioned to serve the needs of mobile workers in the United States. Within its addressable market, the Company concentrates its sales and marketing efforts on the transportation, field services and emerging two-way messaging markets, where it believes that its combination of guaranteed delivery and high reliability, deep in-building penetration and geographic breadth of coverage provide a significant competitive advantage over other networks.

                               BUSINESS STRATEGY

  The Company's objective is to maximize its revenues by delivering value-added services to end users in specific market segments. To meet this objective and to capitalize upon the competitive advantages resulting from the combination of American Mobile and ARDIS, the Company intends to: (i) offer business customers a broad range of nationwide wireless service and end-to-end data solutions;
(ii) integrate and leverage the advantages of its nationwide terrestrial and satellite data networks; (iii) enhance market penetration by lowering customers' "total cost of ownership;" and (iv) expand the use of alternate distribution channels to accelerate network loading.

  Offer Business Customers a Broad Range of Nationwide Wireless Solutions. The Company believes its corporate customers prefer a single-source service provider capable of delivering a broad range of efficient and cost effective solutions to meet their need for mobile wireless communications. The Company believes that it has and will continue to have a unique strategic advantage in being able to provide one-stop shopping across a broad range of products, including two-way paging and advanced messaging, packaged e-mail and LAN solutions, custom data applications, dual mode terrestrial/satellite data, and satellite voice and dispatch functions. Through its staff of approximately 230 direct sales, engineering support and customer service professionals, the Company provides a suite of bundled wireless services, and a single point of contact for sales, service, billing and project management, all on a national basis.

  Integrate and Leverage Network Advantages. The Company has spent over a decade developing and deploying its nationwide terrestrial and satellite networks and now seeks to accelerate growth by leveraging its integrated network. Unlike many competitors with plans to build out limited city-wide or regional terrestrial networks or to launch satellites, the Company's technology infrastructure is in place and operational today, with future network expansion requirements arising primarily from increased customer demand. The Company believes that this integrated terrestrial/satellite network provides key competitive advantages currently unmatched by any competitor: virtually 100% nationwide geographic coverage, guaranteed message delivery, and, in the areas covered by the ARDIS network, deep in-building penetration. By integrating the operations of its terrestrial and satellite networks, the Company expects to achieve operating efficiencies and economies of scale that it believes will lead to improved operating margins.

  Enhance Market Penetration By Reducing Customers' "Total Cost of
Ownership." Historically, the most significant obstacle to the implementation of enterprise-wide wireless data applications has been the relatively high total cost of ownership. The total cost of ownership is comprised of three primary elements: the cost of the subscriber unit, the required investment in software development, and the monthly cost of network access and usage. In most of the Company's applications, the monthly cost of network access and usage has been the least prohibitive of these elements. Until recently, subscriber unit costs in excess of $3,000 and custom software investments of up to several million dollars were common. By working with business partners and vendors, and making strategic software investments, the Company has succeeded in significantly lowering customers' total cost of ownership. New subscriber units, including low-cost two-way messaging units and laptop modem cards, are now available for $500 or less and substantial development work is underway with several of the Company's vendors to accelerate reductions of equipment cost, unit weight and size. In the future, the Company expects that the increased subscriber unit volumes associated with recent large contract awards will lead to additional unit price reductions. In addition, customers can now use off-the-shelf software applications that are relatively inexpensive, or in the case of the Company's two-way messaging service, free. The Company believes that these lower price points will accelerate the adoption of the Company's services in its historical markets, and will enable the Company to develop new markets, such as wireless point-of-sale and telemetry.

  Expand Alternate Distribution Channels. The Company sells its service primarily through a direct sales force and resellers. In order to accelerate network loading, the Company expects to expand its use of indirect distribution channels. To date, the Company has entered into agreements with Enron Energy Services ("Enron") (utility monitoring), Ameritech SecurityLink (alarm monitoring), Global Payment Systems (point-of-sale), GE Logisticom (asset tracking and dispatching) and other value-added resellers to penetrate markets where such resellers have a market presence and significantly greater resources than the Company, including dedicated sales personnel. In addition, the Company is in the process of establishing relationships with existing paging companies, paging resellers, and other targeted distribution partners to market two-way guaranteed messaging services. The Company believes that the resale of its network is an alternative that paging companies will consider when assessing a move from one-way to two-way messaging because it may reduce or eliminate the need for additional investment in network infrastructure. The Company intends to utilize paging companies and other similar partners with well established distribution capabilities to develop markets outside of the Company's historical market segments.

                               THE UNITS OFFERING

  On March 31, 1998, the Company consummated an offering, pursuant to which it sold 335,000 Units, each consisting of (a) $1,000 principal amount of Old Notes due 2008 of the Company and (b) one Warrant to purchase 3.75749 shares of Common Stock of Holdings (the "Units Offering"). The Warrants are exercisable at $12.51 per share, subject to certain anti-dilution provisions. Warrant holders may exercise the Warrants at any time on or after the earlier to occur of (i) the first anniversary of the Closing Date (as defined herein) and (ii) in the event a Change of Control occurs, the date Holdings mails notice thereof to the holders of Notes and Warrants. Unless exercised, the Warrants will expire on April 1, 2008. If all Warrants were exercised as of the date of issuance of the Warrants, the Warrants would represent approximately 3.00% of the Common Stock outstanding on a fully-diluted basis after giving effect to the exercise of all in-the-money outstanding options or rights issued by Holdings. The Old Notes and Warrants will become separable no later than upon the commencement of the Exchange Offer.

  The Company used approximately $113.0 million of the net proceeds from the Units Offering to fund the purchase of a portfolio of U.S. government securities (the "Pledged Securities"), which will provide funds sufficient to pay in full when due the first six scheduled interest payments on the Notes. The Pledged Securities are pledged as security for the repayment of principal of and interest on the Notes, Liquidated Damages, if any, and all other obligations under the Indenture. See "Use of Proceeds" and "Description of the Exchange Notes --Interest Reserve." Other proceeds have been, or will be, used as follows: (i) approximately $50.0 million for the cash portion of the acquisition of ARDIS (the "Acquisition"), (ii) approximately $100.0 million for the repayment of certain bank financing, (iii) approximately $17.9 million for repayment of advances from Holdings, which funds are intended to provide for the payment of Holdings' interest payments on the Term Loan Facility (as defined below) for three years, (iv) approximately $10.1 million for repayment of the Bridge Facility (as defined below), (v) $10.0 million for the escrow for UPS Guarantee (as defined below) obligations, (vi) approximately $7.2 million for the payment of deferred obligations and (vii) approximately $14.8 million for payment of estimated fees and expenses in connection with the Acquisition, the Units Offering and the New Bank Financing. The remaining net proceeds will be used for working capital purposes. See "Use of Proceeds."

  The Units were sold by the Company on March 31, 1998 to Bear, Stearns & Co. Inc., J.P. Morgan & Co., TD Securities, and BancAmerica Robertson Stephens (the "Initial Purchasers") pursuant to a Purchase Agreement dated March 26, 1998 (the "Purchase Agreement"). The Initial Purchasers subsequently resold the Units to qualified institutional buyers pursuant to Rule 144A under the Securities Act and pursuant to offers and sales that occurred outside the United States within the meaning of Regulation S under the Securities Act. Pursuant to the Purchase Agreement, the Company and the Initial Purchasers entered into a Debt Registration Rights Agreement dated March 31, 1998 (the "Debt Registration Rights Agreement"), which grants the holders of the Old Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy certain obligations of the Company under the Debt Registration Rights Agreement.

                              CORPORATE STRUCTURE

  The following diagram illustrates the corporate structure of the Company:


                                  Holdings(1)
                       ----------------------------


                                             AMRC Holdings,
                                                Inc. and

                The Company(2)
                                            American Mobile
                                           Radio Corporation
                                                ("AMRC")
     -----------------------------------------------------------
 American Mobile

 Satellite Sales      AMSC Sales        AMSC Subsidiary
Corporation(3)(4)     Corporation      Corporation(3)(4)        ARDIS(4)(5)
                      Ltd.(3)(4)


(1) Guarantor of the Notes on a subordinated, unsecured basis.
(2) The Company is a wholly-owned subsidiary of Holdings.
(3) American Mobile Satellite Sales Corporation, AMSC Sales Corporation Ltd. and AMSC Subsidiary Corporation are collectively referred to as "American Mobile."
(4) Guarantors of the Notes on a joint and several, full and unconditional, senior unsecured basis.
(5) Includes subsidiaries of ARDIS.

                               NEW BANK FINANCING

  In connection with the Units Offering, Holdings, the Company and its subsidiaries renegotiated the then existing $200.0 million bank facility (the "Bank Financing") to provide for two facilities: (i) a $100.0 million unsecured five-year reducing revolving credit facility (the "Revolving Credit Facility") guaranteed by the Company's subsidiaries, which matures on March 31, 2003 and
(ii) a $100.0 million five-year, term loan facility with up to three additional one-year extensions, subject to lender approval (the "Term Loan Facility," collectively with the Revolving Credit Facility, the "New Bank Financing"). The Revolving Credit Facility ranks pari passu with the Exchange Notes. The Term Loan Facility is secured by the assets of Holdings, principally its interests in AMRC and the Company, and is effectively subordinated to the Revolving Credit Facility and the Notes. The New Bank Financing is severally guaranteed by Hughes, Singapore Telecom and Baron Capital Partners, L.P.

               SATELLITE LEASE AND SATELLITE PURCHASE AGREEMENTS

  On December 4, 1997, Holdings and American Mobile entered into an agreement with African Continental Telecommunications Ltd. ("ACTEL") to lease the Company's satellite, "MSAT-2," (the "Satellite Lease Agreement") for deployment over sub-Saharan Africa. The five-year lease provides for aggregate payments to the Company of $182.5 million. Simultaneously, the Company agreed with TMI Communications and Company, Limited Partnership ("TMI") to acquire a one-half ownership interest in TMI's satellite, "MSAT-1," (the "Satellite Purchase Agreement") at an aggregate cost to the Company of $60.0 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." It is anticipated that the net proceeds of the Satellite Lease Agreement and Satellite Purchase Agreement will be used primarily to repay the Company's Revolving Credit Facility, and secondarily to provide the Company with additional liquidity. In addition, any amounts repaid from the net proceeds of the Satellite Lease Agreement and Satellite Purchase Agreement would reduce the commitment available to the Company under the Revolving Credit Facility. See "Description of New Bank Financing." The consummation of the Satellite Lease Agreement is subject to certain conditions and there can be no assurance that it will be consummated. See "Risk Factors--Satellite Lease and Purchase Agreement Risks" and "Business--Satellite Lease and Satellite Purchase Agreements."

                               THE EXCHANGE OFFER

SECURITIES OFFERED..................  $335,000,000 aggregate principal amount of Series B 12 1/4% Senior Notes due 2008 of the Company (the "Exchange Notes").

THE EXCHANGE OFFER..................  1,000 principal amount of the Exchange
                                      Notes in exchange for each $1,000
                                      principal amount of Old Notes. As of the date hereof, $335,000,000 aggregate principal amount of Old Notes are outstanding. The Company will issue the Exchange Notes to holders on or promptly after the Expiration Date.

                                      Based on an interpretation by the staff
                                      of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                                      Each Participating Broker-Dealer that
                                      receives Exchange Notes for its own
                                      account pursuant to the Exchange Offer
                                      must acknowledge that it will deliver a
                                      prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities (other than a resale of an unsold allotment from the original sale of Old Notes). The Company has agreed that, for a period of one year after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                                      Any holder who tenders in the Exchange
                                      Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

EXPIRATION DATE.....................  5:00 p.m., New York time, on [   ,] 1998
                                      unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

ACCRUED INTEREST ON THE EXCHANGE
NOTES AND THE OLD NOTES.............
                                      Each Exchange Note will bear interest
                                      from the most recent date to which
                                      interest has been paid or duly provided
                                      for on the Old Note surrendered in
                                      exchange for such Exchange Note or, if no interest has been paid or duly provided for on such Old Note, from March 31, 1998. Interest on the Exchange Notes is payable semi-annually on each April 1 and October 1, commencing on October 1, 1998.

                                      Holders of Old Notes whose Old Notes are accepted for exchange will not receive accrued interest on such Old Notes for any period from and after the last date to which interest has been paid or duly provided for on the Old Notes prior to the original issue date of the Exchange Notes or, if no such interest has been paid or duly provided for, will not receive any accrued interest on such Old Notes, and will be deemed to have waived, the right to receive any interest on such Old Notes accrued from and after March 31, 1998.

CONDITIONS TO THE EXCHANGE OFFER....  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The Exchange Offer-- Conditions."

PROCEDURES FOR TENDERING OLD          Each holder of Old Notes wishing to
NOTES...............................  accept the Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of
                                      Transmittal, or such facsimile, together with the Old Notes and any other required documentation to the Exchange Agent (as defined herein) at the address set forth in the Letter of Transmittal.
                                      By executing the Letter of Transmittal,
                                      each holder will represent to the Company that, among other things, the Exchange
                                      Notes acquired pursuant to the Exchange
                                      Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act. See "The Exchange
                                      Offer--Purpose and Effect of the Exchange
                                      Offer" and "The Exchange Offer--
                                      Procedures for Tendering."

UNTENDERED OLD NOTES................  Following the consummation of the
                                      Exchange Offer, holders of Old Notes
                                      eligible to participate but who do not
                                      tender their Old Notes will not have any further exchange rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

CONSEQUENCES OF FAILURE TO            The Old Notes that are not exchanged
EXCHANGE............................  pursuant to the Exchange Offer will remain restricted securities.
                                      Accordingly, such Old Notes may be resold only (i) to the Company, (ii) pursuant to an effective registration statement under the Securities Act, (iii) pursuant to Rule 144A or Rule 144 under the
                                      Securities Act, (iv) outside the United
                                      States to a foreign person pursuant to
                                      the requirements of Rule 904 under the
                                      Securities Act, (v) to an institutional
                                      "accredited investor" as defined in Rule
                                      501(a)(1), (2), (3) or (7) under the
                                      Securities Act who furnishes the Trustee with a letter containing certain representations and agreements and, in the case of any transfer of aggregate principal amount of Old Notes of $100,000 or less an opinion of counsel, if the Company so requests, or (vi) pursuant to some other exemption under the Securities
                                      Act (and based on an opinion of counsel, if the Company so requests). See "The
                                      Exchange Offer--Consequences of Failure
                                      to Exchange."

SHELF REGISTRATION STATEMENT........  In the event that (i) the Exchange Offer is not available to any holder or may not be consummated because, in either case, it would violate applicable securities laws or because the applicable interpretations of the staff of the Commission would not permit the Company to effect the Exchange Offer, or (ii) in certain circumstances the holder notifies the Company that it is unable to participate in the Exchange Offer or is unable to use this Prospectus, the Company will cause to be filed with the Commission, no later than 30 days after such obligation arises, a shelf registration statement (the "Shelf Registration Statement"). The Company will use its best efforts to cause the Shelf Registration Statement to be declared effective on or before the 135th day after the completion of the Old Notes Offering. The Company has agreed to maintain the effectiveness of the Shelf Registration Statement, under certain circumstances, for a maximum of two years following the date of the completion of the Old Notes Offering.

SPECIAL PROCEDURES FOR BENEFICIAL     Any beneficial owner whose Old Notes are
OWNERS..............................  registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. The
                                      Company will keep the Exchange Offer open for not less than twenty days in order to provide for the transfer of registered ownership.

GUARANTEED DELIVERY PROCEDURES......  Holders of Old Notes who wish to tender their Old Notes and whose Old Notes are
                                      not immediately available or who cannot
                                      deliver their Old Notes, the Letter of
                                      Transmittal or any other documents
                                      required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery
                                      Procedures."

WITHDRAWAL RIGHTS...................  Tenders may be withdrawn at any time prior to 5:00 p.m., New York time, on the Expiration Date.

ACCEPTANCE OF NOTES AND DELIVERY OF
 EXCHANGE NOTES.....................
                                      The Company will accept for exchange,
                                      subject to the conditions described under "The Exchange Offer--Conditions," any and all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

USE OF PROCEEDS.....................  There will be no cash proceeds to the
                                      Company from the exchange pursuant to the Exchange Offer.

EXCHANGE AGENT......................  State Street Bank and Trust Co.

                               THE EXCHANGE NOTES

GENERAL.............................  The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes (which they replace) except that (i) the Exchange Notes bear a Series B designation, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and
                                      (iii) the holders of Exchange Notes will not be entitled to certain rights under the Debt Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "The Exchange Offer--Purpose and Effect of the Exchange Offer." The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of Exchange Notes." The Warrants issued in connection with the issuance of the Old Notes are not subject to the Exchange Offer and will continue to be subject to the restrictions on transfer set forth therein.

SECURITIES OFFERED..................  $335,000,000 aggregate principal amount of Series B 12 1/4% Senior Notes due 2008 of the Company.

MATURITY............................  March 31, 2008.

INTEREST............................  The Exchange Notes will bear interest at a rate of 12 1/4% per annum, payable
                                      semi-annually in arrears on April 1 and
                                      October 1 of each year, commencing on
                                      October 1, 1998.

RANKING.............................  The Exchange Notes will be senior obligations of the Company, will rank
                                      pari passu in right of payment with all
                                      existing and future unsecured senior
                                      Indebtedness (as defined herein) of the
                                      Company and will rank senior in right of payment to any future subordinated Indebtedness (as defined herein) of the Company. As of March 31, 1998, after giving effect to the Units Offering on a consolidated basis, the Company had outstanding indebtedness with a principal amount of $374.2 million

                                      ($365.7 million net of debt discount).
                                      Holdings is a holding company and
                                      substantially all of its operations are
                                      conducted through its operating
                                      subsidiaries. The indenture pursuant to
                                      which the Exchange Notes will be issued
                                      (the "Indenture") permits the Company to incur additional Indebtedness, including senior Indebtedness and secured Indebtedness, subject to certain limitations and does not limit Holdings' ability to incur additional Indebtedness. See "Capitalization" and "Description of the Exchange Notes--Certain Covenants-- Incurrence of Indebtedness and Issuance of Preferred Stock."

INTEREST RESERVE....................  The Company used approximately $113.0 million of the net proceeds from the
                                      Units Offering to purchase and pledge to the Trustee, for the benefit of the holders of the Notes, the Pledged Securities, which are in an amount sufficient upon receipt of scheduled interest and principal payments, to provide for payment in full when due of the first six scheduled semi-annual interest payments on the Notes. The Pledged Securities are pledged as security for the repayment of the principal of and interest on the Notes, Liquidated Damages, if any, and all other obligations under the Indenture. When an interest payment is due, the Company may either deposit sufficient funds to pay the interest scheduled to be paid or direct the Trustee to release from the Pledge Account (as defined herein) funds sufficient to pay the interest scheduled. In the event the Company exercises the former option, the Pledge Agreement provides the Company may direct to Trustee to release proceeds or the Pledged Securities from the Pledge Account in a like amount. If the Company makes the first six scheduled interest payments on the Notes in a timely manner and no Default (as defined herein) or Event of Default (as defined herein) is then continuing, the remaining Pledged Securities, if any, will be released from the Pledge Account and the Notes will thereafter be unsecured obligations of the Company. See "Description of the Notes--Interest Reserve."

GUARANTEES..........................  The obligations of the Company under the
                                      Exchange Notes will be fully and
                                      unconditionally guaranteed by Holdings on a subordinated unsecured basis, and by the Subsidiary Guarantors on a joint and several, full and unconditional senior unsecured basis. The Subsidiary Guarantees will rank pari passu in right of payment with all other senior Indebtedness of the Subsidiary Guarantors, and will rank senior in right of payment to any future subordinated Indebtedness of the Subsidiary Guarantors. The Guarantee of Holdings is subordinate to all Indebtedness of Holdings and will rank pari passu with or subordinate to all existing subordinated indebtedness of Holdings. As of March 31, 1998, the aggregate amount of outstanding senior Indebtedness and other senior liabilities (including trade payables) of Holdings on a stand-alone basis was approximately $100.0 million. See "Description of the Exchange Notes--Subsidiary
                                      Guarantees," "--Holdings Guarantee" and
                                      "--Subordination of Holdings Guarantee."

OPTIONAL REDEMPTION.................  The Exchange Notes will be redeemable, at the option of the Company, in whole or in part, at any time on or after April 1, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date. Notwithstanding the foregoing, on or prior to April 1, 2001, the Company may redeem at any time or from time to time up to 35% of the aggregate principal amount of the Exchange Notes at a redemption price equal to 112.25% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, with the net proceeds of an Equity Offering; provided, that at least $217.8 million in the aggregate principal amount of the Exchange Notes initially issued remains outstanding after giving effect to the redemption thereof. See "Description of the Exchange Notes--Optional Redemption."

CHANGE OF CONTROL...................  Upon the occurrence of a Change of
                                      Control, the Company will be required to make an offer to repurchase all of the outstanding Exchange Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the repurchase date. See "Description of the Exchange Notes--Repurchase at the Option of Holders--Change in Control."

CERTAIN COVENANTS...................  The Indenture contains certain covenants that, among other things, limit the
                                      ability of the Company to incur
                                      additional Indebtedness, pay dividends or make other distributions, repurchase any capital stock or subordinated
                                      Indebtedness, make certain investments,
                                      create certain liens, enter into certain transactions with affiliates, sell assets, enter into certain mergers and consolidations, and enter into sale and leaseback transactions. See "Description of the Exchange Notes--Certain Covenants."

                                  RISK FACTORS

  For a discussion of certain risk factors that should be considered by prospective purchasers in evaluating an investment in the Units, see "Risk Factors."

                   PRO FORMA SUMMARY FINANCIAL AND OTHER DATA

  The following summary pro forma financial information gives effect to (i) the Acquisition, (ii) the Units Offering and (iii) the New Bank Financing as if such transactions had been consummated on January 1 of each of the periods presented. The pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of what the Company's actual financial position or results of operations would have been had the above-referenced transactions been consummated as of the above-referenced dates or of the financial position or results of operations that may be reported by the Company in the future.

  The following data should be read in conjunction with Holdings' Consolidated Financial Statements and related notes, ARDIS' Combined Financial Statements and related notes, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and other financial information included elsewhere or incorporated by reference herein, as applicable.

                                  THE COMPANY
                   PRO FORMA SUMMARY FINANCIAL AND OTHER DATA

                                                          THREE MONTHS ENDED
                                                               MARCH 31,
                                           YEAR ENDED     --------------------
                                        DECEMBER 31, 1997   1997       1998
                                        ----------------- ---------  ---------
                                            (DOLLARS IN THOUSANDS, EXCEPT
                                          SUBSCRIBERS AND REVENUE PER UNIT)
STATEMENT OF OPERATIONS DATA:
Revenues:
  Services............................      $  62,109     $  14,674  $  15,820
  Equipment and consulting............         25,856         4,859      4,134
                                            ---------     ---------  ---------
    Total revenue.....................         87,965        19,533     19,954
Operating loss........................       (118,986)      (27,525)   (24,094)
Net loss..............................       (165,131)      (38,693)   (36,053)
OTHER FINANCIAL AND OPERATING DATA:
Number of subscribers (end of period)
 (1)..................................         81,300        71,900     85,200
Average monthly revenue per unit (1)..      $      62     $      70  $      63
EBITDA (2)............................        (56,907)      (12,086)    (9,593)
Depreciation and amortization.........         61,204        14,564     14,501
Capital expenditures..................         10,334         1,781      4,891
Ratio of earnings to fixed charges
 (3)..................................            --            --         --

--------------------
(1) Number of subscribers and average monthly revenue per unit calculations have been adjusted to account for subscribers common to ARDIS and American Mobile.
(2) "EBITDA" consists of operating income (loss) plus depreciation and amortization. EBITDA is a financial measure commonly used in the Company's industry and should not be construed as an alternative to operating income (as determined in accordance with GAAP) or as a measure of liquidity. EBITDA does not represent funds available for dividends, reinvestment or other discretionary activities. EBITDA for the three-months ending March 31, 1997 and for the year ending December 31, 1997 have been adjusted to include $875,000 of other income from the licensing of certain technology.
(3) For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as loss before income taxes and extraordinary items plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs, accretion of discount on preferred stock and a reasonable approximation of the interest factor included in rental payments on operating leases. Earnings were inadequate to cover fixed charges for the year ended December 31, 1997 by $165.1 million, and for the three months ended March 31, 1997 and 1998 by $38.7 million and $36.1 million, respectively.

                        SUMMARY FINANCIAL AND OTHER DATA

  The following summary historical financial information of American Mobile has been derived from Holdings' historical financial statements and should be read in conjunction with such consolidated financial statements and the notes thereto incorporated by reference into in this Prospectus. Holdings' Consolidated Financial Statements include the combined condensed financial statements of American Mobile in Note 17 for the three-year period ended December 31, 1997. Holdings' Consolidated Financial Statements for each of the five years in the period ended December 31, 1997 have been audited by Arthur Andersen LLP, independent auditors, and appear elsewhere in this Prospectus.

  The following summary historical financial information for ARDIS as of and for each of the three years in the three-year period ended December 31, 1997 have been derived from the audited combined financial statements of ARDIS, which have been audited by KPMG Peat Marwick LLP, independent auditors, and are incorporated by reference into this Prospectus.

  Summary historical financial information for American Mobile for 1993 and for ARDIS for 1993 and 1994 have been derived from the audited consolidated financial statements of Holdings and unaudited combined financial statements of ARDIS, respectively. In the respective opinions of management of American Mobile and ARDIS, such unaudited summary financial statements have been prepared on the same basis as the audited financial statements referred to above and include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the financial information for the periods presented.

  Summary historical financial information for American Mobile and ARDIS as of and for the three months ended March 31, 1997 and 1998 have been derived from unaudited consolidated financial statements of Holdings and unaudited combined financial statements of ARDIS, respectively. In the respective opinions of management of American Mobile and ARDIS, such unaudited combined financial statements have been prepared on the same basis as the audited financial statements referred to above and include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the financial information for the interim periods. Results of operations for the three months ended March 31, 1998, are not necessarily indicative of the results to be expected for fiscal 1998. The following data should be read in conjunction with ARDIS' Combined Financial Statements and related notes and Holdings' Consolidated Financial Statements and related notes including American Mobile's combined condensed financial statements, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and other financial information included elsewhere or incorporated by reference herein, as applicable.

                                AMERICAN MOBILE
                   SUMMARY COMBINED FINANCIAL AND OTHER DATA

                                                                                                   THREE
                                                                                                MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                  MARCH 31,
                                               ---------------------------------------------  ----------------
                                                1993     1994     1995      1996      1997     1997     1998
                                               -------  -------  -------  --------  --------  -------  -------
                                               (DOLLARS IN THOUSANDS, EXCEPT SUBSCRIBERS AND REVENUE PER
                                                                         UNIT)
STATEMENT OF OPERATIONS DATA:
Revenues:
 Services....................................  $   852  $ 3,662  $ 6,873  $  9,201  $ 20,684  $ 4,173  $ 6,418
 Equipment...................................      --     1,578    1,924    18,529    23,530    4,532    3,604
                                               -------  -------  -------  --------  --------  -------  -------
 Total revenue...............................      852    5,240    8,797    27,730    44,214    8,705   10,022
Operating loss...............................  (25,112) (29,984) (71,278) (120,893)  (99,535) (24,071) (18,928)
Net loss (1).................................  (24,910) (29,137) (73,341) (164,977) (149,566) (34,748) (32,613)

OTHER FINANCIAL AND OPERATING DATA:
Number of subscribers (end of period) (2)....      --       --       --     20,300    32,400   23,000   34,800
Average monthly revenue per unit (2).........      --       --       --   $     81  $     65  $    64  $    64
EBITDA (3)...................................  (17,653) (25,443) (59,710)  (75,397)  (54,125) (12,733)  (8,239)
Depreciation and amortization................    7,459    4,541   11,568    45,496    44,535   10,463   10,689
Capital expenditures ........................   64,044   50,762   83,776    14,054     8,598    1,126    3,574
Ratio of earnings to fixed charges (4).......      --       --       --        --        --       --       --

                                                                                               AS OF
                                                                                         MARCH 31, 1998(5)
                                                                                       ----------------------
                                                                                       (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents.............................................................        $ 21,279
Property and equipment, net (6).......................................................         280,894
Total assets..........................................................................         585,856
Total debt............................................................................         365,706
Total stockholders' equity............................................................         181,374

--------------------
(1) Includes interest expense on inter-company loans between Holdings and American Mobile in the amount of $2.4 million in 1995, $29.5 million in 1996, $29.5 million in 1997, $7.3 million for the three months ended March 31, 1997, and $7.2 million for the three months ended March 31, 1998.
(2) Prior to 1996, American Mobile was a development stage company and leased satellite capacity primarily on a pass-through basis. As such, subscriber information is not available for periods prior to 1996. Average monthly revenue per unit for the year ended December 31, 1996 was calculated on an average monthly basis after adjusting both subscribers and revenues to normalize for the acquisition, in late 1996, of MCSS.
(3) EBITDA consists of operating income plus depreciation and amortization. EBITDA is a financial measure commonly used in the Company's industry and should not be construed as an alternative to operating income (as determined in accordance with GAAP) or as a measure of liquidity. EBITDA does not represent funds available for dividends, reinvestment or other discretionary activities. EBITDA for the three months ending March 31, 1997 and the year ending December 31, 1997 have been adjusted to include $875,000 of other income from the licensing of certain technology.
(4) For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as loss before income taxes and extraordinary items plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs, accretion of discount on preferred stock and a reasonable approximation of the interest factor included in rental payment on operating leases. Earnings were inadequate to cover fixed charges for the years ended December 31, 1993, 1994, 1995, 1996 and 1997 by $47.3 million, $42.1 million, $99.1 million, $165.0 million, and $150.0 million, respectively, and for the three months ended March 31, 1997 and 1998 by $34.7 million and $32.6 million, respectively.
(5) As a result of the Acquisition on March 31, 1998, all Balance Sheet Data includes ARDIS.
(6) Includes capitalized interest in the amount of $22.4 million, $12.9 million, and $25.7 million in 1993, 1994 and 1995, respectively.

                                     ARDIS
                   SUMMARY COMBINED FINANCIAL AND OTHER DATA

                                                                                   THREE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,                      MARCH 31,
                                 ------------------------------------------------  --------------------
                                   1993      1994      1995      1996      1997      1997       1998
                                 --------  --------  --------  --------  --------  ---------  ---------
                                 (DOLLARS IN THOUSANDS, EXCEPT SUBSCRIBERS AND REVENUE PER UNIT)
STATEMENT OF OPERATIONS DATA:
Revenues:
 Services......................  $ 43,831  $ 48,561  $ 40,006  $ 43,413  $ 41,923    $10,598  $   9,541
 Equipment and consulting......     2,773     2,346     1,266     1,884     2,326        327        530
                                 --------  --------  --------  --------  --------  ---------  ---------
 Total revenue.................    46,604    50,907    41,272    45,297    44,249     10,925     10,071
Operating loss.................   (40,704)  (22,831)  (40,632)  (29,168)  (17,368)    (2,933)    (4,645)
Net loss.......................   (40,446)  (22,504)  (25,253)  (18,998)  (11,742)    (2,120)    (3,220)
OTHER FINANCIAL AND OPERATING
 DATA:
Number of subscribers (end of
 period).......................    24,800    33,100    44,200    52,500    55,400     54,600     57,600
Average monthly revenue per
 unit .........................  $    150  $    140  $     86  $     75  $     65  $      66  $      56
EBITDA (1).....................   (32,816)  (12,733)  (26,277)  (11,899)   (2,782)       647     (1,354)
Depreciation and amortization..     7,888    10,098    14,355    17,269    14,586      3,580      3,291
Capital expenditures...........    17,966    17,303    42,366     4,806     1,736        655      1,317
Ratio of earnings to fixed
 charges (2)...................       --        --        --        --        --         --         --

--------------------
(1) EBITDA consists of operating income plus depreciation and amortization. EBITDA is a financial measure commonly used in the company's industry and should not be construed as an alternative to operating income (as determined in accordance with GAAP) or as a measure of liquidity. EBITDA does not represent funds available for dividends, reinvestment or other discretionary activities. EBITDA for 1993 includes a non-recurring charge in the amount of $20.4 million relating to the write-off of previously capitalized software development costs.
(2) For purposes of calculating the ratio of fixed charges, earnings are defined as loss before income taxes and extraordinary items plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs, accretion of discount on preferred stock and a reasonable approximation of the interest factor included in rental payment on operating leases. Earnings were inadequate to cover fixed charges for the years ended December 31, 1993, 1994, 1995, 1996 and 1997 by $40.4 million,
    $22.5 million, $40.8 million, $30.5 million and $18.5 million, respectively, and for the three months ended March 31, 1997 and 1998 by $3.3 million and $4.9 million, respectively.

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and Holdings and their business in connection with the Exchange Offer. This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended (the "Exchange Act"). Although the Company believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the Company's forward-looking statements are set forth below and elsewhere in this Prospectus. All forward-looking statements attributable to the Company, Holdings or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth below.

SUBSTANTIAL AND CONTINUING OPERATING LOSSES

  Each of American Mobile and ARDIS has incurred significant operating losses and negative cash flows in each year since it commenced operations, due primarily to start-up costs, the costs of developing and building each network and the cost of developing, selling and providing its respective products and services. American Mobile has reported operating losses of approximately $18.9 million in the three months ended March 31, 1998 and $99.5 million, $120.9 million and $71.3 million in 1997, 1996 and 1995, respectively. ARDIS has reported operating losses of approximately $4.6 million in the three months ended March 31, 1998 and $17.4 million, $29.2 million, and $40.6 million in 1997, 1996 and 1995, respectively.

  Since inception, American Mobile has been engaged in the operation of its business, the recruitment of key management and technical personnel and raising capital to fund its operations and the development of the satellite and associated network. American Mobile launched commercial service in January 1996. Accordingly, it has a short operating history upon which an evaluation of its prospects in each of its markets can be made. The prospects for the Company's success must be considered in light of the risks, expenses and difficulties often encountered in the establishment of a new business in a continually evolving industry subject to rapid technological and price changes, and characterized by an increasing number of market competitors. See "Business."

  The Company, on a pro forma basis, had an operating loss of approximately $24.1 million for the three months ended March 31, 1998. The Company estimates that, absent the successful leasing of its MSAT-2 satellite, operating revenues will not be sufficient to cover operating expenses for the foreseeable future. Even with the leasing of MSAT-2, the ability of the Company to generate positive operating cash flow will depend upon, among other factors, the success of the Acquisition and the successful marketing of the Company's services, as to which there can be no assurance.

  In addition, further development of the Company's business and the expansion of its networks will require additional capital and other expenditures and the Company expects that it will have significant operating losses and will record significant net cash outflow in the near term. A substantial portion of the proceeds from the Units Offering will be utilized to fund working capital, operating losses and capital expenditures. There can be no assurance that the Company will have sufficient resources to complete such expenditures and make principal or interest payments with respect to the Notes.

SUBSTANTIAL LEVERAGE

  The Company is highly leveraged. As of March 31, 1998, the Company on a consolidated basis had total indebtedness of approximately $374.2 million ($365.7 million net of debt discount) and had availability of $100.0 million under the Company's Revolving Credit Facility. The Company also has received a commitment from Motorola for up to $10.0 million of vendor financing of certain capital expenditures (the "Vendor Financing Commitment"). The Company's earnings would have been insufficient to cover its fixed charges by approximately $165.2 million and $36.1 million for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively, and at March 31, 1998 the Company's stockholders' equity was approximately $181.4 million. The Company and its subsidiaries will be permitted to incur additional indebtedness in the future. Further, commencing April 1, 2001 (three years after the date of the Indenture), the Company will be permitted to pay dividends to Holdings to permit Holdings to meet its interest expense obligations with respect to the Term Loan Facility. See "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Selected Financial and Operating Data" and "Description of the Exchange Notes."

  American Mobile historically has not generated sufficient earnings or cash flow from operations to make such interest payments. Accordingly, the Company expects that it will be necessary for its operating results to improve significantly in order to permit it to meet the debt service obligations under the Notes beyond the period for which the payment of interest on the Notes is provided for through the Pledged Securities. The ability of the Company to improve its operating results will depend upon a variety of factors, including economic, financial, competitive, regulatory and other factors beyond its control. There can be no assurance that the Company will generate sufficient earnings or cash flow from operations in the future to service the Notes and to meet its working capital, capital expenditure and other requirements. If the Company is unable to service the Notes using earnings or cash flow from operations, it will have to examine alternate means of repayment that could include restructuring or refinancing its indebtedness or seeking additional sources of debt or equity financing. There can be no assurance, however, that the Indenture or the New Bank Financing would permit the Company to pursue alternative means of repayment or that the Company would be able to effect such a restructuring or refinancing or obtain such additional financing if permitted to do so. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  In addition, Holdings is highly leveraged. On March 31, 1998, Holdings had total indebtedness of approximately $465.7 million and stockholders' equity of approximately $81.0 million. Also after giving effect to the Units Offering, Holdings' earnings have been insufficient to cover its fixed charges by approximately $176.3 million and $38.9 million for fiscal 1997 and for the three months ended March 31, 1998, respectively. Holdings will not be subject to any of the covenants or restrictions under the Indenture governing the Notes. Accordingly, the Indenture will not restrict Holdings' ability to incur additional indebtedness and issue preferred stock, pay dividends or make certain other payments, enter into transactions with affiliates, make certain asset dispositions, merge or consolidate with, or transfer substantially all of its assets to, another person, encumber assets, or engage in certain business activities.

  The degree to which the Company and Holdings are leveraged following the Units Offering could have important consequences to holders of the Notes, including, but not limited to: (i) making it more difficult for the Company to satisfy its obligations with respect to the Notes, (ii) increasing the Company's vulnerability to general adverse economic and industry conditions,
(iii) limiting the Company's ability to obtain additional financing to fund future working capital, capital expenditures, research and development and other general corporate requirements, (iv) requiring the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, research and development or other general corporate purposes, (v) limiting the Company's flexibility in planning for, or reacting to, changes in its business and the industry, and (vi) placing the Company at a competitive disadvantage vis-a-vis less leveraged competitors. In addition, the Indenture and the New Bank Financing will contain financial and other restrictive covenants that will limit the ability of the Company to, among other things, borrow additional funds. Failure by the Company to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on the Company. In addition, the degree to which the Company is leveraged could prevent it from repurchasing all of the Notes tendered to it upon the occurrence of a Change of Control. See "Description of the Exchange Notes--Repurchase at the Option of Holders--Change of Control" and "Description of New Bank Financing."

LIQUIDITY; NEED FOR ADDITIONAL CAPITAL

  The Company expects to continue to make significant capital outlays for the foreseeable future to fund interest expense, capital expenditures and working capital prior to the time that it begins to generate positive cash flow from operations and for the foreseeable future thereafter. The Company currently believes that the net proceeds of the Units Offering, together with borrowings under the New Bank Financing and the Vendor Financing Commitment, will be sufficient to meet the Company's currently anticipated capital expenditures, operating losses, working capital and debt service requirements through the time it generates positive operating cash flow and thereafter. However, if the Company's cash flows from operations are less than projected, the Company will require additional debt or equity financing in amounts that could be substantial. The type, timing and terms of financing selected by the Company will be dependent upon the Company's cash needs, the availability of other financing sources and the prevailing conditions in the financial markets. There can be no assurance that any such sources will be available to the Company at any given time or as to the favorableness of the terms on which such sources may be available. The Vendor Financing Commitment is subject to customary conditions, including due diligence, and there can be no assurance that the facility will be obtained by the Company on these terms or at all. Further, there can be no assurance that there will be a final agreement on favorable terms, or at all, with respect to the Vendor Financing Commitment or any other vendor financing or that, once finalized, the Company will meet the conditions therein to funding. See "Management's Discussion and Analysis of Operations--Liquidity and Capital Resources." There can also be no assurance that the Company's current projection of cash flow from operations (which will depend upon numerous future factors and conditions, many of which are outside of the Company's control) will be accurate. Projections are merely estimates of future events and actual events should be expected to vary from current estimates, possibly materially. In addition, if customer demand exceeds current expectations and if such demand can be accommodated without adversely affecting the quality of the Company's service, the Company is likely to attempt to accelerate its expansion. If the Company elects to accelerate its build-out or introduce new products or services, its funding needs will increase, possibly to a significant degree. There can be no assurance that any additional financing will be available to the Company on commercially reasonable terms or at all. Because the Company's cost of expanding its network and operating its business, as well as the Company's revenues, will depend on a variety of factors (including the ability of the Company to meet its expansion schedules, the number of customers and the services for which they subscribe, the nature and penetration of new services that may be offered by the Company and its competitors, regulatory changes and changes in technology) actual costs and revenues may vary from expected amounts, possibly to a material degree, and such variations are likely to affect the Company's future capital requirements. Accordingly, there can be no assurance that the Company will not be required to raise substantial additional capital in the future or that its current projections will prove to be accurate. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Market Opportunity," "--Business Strategy," "--Products and Services," "--Competition;" and "Regulation."

HOLDINGS' GUARANTEE

  The Guarantee of Holdings is subordinated in right of payment to all existing and future Indebtedness of Holdings, including borrowings under the Holdings Term Loan Facility. In the event of bankruptcy, liquidation, or reorganization of Holdings, the assets of Holdings will be available to pay obligations on the Guarantee of Holdings only after all senior Indebtedness has been paid in full, and there may not be sufficient assets remaining to pay amounts due on the Guarantee of Holdings. In addition, under certain circumstances Holdings will not be permitted to pay its obligations under its Guarantee in the event of a default under any or all senior Indebtedness. As of March 31, 1998, on a stand-alone basis Holdings had $100.0 million of Indebtedness effectively ranking senior to the Guarantee of Holdings.

  Holdings will not be subject to any of the covenants or restrictions under the Indenture governing the Notes. Accordingly, the Indenture will not restrict Holdings' ability to incur additional Indebtedness and issue preferred stock, pay dividends or make certain other payments, enter into transactions with affiliates, make certain asset dispositions, merge or consolidate with, or transfer substantially all of its assets to, another person, encumber assets, or engage in certain business activities. If the Company were to default on its obligations to pay amounts payable under the Notes, Holdings may lack funds for payment of such amounts, and, in such event, holders of the Notes would not be able to rely upon the Guarantee for payment of such amounts. See "Description of New Bank Financing."

NECESSARY BUILDOUTS

  On June 5, 1996, the FCC granted ARDIS extensions of time to complete the buildouts of 190 antenna sites, as required to maintain previously granted licenses. As of February 1998, approximately 104 of the sites remain to be constructed by expiration dates that range between June 27, 1998 to March 31, 1999. Management estimates that $5.2 million will be necessary to achieve timely buildouts of the network, including $5.0 million in 1998. Failure to obtain such capital or to complete the buildouts in a timely manner could result in loss of licenses for such sites from the FCC, loss of customers, as well as the incurrence of penalties under the UPS Contract, which would have a material adverse effect on the Company. See "--Liquidity; Need for Additional Capital," "--UPS Contract," "--Customer Concentration" and "Management's Discussion and Analysis of Financial Condition and Results of Operation-- Liquidity and Capital Resources."

RAPIDLY CHANGING MARKET

  The markets for wireless communications services are characterized by rapid technological and other changes. The Company's success depends, in part, on its ability to respond and adapt to such changes. There can be no assurance that the Company will be able to compete effectively under, or adjust its contemplated plan of development to meet, changing market conditions or that the Company will be able to implement its strategy or that its strategy will be successful in this rapidly evolving market.

  This market is also marked by the introduction of new products and services and increased capacity for services similar to those provided by the Company. Future technological advances in the wireless communications industry may result in the availability of new products or services (or increase the efficiency of existing products or services). If a technology becomes available that is more cost-effective or creates a superior product, the Company may be unable to access such technology or its use may involve substantial capital expenditures that the Company may be unable to finance. There can be no assurance that existing proposed or as yet undeveloped technologies will not render the Company's technology less profitable or less viable, or that the Company will have available the financial and other resources to compete effectively against companies possessing such technologies. The Company is unable to predict which of the many possible future products and services will meet evolving industry standards and consumer demands. There can be no assurance that the Company will be able to adapt to such technological changes or offer such products or services on a timely basis or establish or maintain a competitive position.

DEPENDENCE ON MARKET ACCEPTANCE

  The Company's success is subject to a number of business, economic, regulatory and competitive factors, many of which are beyond the Company's control, including the extent to which prospective customers will purchase the Company's service. The Company's ability to service its Indebtedness, including the Notes, is subject to the successful implementation of its growth strategy, which, in turn, is premised, among other things, on the Company's expectation that demand for its services will increase significantly in its markets. Certain of these services have not yet been commercially introduced and there can be no assurance that any of them will achieve market acceptance or result in the generation of operating cash flow. Failure to gain market acceptance for current or planned products and services would have a material adverse effect on the Company. In addition, the Company has incurred and will continue to incur significant operating expenses, has made, and will continue to make, significant capital investments, has entered into operating leases, equipment supply contracts and service arrangements, and is attempting to secure financing, in each case based upon certain expectations as to the anticipated market acceptance of, and customer demand for, the Company's services. Accordingly, any material miscalculation by the Company with respect to its operating strategy or business plan could have a material adverse effect on the Company.

CHALLENGES OF BUSINESS INTEGRATION

  The full benefits of a combination of American Mobile and ARDIS as a result of the Acquisition will require the integration of each company's administrative, finance, sales and marketing organizations, the coordination of each company's sales efforts and the implementation of appropriate operational, financial and management systems and controls. This will require substantial attention from the senior management teams of American Mobile and ARDIS, who have limited experience integrating the operations of companies of the size of American Mobile and ARDIS and whose members have not worked together previously as one team. The diversion of management attention, as well as any other difficulties that may be encountered in the transition and integration process, could have a material adverse effect on the revenues and operating results of the Company. In addition, American Mobile and ARDIS provide similar services to certain shared customers, requiring the Company to integrate the services provided to these shared customers. If the contemplated organizational changes are not properly managed, there could be an adverse effect on the Company's results of operations. There can be no assurance that the Company will be able to integrate the operations of American Mobile and the ARDIS network successfully or, if successful, that such integration will yield the expected benefits to the Company or will not materially adversely affect the Company's business, financial condition or results of operations.

  The Company's prospects should be considered in light of the numerous risks commonly encountered in business combinations. The historical financial statements presented in this Prospectus may not necessarily be indicative of the results that would have been attained had the Company operated on a combined basis and as an independent entity.

MANAGEMENT OF GROWTH

  In its continuing efforts to respond to changing market conditions, the Company may experience periods of rapid expansion. In order to manage growth effectively in the complex environment in which it operates, the Company will need to maintain and improve its operating and financial systems and expand, train and manage its employee base. The Company must expand the capacity of its sales, distribution and installation networks in order to achieve continued growth in its existing and future markets. In general, the failure to manage growth effectively could have a material adverse effect on the Company's business, financial condition and results of operations.

UPS CONTRACT

  ARDIS has entered into a contract with UPS for the use of the ARDIS network pursuant to which the Company anticipates providing communication services for approximately 50,000 UPS units by the end of 2000. However, performance under the UPS Contract is subject to certain significant conditions, including, among others, (i) required capital expenditures by the Company to expand capacity of the ARDIS network in certain areas, (ii) successful development of the DIAD III device by Motorola and (iii) successful deployment of the DIAD III devices on the ARDIS network within strict guaranteed operational performance levels. Management believes that the Company will be required to incur capital spending of approximately $17.4 million in connection with the UPS Contract over the next three years. In addition, the contract represents a significant implementation effort of a magnitude in excess of that of any existing ARDIS customer. Failure to meet the requirements under the UPS Contract could result in a loss of the contract as well as monetary penalties that could materially adversely affect the Company. See "Business--Customers."

  Under the UPS Contract, the Company also has significant warranties of performance, both during the implementation phase and for ongoing network performance. During the implementation phase, the Company must meet key checkpoints and milestones culminating in an acceptance test. Failure of the acceptance test could result, after a cure period, in the loss of the contract. In addition, the Company will have to construct network capacity in several key cities. Failure to complete such construction by the committed dates would subject the Company to monthly penalties until compliance is achieved.

  On an ongoing basis, the UPS Contract requires that the Company guarantee network performance levels. If network availability drops below 99%, the Company will be subject to an initial penalty of 2% of the average monthly use of the service, calculated as the average of the last three months in the affected area. The penalty increases if performance levels further drop.

  As a part of the negotiations leading to the signing of the UPS Contract, Motorola issued a performance guarantee regarding the network's performance. In connection with the Acquisition, the Company agreed to indemnify Motorola for up to $10.0 million in connection with such performance guarantee (the "UPS Guarantee"). In order to satisfy any such obligation, the Company has deposited $10.0 million of the proceeds from the Units Offering into an escrow account, such escrow account having the same three-year term (with two possible one-year renewals) as the UPS Contract.

CUSTOMER CONCENTRATION

  After giving effect to the Acquisition, IBM, NCR and Pitney Bowes accounted for 26%, 7% and 5%, respectively, of the Company's recurring service revenue for the twelve months ended December 31, 1997. The loss of one or more of such customers, or any event, occurrence or development which adversely affects the relationship between the Company and such customer could have a material adverse effect upon the Company.

RELIANCE ON THIRD PARTY VENDORS

  The Company relies on independent third-party vendors to develop and manufacture wireless communications devices for its networks, which are significant elements of the Company's business plan. See "Business--Equipment; Supplier Relationships." These suppliers do not sell such devices to the Company on an exclusive basis. The Company carries a limited inventory of such devices and generally has no guaranteed supply arrangements. The Company has from time to time experienced interruptions and/or delays of supply and there can be no assurance that the Company will not experience such interruptions in the future. In addition, the Company's contracts with the majority of its suppliers are short-term contracts. There can be no assurance that such suppliers will continue to provide products to the Company at attractive prices, or at all, or that the Company will be able to obtain such products in the future from these or other providers on the scale and within the time frames required by the Company. Further, there can be no assurance that any of the Company's suppliers will not enter into exclusive arrangements with the Company's competitors, or cease selling these components to the Company at commercially reasonable prices, or at all. Any failure to obtain such products on a timely basis at an affordable cost, or any significant delays or interruptions of supply, would have a material adverse effect on the Company.

  Further, as part of its growth strategy, the Company is relying on its suppliers to reduce the cost of wireless communications devices approved and available for use on its network. Management believes that reductions in the cost of wireless communications devices will result in increased sales of devices, additional subscribers for the Company's services and a corresponding increase in the Company's service revenues. Any failure to obtain such cost reductions on a timely basis, or any significant delays of such reductions, would have a material adverse effect on the Company.

  In addition, the anticipated expansion of the Company's operations and infrastructure is expected to place a significant demand on the Company's suppliers, some of which have limited resources and production capacity. In addition, certain of the Company's suppliers, in turn, rely on sole or limited sources of supply for components included in their products. Failure of the Company's suppliers to adjust to meet such increasing demand may prevent them from continuing to supply devices in the quantities and the quality and at the times required by the Company, or at all. The Company's inability to obtain sufficient quantities of sole or limited source devices or to develop alternative sources if required could result in delays and increased costs in the expansion of the Company's operations and infrastructure or the inability of the Company to properly maintain its existing level of operations. Such occurrences would have a material adverse effect on the Company's business, financial condition and results of operations.

ARDIS TECHNOLOGY RISKS

  The ARDIS network, and certain of its competitive strengths such as deep in-building penetration, is based upon a single frequency reuse ("SFR") technology. Motorola holds the patent for SFR technology. ARDIS has entered into support agreements with Motorola to provide for certain support of the operations of the ARDIS network. See "The Acquisition." However, there can be no assurance that Motorola will not enter into arrangements with the Company's competitors, or that if it does, such arrangements would not have a material adverse effect on the Company. In addition, the construction of additional network sites may disclose the existence of interfering facilities operated by other licensees that were not apparent in the design and licensing of the ARDIS facilities. To the extent that is the case, ARDIS may be required either to pay the operators of those interfering facilities to cease operations or to abandon operation of interfering facilities.

SATELLITE TECHNOLOGY RISKS

  The Company presently has an agreement with TMI, the Canadian mobile satellite licensee, for reciprocal backup, restoral and excess capacity usage ("Backup Capacity") on the other party's satellite in the event of a satellite failure or a need for excess capacity. On December 4, 1997, the Company entered into the Satellite Lease Agreement with ACTEL to lease MSAT-2 for deployment over sub-Saharan Africa and, simultaneously, entered into the Satellite Purchase Agreement with TMI to acquire a one-half ownership interest in TMI's satellite, MSAT-1. See "Prospectus Summary--Recent Developments." In the event that the lease and deployment is consummated, the Company will no longer have available Backup Capacity from MSAT-1, which may reduce the marketability of the Company's services, since certain services such as voice dispatch can only be provided by the MSAT-1 or MSAT-2 satellites. Each of MSAT-2 and MSAT-1 has in the past experienced certain technological anomalies, most recently with respect to MSAT-2 in January 1998. While recent anomalies have involved either spare components or ones which have not had a material impact on the Company, there can be no assurance that either of the satellites will not experience subsequent anomalies that could adversely affect the Company's financial condition, results of operations and cash flows. In the event that MSAT-1 experiences anomalies of this type or other types at a time when the Company has no back-up capacity, there would be a material adverse effect on the Company.

  MSAT-2 has an expected remaining service life of approximately eight years and the expected remaining life of MSAT-1 is approximately ten years. This expected remaining service life of each satellite may be affected by a number of factors. For example, random failure of satellite components could result in damage to or loss of MSAT-2 or MSAT-1. It is also possible that either satellite could be damaged by electromagnetic storms or collisions with other objects, although such occurrences are rare. Although the Company believes that the actual service lives of both satellites may exceed their expected service lives, there can be no assurance that MSAT-2's or MSAT-1's expected service life will be exceeded or achieved. Although the Company has obtained in-orbit insurance against a failure of MSAT-2, it is unlikely that any recovery under such insurance would fully compensate the Company for losses it would sustain in such event. At present, there is no insurance policy in effect for MSAT-1. Although there can be no assurance, the Company believes that it will be able to obtain insurance with respect to its interest in MSAT-1 in connection with the Satellite Purchase Agreement on terms substantially similar to those presently in effect for MSAT-2. In addition, the orbit insurance policy is subject to annual renewal, and there is no assurance that insurance on favorable terms and at commercially reasonable rates will remain available for coverage of MSAT-2, or be available for coverage of MSAT-1.

  In the event that, following the satellite lease, MSAT-1 ceases to operate, the Company would have several options to replace the lost capacity, through the lease or purchase of capacity on certain Inmarsat satellites, or the launch of a new satellite. However, each of these options would require substantial lead-time and significant financing. As a result, any such delay or need for significant funds would result in a material adverse effect on the Company.

SATELLITE LEASE AND PURCHASE AGREEMENT RISKS

  The five-year Satellite Lease Agreement provides for aggregate lease payments to the Company of $182.5 million. The Satellite Lease Agreement includes a renewal option, at the lessee's election, through the end of the life of MSAT-2, on the same terms, exercisable two and one-half years prior to the end of the initial lease term. The Satellite Purchase Agreement contemplates Holdings' one-half ownership acquisition at a cost of $60.0 million payable in equal installments over a five-year period; certain additional payments to TMI of up to one-half of additional net payments received are contemplated in the event that additional benefits are realized by Holdings with respect to MSAT-2 after the initial lease term. Under the Satellite Purchase Agreement, TMI and Holdings will each own a 50% undivided ownership interest in MSAT-1, will be jointly responsible for the operation of MSAT-1, and will share certain satellite operating expenses, but will otherwise maintain their separate business operations.

  The Satellite Purchase Agreement and Satellite Lease Agreement are separate transactions and reflect separate sets of obligations for the Company. As a result, it is possible, under certain circumstances, that the Company would remain obligated to make or continue payments under the Satellite Purchase Agreement to TMI without receipt from the lessee of anticipated payments under the Satellite Lease Agreement, principally by virtue of a default of ACTEL. While the Company believes that if ACTEL defaults under the Satellite Lease Agreement, the Company would be able to achieve the return of MSAT-2 from ACTEL to its operation in the United States and terminate its payment obligations to TMI under the Satellite Purchase Agreement, there can be no assurances that such actions can be achieved. In addition, there can be no assurances that the agreements will operate in parallel, or that the Company will not be met with certain completion or transactional risks under the Satellite Lease Agreement. If it is necessary for the Company to make payments under the Satellite Purchase Agreement at a time when it is not receiving payments under the Satellite Lease Agreement, the Company would be materially and adversely affected.

  Closing under the Satellite Purchase Agreement and Satellite Lease Agreement is subject to a number of conditions, including: a successful financing by ACTEL of at least $120 million; completion of certain satellite testing, inversion and relocation activities with respect to American Mobile's satellite, to support the contemplated services over Africa; receipt of various government authorizations from Gibraltar, South Africa and other jurisdictions to support satellite relocation, including authorizations with respect to orbital slot and spectrum coordination; and completion of certain system development activities sufficient to support satellite redeployment. It is anticipated that the closing under both agreements will occur simultaneously in the third quarter of 1998. While it is anticipated that these transactions would improve the leverage of and provide additional liquidity to the Company, there can be no assurance that such transactions will be consummated simultaneously, or at all.

LIMITATION ON REMOTE DISASTER RECOVERY SYSTEM FOR GROUND SEGMENT OF SATELLITE NETWORK

  At the present time, the Company's disaster recovery systems focus on internal redundancy and diverse routing within each of the complexes operated by or for the Company. However, the Company does not currently have access to a remote backup complex that would enable it to continue to provide mobile satellite communications services to customers in the event of a natural disaster or other occurrence that rendered the system unavailable. Accordingly, the Company's business is subject to the risk that such a disaster or other occurrence could hinder or prevent the Company from continuing to provide services to some or all of its customers. ARDIS, however, does have access to a remote backup complex that would enable it to continue to provide its services in such circumstances.

COMPETITION

  The wireless communications industry is highly competitive and is characterized by frequent technological innovation. The industry includes major domestic and international companies, many of which have financial, technical, marketing, sales, distribution and other resources substantially greater than those of the Company and which provide, or plan to provide, a wider range of services than will be provided the Company. The Company's products and services compete with a number of communications services, including existing satellite services, terrestrial air-to-ground services, and terrestrial land-mobile and fixed services, and may compete with new technologies in the future. In addition, the FCC has recently allocated large amounts of additional spectrum for communications uses or potential uses that could compete with the Company, and additional allocations of spectrum for such uses may occur in the future. See "Business--Competition."

REGULATORY RISKS

  The ownership and operations of the Company's communication systems are subject to significant regulation by the FCC, which acts under authority granted by the Communications Act of 1934, as amended (the "Communications Act"), and related federal laws. A number of the Company's licenses are subject to renewal by the FCC and, with respect to the Company's satellite operations, are subject to international frequency coordination. In addition, current FCC regulations generally limit the ownership and control of Holdings by non-U.S. citizens or entities to 25%. There can be no assurances that the rules and regulations of the FCC will continue to support the Company's operations as presently conducted and contemplated to be conducted in the future, or that all existing licenses will be renewed and requisite frequencies coordinated. See "Regulation."

YEAR 2000 COMPLIANCE

  The Company has implemented a Year 2000 program to ensure that the Company's computer systems and applications will function properly beyond 1998. The Company believes that it has allocated adequate resources for this purpose and expects its Year 2000 data conversion program to be successfully completed on a timely basis. There can, however, be no assurance that this will be the case. The Company does not expect to incur significant expenditures to address this issue. The ability of third parties with whom the Company transacts business to adequately address their Year 2000 issues is outside of the Company's control. There can be no assurance that the failure of the Company or such third parties to adequately address their respective Year 2000 issues will not have a material adverse effect on the Company's business, financial condition, cash flows and results of the operations.

CONTROL BY PRINCIPAL STOCKHOLDERS

  Holdings' principal stockholders following the consummation of the Acquisition are Hughes, Motorola, Baron Capital, Inc., Singapore Telecom and AT&T Wireless, who hold in aggregate approximately 75.5% of the Common Stock of Holdings on a fully diluted basis. Holdings has entered into material contracts and transactions with its principal stockholders or their affiliates and may enter into additional contracts in the future, including in some instances the guarantee of debt obligations of the Company and Holdings. See "Certain Relationships and Related Party Transactions." Those stockholders have other interests in the communications industry that may conflict with the Company's interests.

DEPENDENCE ON KEY PERSONNEL

  The Company is dependent on the efforts of a group of employees with technical and business knowledge regarding Holdings' and the Company's systems. The loss of services of one or more of these individuals could materially and adversely affect the business of Holdings and the Company and their future prospects. The Company does not maintain key man life insurance on any of the Company officers or employees. Holdings' and the Company's future success will also depend on their ability to attract and retain additional management and technical personnel required in connection with the growth and development of their businesses. Failure by the Company to retain or attract such key personnel could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management."

POSSIBLE INABILITY TO FUND A CHANGE OF CONTROL

  Upon a Change of Control, the Company will be required to offer to repurchase all of the outstanding Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. There can be no assurance that the Company would have sufficient resources to repurchase the Notes upon the occurrence of a Change of Control. The failure to repurchase all of the Notes tendered to the Company would constitute an Event of Default under the Indenture. Furthermore, the repurchase of the Notes by the Company upon a Change of Control might result in a default on the part of the Company in respect of other future indebtedness of the Company, as a result of the financial effect of such repurchase on the Company or otherwise. The Change of Control repurchase feature of the Notes may have anti-takeover effects and may delay, defer or prevent a merger, tender offer or other takeover attempt. Notwithstanding these provisions, the Company could enter into certain transactions, including certain recapitalizations, that would not constitute a Change of Control but would increase the amount of debt outstanding at such time. See "Description of the Exchange Notes--Repurchase at the Option of Holders."

FRAUDULENT CONVEYANCE CONSIDERATIONS

  Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent transfer law, if, among other things, the Company or any Guarantor, at the time it incurred the indebtedness evidenced by the Notes or its Note Guarantee (i) (a) was or is insolvent or rendered insolvent by reason of such occurrence or (b) was or is engaged in a business or transaction for which the assets remaining with the Company or such Guarantor constituted unreasonably small capital or (c) intended or intends to incur, or believed or believes that it would incur, debts beyond its ability to pay such debts as they mature, and (ii) the Company, or such Guarantor received or receives less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness, then the Notes and the Note Guarantees, and any pledge or other security interest securing such indebtedness, could be voided, or claims in respect of the Notes or the Note Guarantees could he subordinated to all other debts of the Company or such Guarantor, as the case may be. In addition, the payment of interest and principal by the Company pursuant to the Notes or the payment of amounts by a Guarantor pursuant to a Note Guarantee could be voided and required to be returned to the person making such payment, or to a fund for the benefit of the creditors of the Company or such Guarantor, as the case may be.

  The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, the Company or a Guarantor would be considered insolvent if (i) the sum of its debts, including contingent liabilities, were greater than the saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature or (ii) it could not pay its debts as they become due.

  The Company has no operations of its own and derives substantially all of its revenue from its subsidiaries. If the Note Guarantees were voided, the holders of indebtedness of, and trade creditors of, subsidiaries of the Company would generally be entitled to payment of their claims from the assets of the affected subsidiaries before such assets were made available for distribution to the Company. In the event of a bankruptcy, liquidation or reorganization of a subsidiary, holders of any of such subsidiary's indebtedness will have a claim to the assets of the subsidiary that is prior to the Company's interest in those assets. If any subsidiary indebtedness were to be accelerated, there can be no assurance that the assets of such subsidiary would be sufficient to repay such indebtedness or that the assets of the Company and of the other subsidiaries would be sufficient to repay in full the indebtedness of the Company, including the Notes.

  On the basis of historical financial information, recent operating history and other factors, the Company and each Guarantor believes that, after giving effect to the indebtedness incurred in connection with the Units Offering, it will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not incur debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with the Company's or the Guarantors' conclusions in this regard.

CERTAIN TAX CONSIDERATIONS

  The Company has determined that the Old Notes were issued with original issue discount ("OID") for United States federal income tax purposes in an amount equal to the excess of the principal amount due at maturity on the Old Notes over their "issue price" (as described in "Certain United States Federal Income Tax Consequences--U.S. Holders--Original Issue Discount"). This OID will carry over to, and be treated as OID on, the Exchange Notes received in exchange for the Old Notes, and each United States holder of an Exchange Note will be required to include in taxable income for any particular taxable year a portion of such OID in advance of the receipt of the cash to which such OID is attributable. For additional information regarding the

OID associated with the Notes, as well as certain other federal income tax considerations relevant to the exchange of Old Notes for Exchange Notes and the ownership and depositor of Exchange Notes, see "Certain United States Federal Income Tax Consequences."

RESTRICTIONS ON TRANSFER; ABSENCE OF A PUBLIC MARKET

  Prior to the Exchange Offer, there has not been any public market for the Old Notes. The Old Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes by holders who are entitled to participate in the Exchange Offer. The holders of Old Notes (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Company is required to file a Shelf Registration Statement with respect to such Old Notes. TheExchange Notes will constitute a new issue of securities with no established trading market. The Exchange Notes will not be listed on any securities exchange and the Company will not seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Company has been advised by the Initial Purchasers that they currently intend to make a market in the Exchange Notes; however, they are not obligated to do so and any such market-making may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of any shelf registration statement. Therefore, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. See "Description of the Notes--Registration Rights; Liquidated Damages" and "Notice to Investors."

EXCHANGE OFFER PROCEDURES

  Issuance of the Exchange Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, registration rights under the Debt Registration Rights Agreement generally will terminate. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transactions. Each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer."

                                USE OF PROCEEDS

  The gross proceeds to the Company and Holdings from the Units Offering were $335.0 million. The Company has used or intends to use the proceeds as follows: (i) approximately $113.0 million to fund the purchase of the Pledged Securities; (ii) approximately $50.0 million to purchase ARDIS (see "The Acquisition"); (iii) approximately $100.0 million to pay down the Bank Financing (such amount will be available for borrowing under the Revolving Credit Facility to fund general corporate purposes, including working capital requirements, payment of deferred trade payables, operating losses and capital expenditures expected to be incurred in connection with the continued growth and development of the Company's business); (iv) approximately $17.9 million to repay advances from Holdings, which funds are intended to provide for the payment of Holdings' interest payments on the Term Loan Facility for three years; (v) approximately $10.1 million to repay debt plus accrued interest expected to be outstanding under the Bridge Facility, which bears interest at 12%, matures March 31, 1999 and requires prepayment in full from the proceeds of the Units Offering; (vi) approximately $10.0 million to fund an escrow account in connection with the UPS Guarantee obligations; (vii) approximately $7.2 million to pay deferred obligations; and (viii) approximately $14.8 million to pay estimated fees and expenses in connection with the Acquisition, the Offering and the New Bank Financing. The remaining net proceeds will be used for working capital purposes.

                                CAPITALIZATION

  The following table sets forth the cash and capitalization of the Company at March 31, 1998. This table should be read in conjunction with the consolidated financial statements of Holdings and of ARDIS and the related notes, the Pro Forma Financial Information and other financial information included elsewhere herein.

                                                           AS OF MARCH 31, 1998
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)
Cash, cash equivalents and restricted cash (1)...........        $135,279
                                                                 ========
Debt, including current portion:
  Bank Financing (2).....................................        $    --
  12 1/4% Senior Notes (3)...............................         326,510
  Other debt.............................................          39,196
                                                                 --------
    Total debt, including current portion................         365,706
                                                                 --------
Stockholders' equity (3).................................         181,374
                                                                 --------
      Total capitalization...............................        $547,080
                                                                 ========

---------------------
(1) Restricted cash includes Pledged Securities of $113.0 million.
(2) It is expected that the Company will have an additional $100.0 million available for borrowing under the Revolving Credit Facility and Holdings will assume the obligation for the $100.0 million Term Loan Facility.
(3) Reflects a debt discount of $8.5 million that was allocated to the Warrants associated with the issuance of Old Notes.

                       SELECTED FINANCIAL AND OTHER DATA

  The following selected historical financial information of American Mobile and Holdings has been derived from Holdings' historical financial statements and should be read in conjunction with such consolidated financial statements and the notes thereto incorporated by reference into this Prospectus. Holdings' Consolidated Financial Statements include the combined condensed financial statements of American Mobile in Note 17 for the three year period ended December 31, 1997. Holdings' Consolidated Financial Statements for each of the five years in the period ended December 31, 1997 have been audited by Arthur Andersen LLP, independent auditors.

  The following historical selected financial information for ARDIS as of and for each of the three years in the three-year period ended December 31, 1997 have been derived from the audited Combined Financial Statements of ARDIS, which have been audited by KPMG Peat Marwick LLP, independent auditors, and are incorporated by reference into this Prospectus.

  Selected historical financial information for American Mobile for 1993 and for ARDIS for 1993 and 1994 have been derived from the audited Consolidated Financial Statements of Holdings and unaudited combined financial statements of ARDIS, respectively. In the respective opinions of the management of American Mobile and ARDIS, such unaudited selected financial statements have been prepared on the same basis as the audited financial statements referred to above and include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the financial information for the periods presented.

  Selected historical financial information for American Mobile, Holdings and ARDIS as of and for the three months ended March 31, 1997 and 1998 have been derived from unaudited consolidated financial statements of Holdings and unaudited Combined Financial Statements of ARDIS, respectively. In the respective opinions of management of American Mobile, Holdings and ARDIS, such unaudited combined and consolidated financial statements have been prepared on the same basis as the audited financial statements referred to above and include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the financial information for the interim periods. Results of operations for the three months ended March 31, 1998, are not necessarily indicative of the results to be expected for fiscal 1998. The following data should be read in conjunction with the ARDIS' Combined Financial Statements and related notes and Holdings' Consolidated Financial Statements and related notes including American Mobile's combined condensed financial statements, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and other financial information included elsewhere or incorporated by reference herein, as applicable.

                                AMERICAN MOBILE
                  SELECTED COMBINED FINANCIAL AND OTHER DATA

                                                                              THREE MONTHS ENDED
                                     YEAR ENDED DECEMBER 31,                       MARCH 31,
                          --------------------------------------------------  --------------------
                            1993      1994      1995      1996       1997       1997       1998
                          --------  --------  --------  ---------  ---------  ---------  ---------
                           (DOLLARS IN THOUSANDS, EXCEPT SUBSCRIBERS AND REVENUE PER UNIT)
STATEMENT OF OPERATIONS
 DATA:
Revenues:
 Services...............  $    852  $  3,662  $  6,873  $   9,201  $  20,684  $   4,173  $   6,418
 Equipment..............       --      1,578     1,924     18,529     23,530      4,532      3,604
                          --------  --------  --------  ---------  ---------  ---------  ---------
 Total revenue..........       852     5,240     8,797     27,730     44,214      8,705     10,022
Cost of service and
 operations.............     7,188    10,241    23,863     30,471     31,959      8,873      7,728
Cost of equipment sold..       --      2,329     4,676     31,903     40,335      5,442      3,881
Sales and advertising...     2,942     5,882    22,683     24,541     12,030      3,221      2,993
General and
 administrative.........     8,375    12,231    17,285     16,212     14,890      4,777      3,659
Depreciation and
 amortization...........     7,459     4,541    11,568     45,496     44,535     10,463     10,689
                          --------  --------  --------  ---------  ---------  ---------  ---------
Operating loss..........   (25,112)  (29,984)  (71,278)  (120,893)   (99,535)   (24,071)   (18,928)
Interest and other
 income.................       202       847     1,242        552      1,122        945        141
Interest expense (1)....       --        --     (3,305)   (44,636)   (51,153)   (11,622)   (13,826)
                          --------  --------  --------  ---------  ---------  ---------  ---------
Net loss................  $(24,910) $(29,137) $(73,341) $(164,977) $(149,566)  $(34,748)  $(32,613)
                          ========  ========  ========  =========  =========  =========  =========
OTHER FINANCIAL AND
 OPERATING DATA:
Number of subscribers
 (end of period) (2)....       --        --        --      20,300     32,400     23,000     34,800
Average monthly revenue
 per unit (2)...........       --        --        --   $      81  $      65  $      64  $      64
EBITDA (3)..............   (17,653)  (25,443)  (59,710)   (75,397)   (54,125)   (12,733)    (8,239)
Capital expenditures....    64,044    50,762    83,776     14,054      8,598      1,126      3,574
Ratio of earnings to
 fixed charges (4)......       --        --        --         --         --         --         --

                                      AS OF DECEMBER 31,                    AS OF MARCH 31,
                         -----------------------------------------------  --------------------
                           1993     1994     1995      1996       1997      1997       1998(7)
                         -------- -------- --------  ---------  --------  ---------  ---------
                                              (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash
 equivalents............ $  4,012 $ 10,861 $  8,864  $   2,182  $  2,106  $   1,572  $  21,279
Property and equipment,
 net (5)................  220,520  275,146  383,301    287,127   250,335    278,286    280,894
Total assets............  230,226  292,971  419,546    386,537   351,796    377,518    574,473
Total debt (6)..........  157,630  244,849  425,863    545,432   660,399    579,651    365,705
Total stockholders'
 equity (deficit).......   61,701   32,564  (40,779)  (205,754) (355,320)  (237,787)  (169,991)

---------------------
(1) Includes interest expense accrued on inter-company loans between Holdings and American Mobile in the amount of $2.4 million in 1995, $29.5 million in 1996, $29.5 million in 1997, $7.3 million for the three months ended March 31, 1997 and $7.2 million for the three months ended March 31, 1998, net of inter-company interest capitalized of $9.0 million in 1993, $9.4 million in 1994 and $21.1 million in 1995.
(2) Prior to 1996 American Mobile was a development stage company and leased satellite capacity primarily on a pass-thru basis. As such, subscriber information is not available for periods prior to 1996. Average monthly revenue per unit for year ending December 31, 1996 was calculated on an average monthly basis after adjusting both subscribers and revenues to normalize for the acquisition, in late 1996, of MCSS.
(3) EBITDA consists of operating income (loss) plus depreciation and amortization. EBITDA is a financial measure commonly used in The Company's industry and should not be construed as an alternative to operating income (as determined in accordance with GAAP) or as a measure of liquidity. EBITDA does not represent funds available for dividends, reinvestment or other discretionary activities. EBITDA for the three-months ending March 31, 1997 and the year ending December 31, 1997 have been adjusted to include $875,000 of other income from the licensing of certain technology.
(4) For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as loss before income taxes and extraordinary items plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs, accretion of discount on preferred stock and a reasonable approximation of the interest factor included in rental payments on operating leases. Earnings were inadequate to cover fixed charges for the years ended December 31, 1993, 1994, 1995, 1996 and 1997 by $47.3 million, $42.1 million, $99.1 million, $165.0 million, and $150.0 million respectively, and for the three months ended March 31, 1997 and 1998 by $34.7 million and $32.6 million, respectively.
(5) Includes capitalized interest of $22.4 million, $12.9 million, and $25.7 million in 1993, 1994 and 1995, respectively.
(6) Includes $103.2 million in 1993, $163.3 million in 1994, $349.5 million in 1995, $400.8 million in 1996, $441.8 million in 1997 and $404.0 million as of March 31, 1997, of inter-company loans between Holdings and American Mobile.
(7) Includes the acquisition of ARDIS and contribution of intercompany loans by Holdings.

                                    HOLDINGS
                      SELECTED CONSOLIDATED FINANCIAL DATA

                                                                              THREE MONTHS ENDED
                                     YEAR ENDED DECEMBER 31,                       MARCH 31,
                          --------------------------------------------------  ---------------------
                            1993      1994      1995      1996       1997       1997       1998
                          --------  --------  --------  ---------  ---------  ---------  ----------
                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS
 DATA:
Revenues:
 Services...............  $    852  $  3,662  $  6,873  $   9,201  $  20,684  $   4,153  $   6,418
 Equipment..............       --      1,578     1,924     18,529     23,530      4,532      3,604
                          --------  --------  --------  ---------  ---------  ---------  ---------
 Total revenue..........       852     5,240     8,797     27,730     44,214      8,685     10,022
Cost of service and
 operations.............     7,232    10,327    23,948     30,471     31,959      8,873      7,728
Cost of equipment sold..       --      2,329     4,676     31,903     40,335      5,442      3,881
Sales and advertising...     3,010     5,973    22,775     24,541     12,066      3,221      3,022
General and
 administrative.........     7,528    11,674    16,681     17,464     14,819      4,868      3,631
Depreciation and
 amortization...........     7,459     4,541    11,218     43,390     42,430      9,937     10,163
                          --------  --------  --------  ---------  ---------  ---------  ---------
Operating loss..........   (24,377)  (29,604)  (70,501)  (120,039)   (97,395)   (23,656)   (18,403)
Interest and other
 income (expense).......       569     8,501     4,500        552       (179)       945       (201)
Interest expense........       --        --       (916)   (15,151)   (21,633)    (4,370)    (6,638)
                          --------  --------  --------  ---------  ---------  ---------  ---------
Loss before
 extraordinary item.....   (23,808)  (21,103)  (66,917)  (134,638)  (119,207)   (27,081)   (25,242)
Extraordinary item (1)..    (1,372)      --        --         --         --         --         --
                          --------  --------  --------  ---------  ---------  ---------  ---------
Net loss................  $(25,180) $(21,103) $(66,917) $(134,638) $(119,207) $ (27,081) $ (25,242)
                          ========  ========  ========  =========  =========  =========  =========
Loss per share of Common
 Stock:
Loss before
 extraordinary item.....  $  (2.36) $  (0.86) $  (2.69) $   (5.38) $   (4.74) $   (1.08) $   (1.00)
Extraordinary item......     (0.13)      --        --         --         --         --         --
                          --------  --------  --------  ---------  ---------  ---------  ---------
Net loss per common
 share..................  $  (2.49) $  (0.86) $  (2.69) $   (5.38) $   (4.74) $   (1.08) $   (1.00)
                          ========  ========  ========  =========  =========  =========  =========
Weighted average shares
 outstanding (000's)....    10,103    24,672    24,900     25,041     25,131     25,109     25,241
                                        AS OF DECEMBER 31,                      AS OF MARCH 31,
                          --------------------------------------------------  ---------------------
                            1993      1994      1995      1996       1997       1997      1998(3)
                          --------  --------  --------  ---------  ---------  ---------  ----------
                                                (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash
 equivalents............  $243,060  $166,004  $  8,865  $   2,182  $   2,106  $   1,572  $  21,279
Property and equipment,
 net (2)................   211,461   274,656   362,105    267,863    233,174    259,546    264,261
Total assets............   460,382   448,674   398,351    350,173    311,447    345,628    574,145
Total debt..............    82,585    81,572    76,362    144,601    218,563    175,649    465,706
Total stockholders'
 equity.................   367,370   351,544   287,527    158,700     46,131    132,817     80,994

---------------------
(1) Reflects extraordinary losses on debt conversion associated with the initial public offering. Net loss per share on a pro forma basis, after giving effect to the debt conversion, would have been ($2.15).
(2) In 1993, 1994 and 1995, capitalized interest was $13.3 million, $3.5 million and $4.7 million, respectively.
(3) Includes the acquisition of ARDIS on March 31, 1998.

                                     ARDIS
                  SELECTED COMBINED FINANCIAL AND OTHER DATA

                                                                            THREE MONTHS ENDED
                                    YEAR ENDED DECEMBER 31,                      MARCH 31,
                          ------------------------------------------------  --------------------
                            1993      1994      1995      1996      1997      1997       1998
                          --------  --------  --------  --------  --------  ---------  ---------
                            (DOLLARS IN THOUSANDS, EXCEPT SUBSCRIBERS AND REVENUE PER UNIT)
STATEMENT OF OPERATIONS
 DATA:
Revenues:
 Services...............  $ 43,831  $ 48,561  $ 40,006  $ 43,413  $ 41,923  $  10,598  $   9,541
 Equipment and
  consulting............     2,773     2,346     1,266     1,884     2,326        327        530
                          --------  --------  --------  --------  --------  ---------  ---------
 Total revenue..........    46,604    50,907    41,272    45,297    44,249     10,925     10,071
Cost of service and
 operations.............    39,078    38,923    39,884    32,805    31,940      7,179      7,795
Cost of equipment sold..     1,756     1,621     1,878     1,350     2,233        466        581
Selling and
 advertising............    10,193    14,311    15,164    13,677     5,888      1,528      1,562
General and
 administration.........     7,979     8,785    10,623     9,364     6,970      1,105      1,487
Depreciation and
 Amortization...........     7,888    10,098    14,355    17,269    14,586      3,580      3,291
Non-recurring expense
 (1)....................    20,414       --        --        --        --         --         --
                          --------  --------  --------  --------  --------  ---------  ---------
Operating loss..........   (40,704)  (22,831)  (40,632)  (29,168)  (17,368)    (2,933)    (4,645)
Interest income.........       258       327       481       198       150         34          5
Interest expense........       --        --       (688)   (1,556)   (1,331)      (362)      (282)
                          --------  --------  --------  --------  --------  ---------  ---------
Net loss before taxes...   (40,446)  (22,504)  (40,839)  (30,526)  (18,549)    (3,261)    (4,922)
Income tax benefit......       --        --     15,586    11,528     6,807      1,141      1,702
                          --------  --------  --------  --------  --------  ---------  ---------
Net loss................  $(40,446) $(22,504) $(25,253) $(18,998) $(11,742) $  (2,120) $  (3,220)
                          ========  ========  ========  ========  ========  =========  =========
OTHER FINANCIAL AND
 OPERATING DATA:
Number of subscribers
 (end of period)........    24,800    33,100    44,200    52,500    55,400     54,600     57,600
Average monthly revenue
 per unit...............  $    150  $    140  $     86  $     75  $     65  $      66  $      56
EBITDA (2)..............   (32,816)  (12,733)  (26,277)  (11,899)   (2,782)      (647)    (1,354)
Capital expenditures....    17,966    17,303    42,366     4,806     1,736        655      1,317
Ratio of earnings to
 fixed charges (3)......       --        --        --        --        --         --         --
                                       AS OF DECEMBER 31
                          ------------------------------------------------
                            1993      1994      1995      1996      1997
                          --------  --------  --------  --------  --------
                                               (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash
 equivalents............  $  8,896  $ 16,035  $  6,985  $  5,289  $  2,082
Property and equipment,
 net....................    31,738    38,476    65,228    53,302    41,801
Total assets............    61,113    83,368   103,231    91,252    69,830
Total debt..............       --        --     18,019    16,395    12,831
Total stockholders'
 equity.................    48,143    55,940    72,267    65,141    48,092

---------------------
(1) Non-recurring item represents the write-off of previously capitalized software development costs.
(2) EBITDA consists of operating income (loss) plus depreciation and amortization. EBITDA is a financial measure commonly used in the Company's industry and should not be construed as an alternative to operating income (as determined in accordance with GAAP) or as a measure of liquidity. EBITDA does not represent funds available for dividends, reinvestment or other discretionary activities. EBITDA for 1993 includes extraordinary items. EBITDA for 1993 includes a non-recurring charge in the amount of $20.4 million relating to the write-off of previously capitalized software development costs.
(3) For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as loss before income taxes and extraordinary item plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs, accretion of discount on preferred stock and a reasonable approximation of the interest factor included in rental payments on operating leases. Earnings were inadequate to cover fixed charges for the years ended December 31, 1993, 1994, 1995, 1996 and 1997 by $40.4 million, $22.5 million, $40.8 million, $30.5 million and $18.5 million, respectively, and for the three months ended March 31, 1997 and 1998 by $3.3 million and $4.9 million, respectively.

                        PRO FORMA FINANCIAL INFORMATION

  The accompanying pro forma financial information of the Company gives effect to (i) the Acquisition, (ii) the Offering and (iii) the New Bank Financing as if such transactions had been consummated on January 1 of each of the periods presented. The pro forma condensed financial information is presented for illustrative purposes only and is not necessarily indicative of what the Company's actual financial position and results of operations would have been had the above-referenced transactions been consummated as of the above-referenced dates or of the financial position or results of operations that may be reported by the Company in the future.

  The following data should be read in conjunction with Holdings' Consolidated Financial Statements and related notes and ARDIS' Combined Financial Statements and related notes.

                                  THE COMPANY
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                                   THREE MONTHS ENDED MARCH 31, 1998
                           ----------------------------------------------------
                                                   PRO FORMA
                                                  ADJUSTMENTS
                           AMERICAN           --------------------  PRO FORMA:
                            MOBILE    ARDIS   ACQUISITION OFFERING  THE COMPANY
                           --------  -------  ----------- --------  -----------
                                        (DOLLARS IN THOUSANDS)
Revenues:
 Services................  $  6,418  $ 9,541   $ (139)(1)            $ 15,820
 Equipment and
  consulting.............     3,604      530                            4,134
                           --------  -------                         --------
 Total revenue...........    10,022   10,071                           19,954
Cost of service and
 operations..............     7,728    7,795     (139)(1)              15,384
Cost of equipment sold...     3,881      581                            4,462
Sales and advertising....     2,993    1,562                            4,555
General and
 administrative..........     3,659    1,487                            5,146
Depreciation and             10,689    3,291      845 (3)              14,501
 amortization............
                                                 (324)(2)
                           --------  -------                         --------
Operating loss...........   (18,928)  (4,645)                         (24,094)
Interest and other
 income..................       141        5              1,413 (5)     1,559
Interest expense.........   (13,826)    (282)               590 (4)   (13,518)
                           --------  -------                         --------
Loss before income tax
 benefit.................   (32,613)  (4,922)                         (36,053)
Income tax benefit.......       --     1,702   (1,702)(6)                 --
                           --------  -------                         --------
Net loss.................  $(32,613) $(3,220)                        $(36,053)
                           ========  =======                         ========


        See Notes to Pro Forma Financial Information on following pages.

                                  THE COMPANY
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                                  THREE MONTHS ENDED MARCH 31, 1997
                          -----------------------------------------------------
                                                   PRO FORMA
                                                  ADJUSTMENTS
                                             ---------------------
                          AMERICAN                                  PRO FORMA:
                           MOBILE    ARDIS   ACQUISITION OFFERING   THE COMPANY
                          --------  -------  ----------- ---------  -----------
                                        (DOLLARS IN THOUSANDS)
Revenues:
 Services...............  $  4,173  $10,598   $  (97)(1)             $ 14,674
 Equipment and
  consulting............     4,532      327                             4,859
                          --------  -------                          --------
  Total revenue.........     8,705   10,925                            19,533
Cost of service and
 operations.............     8,873    7,179      (97)(1)               15,955
Cost of equipment sold..     5,442      466                             5,908
Sales and advertising...     3,221    1,528                             4,749
General and
 administrative.........     4,777    1,105                             5,882
Depreciation and
 amortization...........    10,463    3,580      845 (3)               14,564
                          --------  -------                          --------
                                                (324)(2)
Operating loss..........   (24,071)  (2,933)                          (27,525)
Interest and other
 income.................       945       34               1,413 (5)     2,392
Interest expense........   (11,622)    (362)             (1,576)(4)   (13,560)
                          --------  -------                          --------
Loss before income tax
 benefit................   (34,748)  (3,261)                          (38,693)
Income tax benefit......       --     1,141   (1,141)(6)                  --
                          --------  -------                          --------
Net loss................  $(34,748) $(2,120)                         $(38,693)
                          ========  =======                          ========


        See Notes to Pro Forma Financial Information on following pages.

                                  THE COMPANY
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                                     YEAR ENDED DECEMBER 31, 1997
                          --------------------------------------------------------
                                                    PRO FORMA:
                                                   ADJUSTMENTS
                                               ----------------------
                          AMERICAN                                     PRO FORMA:
                           MOBILE     ARDIS    ACQUISITION   OFFERING  THE COMPANY
                          ---------  --------  -----------   --------  -----------
                                        (DOLLARS IN THOUSANDS)
Revenues:
 Services...............  $  20,684  $ 41,923    $  (498)(1)            $  62,109
 Equipment and
  consulting............     23,530     2,326                              25,856
                          ---------  --------                           ---------
  Total revenue.........     44,214    44,249                              87,965
Cost of service and
 operations.............     31,959    31,940       (498)(1)               63,401
Cost of equipment sold..     40,335     2,233                              42,568
Sales and advertising...     12,030     5,888                              17,918
General and
 administrative.........     14,890     6,970                              21,860
Depreciation and
 amortization...........     44,535    14,586      3,380 (3)               61,204
                          ---------  --------                           ---------
                                                  (1,297)(2)
Operating loss..........    (99,535)  (17,368)                           (118,986)
Interest and other
 income.................      1,122       150                5,208 (5)      6,480
Interest expense........    (51,153)   (1,331)                (141)(4)    (52,625)
                          ---------  --------                           ---------
Loss before income tax
 benefit................   (149,566)  (18,549)                           (165,131)
Income tax benefit......        --      6,807     (6,807)(6)                  --
                          ---------  --------                           ---------
Net loss................  $(149,566) $(11,742)                          $(165,131)
                          =========  ========                           =========


        See Notes to Pro Forma Financial information on following pages.

                   NOTES TO PRO FORMA FINANCIAL INFORMATION

  The pro forma financial information is based on the following assumptions and adjustments:

(1) Reflects the elimination of revenues and related operating expenses on transactions between American Mobile and ARDIS.

(2) Reflects the elimination of goodwill amortization recorded by ARDIS.

(3) Reflects the amortization, over a 20-year life, of the excess of purchase price of ARDIS over fair market value of assets acquired.

(4) Reflects adjustments to interest expense as follows:

                                                   YEAR     THREE MONTHS
                                                  ENDED    ENDED MARCH 31,
                                                 DECEMBER  ----------------
                                                 31, 1997   1997     1998
                                                 --------  -------  -------
                                                  (DOLLARS IN THOUSANDS)
    (a) Adjustment of interest expense and debt
        costs on New Bank Financing and vendor
        financing..............................  $(15,227) $(2,819) $(4,530)
    (b) Interest expense on the Notes and
        amortization of debt discount .........    41,887   10,471   10,471
    (c) Amortization of Note issuance costs....     1,225      306      306
    (d) Amortization of the Guarantee Warrants
        .......................................     1,776      870      351
    (e) Elimination of inter-company interest..   (29,520)  (7,252)  (7,188)
                                                 --------  -------  -------
                                                 $    141  $ 1,576  $  (590)
                                                 ========  =======  =======

  The assumptions in connection with the above pro forma interest expense adjustments are as follows:

   (a) Reflects (i) an increase of 25 basis points in the interest rate of the New Bank Financing relative to the Bank Financing, (ii) the elimination of interest expense applicable to the Bank Financing and vendor financing which is to be partially repaid with the proceeds from the sale of the Units and (iii) the elimination of interest expense and deferred financing costs (including costs associated with the Guarantee Warrants) which were incurred in connection with the Bank Financing on Holdings' $100.0 million Term Loan Facility.

   (b) Reflects interest expense on the Notes at 12 1/4% and amortization of the $8.5 million debt discount.

   (c) Reflects the amortization, over ten years, of debt issuance costs of approximately $12.2 million associated with the Notes.

   (d) Reflects the amortization, over a five-year period, of the Guarantee Warrants related to the New Bank Financing.

   (e) Reflects the elimination of inter-company interest expense between American Mobile and Holdings in connection with the contribution of inter-company notes by Holdings to the Company.

(5) Reflects interest income earned on the Pledged Securities at an average interest rate of 5.0%.

(6) Reflects the elimination of a tax sharing arrangement between ARDIS and Motorola.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

  General. The Company believes that its targeted customer base selects its communications service provider based on a variety of considerations including network coverage and quality as well as the total cost of ownership. The Company also believes that the coverage and quality of its network are superior to other competing networks. As a result, the Company believes it is able to price its offerings at a premium to other competitors. However, to remain competitive and to accelerate penetration of its targeted markets, as well as to gain access to new markets, the Company seeks to lower the customers' total cost of ownership of its products and services.

  Total cost of ownership is comprised of three main components: (i) equipment costs, (ii) software application costs and (iii) usage fees. Currently, American Mobile and ARDIS benefit from positive trends in equipment pricing. Historically, manufacturers have been able to provide similar products at significantly lower prices and enhanced products at relatively lower prices. The Company is working closely with a number of equipment vendors to develop more capable, less costly next generation devices. As a result, the Company believes that the cost of its equipment will decline in the future. American Mobile and ARDIS also have benefited, although to a lesser degree, from trends in the software industry that have resulted in lower prices for software applications. In the future, the Company intends to increase its offering of pre-packaged software as standardized applications become more advanced. The Company believes that by offering pre-packaged applications, it will be able to lower its customers' total cost of ownership. The Company also is able to lower the total cost of ownership by offering a wide range of product offerings and service packages. The Company provides its data customers with a choice of multi-mode or single mode (i.e., satellite and/or terrestrial) products as well as a variety of service packages that vary the mix of fixed access and variable usage fees. Depending on where, how and when a customer intends to use the Company's network, it can select among various products and service packages to minimize its monthly usage fee.

  Revenues. American Mobile and ARDIS generate their service revenues from fixed monthly access charges and variable usage fees. Both companies also have entered into certain multi-year take-or-pay contracts with resellers and value-added service providers ("VASPs"). The Company anticipates that such resellers and VASPs will represent an increasing percentage of its revenue and its customer base in the future. In addition, American Mobile sells bulk channel capacity on its satellite under take-or-pay contracts that generally last for five years. Each month a percentage of the Company's customer base may terminate its service for a variety of reasons, including failure to pay, dissatisfaction with the service or the use of a competing service. However, the Company believes that given the generally high quality of its service, the long-term nature of many of its contracts, the significant up-front investment required to install a new system and the critical nature of the service provided, the Company experiences relatively low levels of turnover.

  American Mobile generates additional revenues from the sale of equipment. As a result of certain manufacturer requirements to purchase bulk quantities of inventory and American Mobile's shift from a consumer to a business customer focus in 1996, American Mobile has not sold subscriber equipment at a positive margin and does not expect to do so in the future. ARDIS generates additional revenues from consulting fees earned during service implementation and from equipment sales, but the majority of ARDIS' customers buy their equipment directly from manufacturers.

  Costs and Expenses. American Mobile and ARDIS operate wireless networks which have been deployed on a nationwide scale. As a result, both companies have incurred, and the Company will continue to incur, large fixed costs related to the ongoing maintenance and operation of the network. Major components of the Company's fixed cost structure include (i) lease expense related to the network's approximately 1,700 base stations, dedicated and frame relay access lines and network backbone, (ii) operation of American Mobile's and ARDIS' network operations and control centers, (iii) satellite telemetry, tracking and control expenses and (iv) satellite insurance. American Mobile and ARDIS also have incurred significant sales and marketing expenses as they have grown their customer bases. Both companies recently reoriented their sales and marketing efforts toward serving business customers. Previously, both American Mobile and ARDIS spent significant time and resources to penetrate consumer markets. Toward this end, the companies developed large, consumer-oriented sales and marketing organizations that resulted in increased operating expenses without corresponding subscriber growth. The Company believes that it now has developed an appropriate sales and marketing infrastructure to meet the anticipated demand of its business customers.

  The Company believes that, as a result of the Acquisition, it will be able to capitalize upon meaningful operational synergies which could expedite the Company's ability to generate positive EBITDA and free cash flow (operating cash flow less capital expenditures). In addition, the Company believes it will be able to enhance revenue growth through cross-selling opportunities between American Mobile's and ARDIS' salesforces. The Company also expects to rationalize its cost structure through (i) network optimization and integration, (ii) office and systems consolidation and (iii) limited personnel reductions.

  To date, American Mobile and ARDIS have experienced significant operating and net losses and negative EBITDA as they have developed their networks. The Company expects that it will continue to experience such operating losses and negative EBITDA until such time as it develops a revenue-generating customer base sufficient to fund its operating expenses.

THE COMPANY

  The results discussed below represent information relating to Holdings, on a consolidated basis. Major differences between the financial statements of Holdings and the Company are (i) the Term Loan Facility is an obligation of Holdings and, as such, the related debt and interest costs are not included in the Company's financial statements and (ii) certain inter-company management fees and expenses between Holdings and Company that are not eliminated at the Company level.

 Three Months Ended March 31, 1998 Compared to Three Months Ended March 31,
1997

  Operating Revenues. Service revenues, which include both the Company's voice and data services, approximated $6.4 million for the quarter ended March 31, 1998 as compared to $4.2 million for the same period in 1997 and represents a 52% increase year over year. Service revenue from voice services increased 78% from approximately $1.8 million in the first quarter of 1997 to approximately $3.2 million in the comparable period of 1998. The $1.4 million increase was primarily a result of an 85% increase in voice customers during the first quarter of 1998 as compared to the comparable period in 1997. Service revenue from the Company's data services approximated $2.3 million in the first quarter of 1998, as compared to $1.6 million for the comparable quarter of 1997, an increase of $700,000 or 44%. The increase was primarily a result of a 25% increase in data units. Service revenue from capacity resellers, who handle both voice and data services, approximated $805,000 in the first quarter of 1998, as compared to $518,000 for the first quarter of 1997, an increase of $287,000 or 55%. As of March 31, 1998 and 1997, receivables relating to service revenues were $4.0 million and $3.0 million, respectively.

  Revenue from the sale of mobile data terminals and mobile telephones decreased 20% from $4.5 million in the first quarter of 1997 to $3.6 million in the first quarter of 1998. The decrease was primarily attributable to reduced sales of voice products, as well as certain price reductions made in the first quarter of 1998. As of March 31, 1998 and 1997, receivables relating to equipment revenue were $2.5 million and $7.0 million respectively.

  Costs and Expenses. Cost of service and operations for the first quarter of 1998, which includes costs to support subscribers and to operate the Satellite Network, were $7.7 million for 1998 and $8.9 million for the same period of 1997. Cost of service and operations for the first quarter of 1998 and 1997, as a percentage of revenues, were 77% and 102%, respectively. The decrease in cost of service and operations was primarily attributable to a reduction in information technology costs affected by dramatically reducing the dependence on outside consultants, offset by increased interconnect charges associated with increased service usage.

  The cost of equipment sold decreased 28% from $5.4 million in the first quarter of 1997 to $3.9 million for the same period in 1998. The dollar decrease in the cost of equipment sold is primarily attributable to (i) a corresponding decrease in voice equipment sales and (ii) the impact of the inventory valuation allowance recorded in the fourth quarter of 1997.

  Sales and advertising expenses were $3.0 million in the first quarter of 1998, compared to $3.2 million for the same period in 1997. Sales and advertising expenses as a percentage of revenue were 30% in the first quarter of 1998 and 37% in the first quarter of 1997. The decrease of sales and advertising expenses was primarily attributable to a reduction in subscriber acquisition costs as the first quarter marketing and promotional initiatives were put on hold pending the Acquisition. It is anticipated that these costs will increase as the Company rolls out new marketing programs associated with the new corporate strategy.

  General and administrative expenses for the first quarter of 1998 were $3.6 million, compared to $4.9 million in the first quarter of 1997. As a percentage of revenue, general and administrative expenses represented 36% in the first quarter of 1998 and 56% in the first quarter of 1997. The decrease in general and administrative expenses for 1998 compared to 1997 was primarily attributable to (i) a $775,000 reduction in personnel expenses as a result of deferred hiring decisions and (ii) a $371,000 reduction in insurance premiums, primarily related to the negotiation of better rates on certain key insurance policies.

  Depreciation and amortization expense was $10.2 million and $9.9 million for the first quarter of 1998 and 1997, respectively, representing approximately 102% and 114% of revenue for the first quarter of 1998 and 1997, respectively. The increase in depreciation and amortization expense was attributable to depreciation on newly-acquired assets.

  Interest and Other Income. Interest and other income was $141,000 for the first quarter of 1998 compared to $945,000 for the same period in 1997. The decrease was a result of other income in the amount of $875,000 representing proceeds from the licensing of certain technology associated with the Satellite Network received in the first quarter of 1997, offset by a $100,000 increase in interest income earned on certain escrowed monies. The Company incurred $6.6 million of interest expense in the first quarter of 1998 compared to $4.4 million for the same period in 1997, reflecting (i) the amortization of debt discount and debt offering costs in the amount of $2.5 million in 1998, compared to $1.8 million in 1997, and (ii) higher outstanding loan balances as compared to 1997.

  Capital Expenditures. Net capital expenditures, including additions financed through vendor financing arrangements, for the first quarter of 1998 for property and equipment were $1.1 million compared to $1.8 million for the same period in 1997. The decrease was largely attributable to the reduction in the acquisition of assets necessary to complete the satellite network.

 Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

  Operating Revenues. Service revenues, which include both the Company's voice and data services, approximated $20.7 million for 1997 as compared to $9.2 million for 1996 and represents a 125% increase year over year. Service revenue from voice services increased 100% from approximately $5.0 million in 1996 to approximately $10.0 million in 1997. The $5.0 million increase was primarily a result of a 101% increase in voice customers during 1997. Service revenue from the Company's data services approximated $7.6 million in 1997, as compared to $2.3 million for 1996, an increase of $5.4 million or 245%. The increase was primarily a result of additional revenue from dual mode subscribers added as a result of the acquisition, on November 1996, of Rockwell's dual mode mobile messaging and global positioning and monitoring service, as compared to the revenue received in 1996 for satellite capacity leased by Rockwell. Service revenue from capacity resellers, who handle both voice and data services, approximated $2.8 million in 1997, as compared to $1.8 million in 1996, an increase of $1.0 million or 56%. As of December 31, 1997 and 1996, receivables relating to service revenues were $3.6 million and $1.8 million, respectively.

  Revenue from the sale of mobile data terminals and mobile telephones increased 27% from $18.5 million in 1996 to $23.5 million in 1997. The increase was primarily attributable to increased equipment sales of the dual-mode mobile messaging product, discussed above. As of December 31, 1997 and 1996, receivables relating to equipment revenue were $5.9 million and $5.8 million respectively.

  Costs and Expenses. Cost of service and operations for 1997, which includes costs to support subscribers and to operate the Satellite Network, were $32.0 million for 1997 and $30.5 million for 1996. Cost of service and operations for 1997 and 1996, as a percentage of revenues, were 72% and 110%, respectively. The increase in cost of service and operations was primarily attributable to (i) increased interconnect charges associated with increased service usage by customers, and (ii) the additional cost associated with supporting the dual mode mobile messaging product discussed above, offset by a reduction in information technology costs affected by dramatically reducing the dependence on outside consultants.

  The cost of equipment sold increased 26% from $31.9 million in 1996 to $40.3 million in 1997. The dollar increase in the cost of equipment sold is primarily attributable to (i) increased sales as a result of the acquisition of the dual mode messaging product, (ii) an increase of $600,000 in inventory carrying costs as certain subscriber equipment contracts were fulfilled, and
(iii) a $12.0 million write down of inventory to net realizable value in 1997 as compared to $11.1 million write down and reconfiguration charges in 1996.

  Sales and advertising expenses were $12.1 million in 1997, compared to $24.5 million in 1996. Sales and advertising expenses as a percentage of revenue were 27% in 1997 and 88% in 1996. The decrease of sales and advertising expenses was primarily attributable to (i) a more focused approach to advertising as the company has moved from consumer markets to targeted business-to-business sales, and the resulting reduction in print advertising,
(ii) increased costs in the first quarter of 1996 for the development of collateral material needed to support the sales effort, and (iii) costs incurred in the first quarter of 1996 associated with the formal launch of service.

  General and administrative expenses for 1997 were $14.8 million, compared to $17.5 million in 1996. As a percentage of revenue, general and administrative expenses represented 34% in 1997 and 63% in 1996. The decrease in general and administrative expenses for 1997 compared to 1996 was primarily attributable to reductions made in staffing as a result of a management restructuring in the third quarter of 1996 and the associated severance costs.

  Depreciation and amortization expense was $42.4 million and $43.4 million in 1997 and 1996, respectively, representing approximately 96% and 156% of revenue for 1997 and 1996, respectively. The overall dollar and percentage decrease in depreciation and amortization expense was attributable to the reduction of the carrying value of the satellite as a result of the resolution, in August 1996, of claims under the Company's satellite insurance contracts and policies and the receipt of approximately $66.0 million, offset by a $1.0 million one-time charge, in the second quarter of 1997, associated with increased amortization in accordance with SFAS No. 86 of certain cost associated with software development for the mobile data product.

  Interest and Other Income. Interest income was $247,000 in 1997 compared to $552,000 in 1996. The decrease was a result of lower average cash balances. The Company incurred $21.6 million of interest expense in 1997 compared to $15.2 million of interest expense in 1996 reflecting (i) the amortization of debt discount and debt offering costs in the amount of $9.4 million in 1997, compared to $5.7 million in 1996, and (ii) higher outstanding loan balances as compared to 1996. During 1997, the Company received other income in the amount of $875,000 representing proceeds from the licensing of certain technology associated with the Satellite Network.

  Interest expense in 1997 was significant as a result of borrowings under the Bank Financing, as well as the amortization of borrowing costs incurred in conjunction with securing the facility. It is anticipated that interest costs will continue to be significant as a result of the Bank Financing, Bridge Financing, and Acquisition, (see "Liquidity and Capital Resources").

  Capital Expenditures. Net capital expenditures, including additions financed through vendor financing arrangements, for 1997 for property and equipment were $8.8 million compared to capital reductions of $51.0 million in 1996. The $59.4 million increase was largely attributable to (i) the net proceeds in 1996 of $66.0 million from the resolution of the claims under the Company's satellite insurance contracts and policies (see "Liquidity and Capital Resources") and (ii) the decrease in asset acquisitions associated with the final build-out of the communications ground segment (the "CGS").

 Years Ended December 31, 1996 and 1995

  Service Revenues. Service revenues, which include both the Company's voice and data services, approximated $9.2 million for 1996 as compared to $6.9 million for 1995 which represents a 33% increase year over year. Service revenue from voice services approximated $5.0 million in 1996, including approximately $1.3 million attributable to satellite capacity leased to TMI, under a commitment which was completed in May 1996. Service revenue from the Company's data and position location services ("Mobile Data Communication Service") approximated $2.2 million in 1996, as compared to $1.7 for 1995, an increase of $500,000 or 29%. Service revenue from capacity resellers who handle both voice and data services, approximated $1.8 million in 1996, as compared to $5.2 million in 1995, a decrease of $3.4 million or 65%. Prior to 1996, the Company provided its Mobile Data Communication Service using satellite capacity leased from the Communications Satellite Corporation ("COMSAT"), the cost of which was passed through to one customer (Rockwell). The decrease in revenue from capacity resellers reflects the reduced revenue from Rockwell resulting from lower billings for the use of the lower cost MSAT-2 versus billings attributable to the leased COMSAT satellite applied on a pass-through basis. As previously discussed, the Company acquired the dual mode mobile messaging and global positioning and monitoring service of Rockwell in November 1996. At December 31, 1996 and 1995, receivables relating to service revenues were $1.8 million and $405,000, respectively.

  Revenue from the sale of mobile data terminals and mobile telephones increased from $1.9 million in 1995 to $18.5 million in 1996, primarily attributable to (i) the Company's introduction of certain voice products in the fourth quarter of 1995 and the resulting sale of mobile telephones, and
(ii) the increased availability of mobile data terminals in 1996 compared to 1995 following a contract signed with a mobile data terminal manufacturer in February 1995.

  Costs and Expense. The Company's costs and expenses have primarily increased in connection with the start of full commercial service in December 1995. Cost of service and operations for 1996, which includes costs to support subscribers and to operate the Satellite Network, were $30.5 million for 1996, an increase of $6.5 million from 1995. Cost of service and operations for 1996 and 1995, as a percentage of revenue were 110% and 272%, respectively. The dollar increase in cost of service and operations was primarily attributable to (i) additional personnel and related costs to support both existing and anticipated customer demand, (ii) increased costs associated with the on-going maintenance of the Company's billing systems and the CGS, and (iii) $6.5 million of insurance expense for in-orbit insurance coverage for MSAT-2, offset by the elimination of COMSAT lease expense reflecting the transition of the Company's customers from the leased satellite to MSAT-2.

  The cost of equipment sold increased to $31.9 million in 1996 from $4.7 million in 1995. The increase in cost of equipment sold is primarily attributable to (i) the Company's introduction of certain voice products in the fourth quarter of 1995 and the resulting sale of mobile telephones, (ii) the availability of mobile data terminals in 1996 compared to 1995, (iii) a $4.2 million charge in 1996 for the reconfiguration of certain components to better meet customer requirements, and (iv) a $6.9 million write down of inventory to net realizable value in 1996.

  Sales and advertising expenses were $24.5 million in 1996, compared to $22.8 million in 1995. Sales and advertising expenses as a percentage of revenue were 88% in 1996 and 259% in 1995. The increase of sales and advertising expenses was primarily attributable to (i) additional head count and personnel related costs associated with the increase in sales staff, and (ii) increased costs directly associated with the increase in subscriber acquisition programs, offset by a $1.4 million charge, in 1995, associated with the re-acquisition of defective equipment located at a customer site and settlement of related disputes.

  General and administrative expenses for 1996 were $17.5 million, an increase of $0.8 million as compared to 1995. As a percentage of revenue, general and administrative expenses represented 63% in 1996 and 190% in 1995. The dollar increase in general and administrative expenses for 1996 compared to 1995 was primarily attributable to (i) approximately $675,000 of severance costs associated with a management restructuring and (ii) an increase in facilities rents and utilities of $236,000. The decrease of general and administrative expenses as a percentage of operating expenses was attributable to the overall increase in operating expenses.

  Depreciation and amortization expense was $43.4 million and $11.2 million in 1996 and 1995, respectively, representing approximately 156% and 128% of revenue for 1996 and 1995, respectively. The increase in depreciation and amortization expense was attributable to the commencement of depreciation of both MSAT-2 and related assets and the CGS in the fourth quarter of 1995.

  Interest and Other Income. Interest and other income was $552,000 in 1996 compared to $4.5 million in 1995. The decrease was a result of lower average cash balances. The Company incurred $15.2 million of interest expense in 1996 compared to $916,000 of interest expense in 1995 reflecting (i) the discontinuation of interest cost capitalization as a result of substantially completing the Satellite Network in the fourth quarter of 1995, (ii) the amortization of debt discount and debt offering costs (including Guarantee Warrants (see "Liquidity and Capital Resources")) relating to the Bridge Financing and Bank Financing (see "Liquidity and Capital Resources"), and
(iii) higher outstanding loan balances as compared to 1995.

  Capital Expenditures. Net capital reductions, including additions financed through vendor financing arrangements, for 1996 for property and equipment were $51.0 million compared to capital expenditures of $86.7 million in 1995. The decrease was largely attributable to (i) the net proceeds of $66.0 million from the resolution of the claims under the Company's satellite insurance contracts and policies (see "Liquidity and Capital Resources"), (ii) the purchase, in the first quarter of 1995, of launch insurance at a cost to the Company of $42.8 million in connection with the Company's launch contract with Martin Marietta Commercial Launch Services, Inc., and (iii) the decrease in construction activity as certain components of the CGS were completed.

ARDIS

 Three Months Ended March 31, 1998 Compared to Three Months Ended March 31,
1997

  Operating Revenues. Services revenues were $9.5 million for the three months ended March 31, 1998 as compared to $10.6 million for the three months ended March 31, 1997. The decrease in revenue reflects reduced usage by several large accounts and additional discounts extended to several large accounts that signed multi-year agreements.

  Revenue from the sale of equipment increased to $500,000 for the three months ended March 31, 1998 compared to $300,000 for the three months ended March 31, 1997. Devices made available from Research In Motion ("RIM") and continued demand for the Motorola PCMCIA modem contributed to the increase.

  Costs and Expenses. Total costs and expenses increased approximately 6% for the three months ended March 31, 1998 compared to the same period in 1997. Cost of services and operations for the three months ended March 31, 1998 were $7.8 million, an increase from $7.2 million for the same period in 1997. This increase was due primarily to increased costs to maintain the network along with incremental costs for base stations which were installed during 1997. Cost of services and operations for the three months ended March 31, 1998 and 1997 as a percentage of operating expenses were 53% and 52% respectively.

  The cost of equipment sold for the three months ended March 31, 1998 increased to $600,000 from $500,000, which represented 4% and 3%, respectively, of total operating expenses.

  Sales and marketing expenses for the three months ended March 31, 1998 were $1.6 million a slight increase from $1.5 million for the same period in 1997. The increase was related to additional vertical distribution headcount as compared to 1997. Sales and marketing costs as a percentage of operating expenses were 11% in 1998 and 1997.

  General and administrative expenses for the three months ended March 31, 1998 were $1.5 million, an increase from $1.1 million for the same period in 1997. This increase was attributable primarily to increased reserve requirements. As a percentage of operating expenses, general and administrative expenses represented 10% in 1998 and 8% in 1997.

  Depreciation and amortization expense for the three months ended March 31, 1998 was $3.3 million, a decline from $3.6 million for the same period in 1997. The decline was attributable to the network assets originally contributed in 1990 becoming fully depreciated in March 1997 along with other computer equipment becoming fully depreciated in the last twelve months. Depreciation and amortization expense as a percentage of operating expenses was 22% for 1998 and 26% for 1996.

  Interest and Other Income. Net interest expense was $300,000 for the three months ended March 1998 and 1997.

  Capital Expenditures. Capital expenditures for the three months ended March 31, 1998 were $1.3 million compared to $700,000 for the same period in 1997. The increase in capital expenditures reflects the purchase of base stations and other network equipment to provide additional capacity as required for new customers to be added in 1998 and 1999.

 Year Ended December 31, 1997 Compared to the Year Ended December 31, 1996

  Operating Revenues. Services revenues were $41.9 million for 1997 as compared to $43.4 million for 1996. The decrease in revenue reflects reduced usage during 1997 by several large accounts, including UPS, which was impacted by the strike in 1997.

  Revenue from the sale of equipment increased to $2.3 million in 1997 compared to $1.9 million in 1996. Devices made available from RIM during 1997 and continued demand for the Motorola PCMCIA modem contributed to the increase.

  Costs and Expenses. Total costs and expenses decreased approximately 17% during 1997 compared to 1996. Cost of services and operations for 1997 were $31.9 million, a decrease from $32.8 million for 1996. This decrease was due primarily to continued cost savings derived from the consolidation of network operations which were commenced during 1996.

  The cost of equipment sold for 1997 increased to $2.2 million from $1.4 million for 1996 in relation to the increased revenue from equipment sales.

  Sales and marketing expenses for 1997 were $5.9 million, a decrease from $13.7 million for 1996. The decrease was primarily attributable to ARDIS' shift from a consumer market focus in 1996 to its traditional vertical business markets focus in 1997. Sales and marketing costs as a percentage of revenue were 13% in 1997 and 30% in 1996.

  General and administrative expenses in 1997 were $7.0 million, a decrease from $9.4 million in 1996. This decrease was primarily attributable to (i) reduced headcount and personnel related costs which had supported horizontal marketing efforts, (ii) reduced software license expenses and (iii) reduced reserve requirements. As a percentage of revenue, general and administrative expenses represented 16% in 1997 and 21% in 1996.

  Depreciation and amortization expense in 1997 was $14.6 million, a decrease from $17.3 million in 1996. The decrease was attributable to the network assets originally contributed in 1990 becoming fully depreciated in 1997. Depreciation and amortization expense as a percentage of revenue was 33% for 1997 and 38% for 1996.

  Interest and Other Income. Net interest expense was $1.2 million for 1997, a decrease from $1.4 million in 1996. This decrease was a result of lower capital lease balances.

  Capital Expenditures. Capital expenditures for 1997 were $1.4 million compared to $3.4 million for 1996. The decrease in capital expenditure amounts reflects the significant capital expenditures made in 1996 and prior periods that provided sufficient network capacity and therefore reduced capital expenditure requirements in 1997.

 Year Ended December 31, 1996 Compared to the Year Ended December 31, 1995

  Operating Revenues. Services revenues were $43.4 million in 1996 compared to $40.0 million for 1995. The increase in revenue reflects a 21% increase in active units that resulted from the signing of several new contracts.

  Revenue from the sale of radio data terminals and consulting services increased to $1.9 million in 1996 from $1.3 million in 1995. The introduction of wireless PCMCIA modems in 1996 contributed to this increase.

  Costs and Expenses. Total costs and expenses decreased approximately 9% during 1996 compared to 1995. Cost of services and operations for 1996 were $32.8 million, a decline from $39.9 million in 1995. This dollar decrease was attributable to (i) reduced headcount and personnel related costs as a result of network consolidation completed during the first quarter of 1996, (ii) reduced consulting expenses related to network enhancements for horizontal applications anticipated during 1995, and (iii) reduced support costs associated with fewer capital expenditure installations. Costs of services and operations for 1996 and 1995 as a percentage of operating expenses were 44% and 49%, respectively.

  The cost of equipment sold in 1996 decreased to $1.4 million from $1.9 million in 1995, representing 2% of operating expenses in both periods.

  Sales and marketing expenses were $13.7 million in 1996, a decline from $15.2 million in 1995. This decline was attributable primarily to (i) reduced headcount and personnel related costs associated with decreases in sales and marketing staff supporting horizontal market programs and (ii) decreased advertising and promotion activities. Sales and marketing costs as a percentage of operating expenses were 18% in 1996 and 19% in 1995.

  General and administrative expenses for 1996 were $9.4 million, a decline from $10.6 million in 1995. This decline was attributable to reduced headcount and personnel related costs associated with the operations consolidations and other restructuring activities in the fourth quarter of 1995. As a percent of operating expenses, general and administrative expenses represented 13% in 1996 and 1995.

  Depreciation and amortization expense in 1996 was $17.3 million, compared to $14.4 million in 1995, representing approximately 23% and 18% of operating expenses in 1996 and 1995. The dollar and percent increase in depreciation and amortization was the result of depreciation of network assets installed and frequencies purchased in 1994 and 1995.

  Interest and Other Income. Net interest expense was $1.4 million in 1996 compared to $0.2 million in 1995. Lower available cash balances in 1996 reduced the amount of interest income earned during the period.

  Capital Expenditures. Capital expenditures, including additions financed through capital leases, were $4.8 million in 1996 compared to $42.4 million in 1995. The decrease reflects (i) the build-out of several 19.2 protocol base station layers in 1995, (ii) the replacement of the system's network controllers during 1995, and (iii) the acquisition, in 1995, of a capital lease for switching equipment in the amount of $18.8 million.

LIQUIDITY AND CAPITAL RESOURCES

  American Mobile and ARDIS have incurred significant operating losses and negative cash flows in each year since they commenced operations, due primarily to start-up costs, the costs of developing and building their networks and the cost of developing, selling and providing products and services. American Mobile historically has financed its cash requirements for operations and investments through private equity contributions, sales of public equity securities, equipment financing arrangements and other borrowings, including its existing $200 million Bank Facility. ARDIS has financed its cash requirements primarily through equity contributions from Motorola since 1994.

  From 1994 to 1997, American Mobile and ARDIS have generated combined historical cumulative negative cash flow from operations of $(360.4) million. However, as the result of increased subscribers, reduced overhead and cost-cutting efforts, negative combined cash flow from operations declined to $(22.8) million for the three months ended March 31, 1998 from $35.8 million for the comparable period in 1997. In addition, American Mobile's and ARDIS' combined historical capital expenditures, which totaled $223.4 million from 1994 to 1997, have declined from $126.1 million in 1995 to $10.3 million in 1997. Combined historical capital expenditures for the three months ended March 31, 1998 were $4.9 million compared to $1.8 million for the comparable period in 1997. Management anticipates that the cash required to fund capital expenditures for fiscal 1998 will be $14.0 million, the majority of which will be spent in connection with the continued buildout and upgrade of the terrestrial network to accommodate increased subscribers and FCC mandated site installations.

  The following tables summarize the historical cash flow statements of American Mobile and ARDIS.

                                AMERICAN MOBILE

                                                           THREE MONTHS ENDED
                              YEAR ENDED DECEMBER 31,          MARCH 31,
                            -----------------------------  -------------------
                              1995      1996       1997      1997      1998
                            --------  ---------  --------  --------  ---------
                                        (DOLLARS IN THOUSANDS)
Cash used in operations...  $(60,412) $(141,826) $(80,471) $(34,665) $ (18,109)
Cash (used in) provided by
 investing (1)............   (83,945)    50,946    (8,598)   (3,574)  (165,508)
Cash provided by financing
 activities...............   142,360     84,198    88,993    37,629    202,790

--------
(1) In the third quarter of 1996, American Mobile received $66.0 million in proceeds for insurance claims filed in connection with an anomaly in MSAT-2.

                                     ARDIS

                                                         THREE MONTHS ENDED
                             YEAR ENDED DECEMBER 31,          MARCH 31,
                            ---------------------------  --------------------
                              1995      1996     1997      1997       1998
                            --------  --------  -------  ---------  ---------
                                       (DOLLARS IN THOUSANDS)
Cash (used in) provided by
 operations................ $(28,215) $(18,666) $   593  $  (1,117)   $(4,645)
Cash (used in) provided by
 investing.................  (23,535)   (4,806)  (1,736)    (1,517)    (1,314)
Cash provided by (used in)
 financing activities......   42,700    21,776   (2,064)     1,500      7,341

  The Company believes the net proceeds from the Units Offering after cash used for the Acquisition together with borrowings under the Revolving Credit Facility and the Vendor Financing Commitment, will be sufficient to fund operating losses, capital expenditures, working capital, and scheduled principal and interest payments on debt through the time when the Company expects to generate positive free cash flow (operating cash flow less capital expenditures). If the Company does not meet its projections or if the Revolving Credit Facility or the Vendor Financing Commitment is not available for any reason, it would require any additional financing to meet its business plan. There can be no assurance that the Company's current projection of operating cash flow will be accurate.

  The Company does not have a significant source of liquidity other than the Revolving Credit Facility and the Vendor Financing Commitment. As of April 30, 1998, the Company had $95.0 million available to be borrowed under the Revolving Credit Facility. However, borrowings under the Revolving Credit Facility are subject to certain conditions beginning in the fourth quarter of 1998. In the event the Company is unable to borrow amounts under the Revolving Credit Facility, the Company's cash needs will significantly exceed its available resources, which would have a material adverse effect on the Company. The obligations of the

Company under the Revolving Credit Facility are guaranteed by Hughes, Singapore Telecom and Baron Capital Partners, L.P., each of whom has substantially greater resources than the Company. However, such guarantees are subject to certain conditions, including the continuing compliance by the Company with certain financial and other covenants. Failure to continue to satisfy such covenants could result in the termination of such guarantees, which would constitute an event of default under the Revolving Credit Facility. In such event, the lenders under the Revolving Credit Facility would not be obligated to advance funds thereunder and would have the right to accelerate the indebtedness thereunder. There can be no assurance that the Company would be in a position to refinance the Revolving Credit Facility in such circumstances. See "Risk Factors--Liquidity; Need for Additional Capital," and "--Substantial Leverage."

  The Revolving Credit Facility is a $100.0 million line of credit that is available for capital expenditures, working capital requirements and general corporate purposes. The commitment under the Revolving Credit Facility will be reduced $10.0 million per quarter beginning the quarter ending June 30, 2002 and will mature on March 31, 2003. See "Description of New Bank Financing."

  On December 4, 1997, Holdings and American Mobile entered into an agreement with ACTEL to lease the Company's satellite for deployment over sub-Saharan Africa. The five year lease provides for aggregate payments to Holdings of $182.5 million. Simultaneously, Holdings agreed with TMI to acquire a one-half ownership interest in TMI's satellite at an aggregate cost of $60.0 million to be paid over five years. Management expects that if both agreements are consummated, the net cash benefit to Holdings after the payment of associated net expenses will be approximately $41.0 million in 1998 and approximately $66.0 million over the remaining terms of the agreements. The first $25.0 million of net proceeds plus 75% of any net proceeds in excess of $25.0 million will be utilized to pay down the Revolving Credit Facility and reduce commitments. The remaining 25% of the net proceeds in excess of $25.0 million will be utilized to support the Company's operations. While it is anticipated that these transactions will improve the Company's leverage and liquidity, there can be no assurance that such transactions will be consummated simultaneously, if at all.

  Motorola has agreed to provide the Company with up to $10.0 million of vendor financing, which will be available to finance up to 75% of the purchase price of additional base stations needed to meet the buildout requirements of the UPS Contract. Loans under this facility will bear interest at a rate equal to LIBOR plus 7.0% and will be guaranteed by Holdings and each subsidiary of the Company. The terms of such facility will require that amounts borrowed be secured by the equipment purchased therewith. This commitment is subject to customary conditions, including due diligence, and there can be no assurance that the facility will be obtained by the Company on these terms or at all. See "Risk Factors--Liquidity; Need for Additional Capital."

  The Company is a wholly-owned subsidiary of Holdings, which has $100.0 million in aggregate principal amount of indebtedness under the Term Loan Facility. Holdings is a holding company which has no assets other than the capital stock of the Company and AMRC. Holdings currently owns 80% of the capital stock of AMRC. In October 1997, WorldSpace, Inc. ("WorldSpace") provided additional financing to AMRC that AMRC utilized to pay for its Digital Audio Radio Services ("DARS") license. Through its investment in AMRC, WorldSpace has an option to increase its ownership in AMRC to 72%, subject to FCC approval. It is anticipated that the proceeds resulting from the exercise of the option will not be available to either Holdings or the Company. As a result of its arrangements and discussions with WorldSpace, AMRC will not be consolidated with the financial results of Holdings. See "Business--AMRC." The Company will utilize approximately $17.9 million of the proceeds of the Units Offering to repay advances from Holdings, which is intended to provide for the payment of Holdings' interest payments on the Term Loan Facility for three years. Holdings anticipates that such amount, together with interest earned thereon, will be sufficient to fund debt service on the Term Loan Facility for a period of approximately three years. From and after April 1, 2001 (three years after the date of the Indenture), it is expected that the Indenture will permit the Company to make dividend payments to Holdings in amounts which are sufficient to permit Holdings to service its cash interest requirements under the Term Loan Facility, subject to certain restrictions. The Company may pay other dividends to Holdings for routine administrative expenses. See "Description of the Exchange Notes--Certain Covenants--Restricted Payments."

  The obligations of Holdings under the Term Loan Facility are severally guaranteed by Hughes, Singapore Telecom and Baron Capital Partners, L.P., each of whom has substantially greater resources than the Company. However, such guarantees require the Company to meet certain conditions, including the continuing compliance of Holdings with certain financial and other covenants. Failure to continue to satisfy such covenants could result in an event of default under the Term Loan Facility. In such event, the lenders under the Term Loan Facility would not be obligated to advance funds thereunder and would have the right to accelerate the indebtedness thereunder. There can be no assurance that Holdings would be in a position to refinance the Term Loan Facility in such circumstances. See "Risk Factors--Holdings' Guarantee."

  The Company is highly leveraged. The Indenture permits the Company and its subsidiaries to incur additional Indebtedness under certain circumstances and, to a limited extent, to secure such Indebtedness with liens on the assets securing such Indebtedness. The ability of the Company and its subsidiaries to make scheduled payments with respect to Indebtedness (including the Notes) will depend upon, among other things, the Company's ability to complete any necessary additional financing, the continued deployment of its network on a timely and cost-effective basis, the market acceptance and customer demand for the Company's products and services and the future operating performance of the Company. Each of these factors is, to a large extent, subject to economic, financial, competitive, regulatory and other factors, many of which are beyond the Company's control. If the Company does not generate sufficient increases in cash flow from operations to repay the Notes at maturity, it could attempt to refinance the Notes; however, no assurance can be given that such a refinancing would be available on terms acceptable to the Company, or at all. Any failure by the Company to satisfy its obligations with respect to the Notes at maturity (with respect to payments of principal) or prior thereto (with respect to payments of interest or required repurchases) would constitute a default under the Indenture and could cause a default under agreements governing other Indebtedness, if any, of the Company. See "Risk Factors--Substantial and Continuing Operating Losses;" "--Liquidity; Need for Additional Capital;" "Description of the Exchange Notes--Certain Covenants-- Incurrence of Indebtedness and Issuance of Preferred Stock."

                                   BUSINESS

OVERVIEW

  The Company is a leading provider of nationwide wireless communications services, including data, dispatch, and voice services, primarily to business customers in the United States. The Company offers a broad range of end-to-end wireless solutions utilizing a seamless network consisting of the nation's largest, most fully-deployed terrestrial wireless data network and a satellite in geosynchronous orbit. On a pro forma basis, the Company had service revenue of $62.1 million in 1997 and approximately 85,200 customer units in service at March 31, 1998. In addition, the Company has recently signed customer contracts, subject to certain conditions, that it believes will result in the activation of in excess of 100,000 new units over the next three years. Through Holdings, the Company's major equity investors include Hughes, Motorola, Singapore Telecom and AT&T Wireless, who in the aggregate will own approximately 61.4% of Holdings on a fully diluted basis.

MARKET OPPORTUNITY

  The Company expects to capitalize on the substantial and growing market for wireless data communications services, which Strategis estimates grew at a compound annual unit growth rate of 28% from 1994 to 1997. Strategis further estimates that the addressable market for wireless data products is composed of approximately 12.5 million mobile workers in occupations such as transportation and field services, with significant wireless communication and data access needs, and that approximately 10.4 million of these workers will use some form of mobile data service by 2001. Strategis estimates that approximately 2.0 million workers currently use some form of mobile data service, primarily analog cellular service. The Company believes this growth is being driven by the widespread acceptance of Internet and intranet applications, logistical requirements for just-in-time delivery and position location services, development of more compact, less expensive user devices, and a significant increase in the use of data applications such as e-mail.

  The following table identifies the Company's target markets for its services and provides an estimate, based on the market research of Strategis, of the potential addressable market size:

                                        FIELD       OTHER
                        TRANSPORTATION SERVICES MOBILE WORKERS TOTAL
                        -------------- -------- -------------- ------
  Market Size:
  (Units in thousands)      1,600       1,700       9,200      12,500


  In addition to these targeted mobile workers, there is a significant market for the Company's products in non-mobile environments such as wireless telemetry. Strategis estimates that there are over 96 million control and data collection points, such as utility meters, which are directly addressable by the Company's services. Further, the Company markets its services to the maritime industry, which is estimated to have an addressable market of 218,000 vessels.

 Transportation

  In the transportation industry, the Company focuses primarily on wireless data solutions for the trucking market. The types of companies that comprise this market are private and for-hire fleet operators and owner-operators. For-hire carriers are companies whose primary business is trucking and whose revenues are from transporting goods via trucks on a contractual basis. Private fleets are operated by non-trucking firms that haul their own freight. Owner/operators are individuals who own and operate their own trucks. Some owner/operators work for a single company under a lease agreement while others work with transportation brokers to find loads or operate their own small transportation businesses. Leasing for hire companies generally lease their vehicles on a temporary basis ranging from hours to weeks or more. Owner operators, private fleets, and leasing-for-hire operators provide services in both the long-haul and less-than-truckload ("LTL") segments. Package Delivery carriers are firms engaged in the delivery of documents, small packages and freight on a time sensitive basis.

                 TRANSPORTATION--1.6 MILLION ADDRESSABLE UNITS

                                      LESS THAN     OWNER     PRIVATE   LEASING FOR    PACKAGE
                         TRUCKLOAD    TRUCKLOAD   OPERATORS   CARRIERS      HIRE       DELIVERY
                         ---------    ---------   ---------   --------  -----------    --------
  Characteristics:      Point-to-    Short haul,  Contract   Internal   Outsourced   Largest
                        point, haul  irregular    service    company    suppliers of overnight
                        lengths      route,       to long-   fleets     private      and 2-3 day
                        greater than multiple     haul and              fleet        delivery
                        100 miles    stop         LTL                   services     firms, high
                                                                                     logistic
                                                                                     requirements
  Market Size:
  (Units in thousands)      347          200          62        439         284          230


  In addressing the trucking market, the Company initially focused on the needs of the long-haul trucking segment. This segment is characterized by large trucks hauling loads in excess of 100 miles with shipments being sent directly from sender to receiver. In order to meet the data and location positioning demands resulting from regulatory and environmental initiatives and just-in-time inventory requirements, this segment was the first to adopt two-way wireless communication systems. At the present time, it is estimated that there exists an installed base of approximately 200,000 mobile communications units (including those sold by the Company) in trucking fleets operating in the United States. The Company's customers in this segment employ the Company's products to improve fleet asset utilization, reduce non-revenue producing miles and achieve on-time deliveries.

  The Company believes that the pressures for regulatory compliance and on-time delivery will also affect the LTL market. This market is characterized by shipments that are typically picked up by a carrier at a terminal, moved as part of a larger load, sorted at a destination terminal and then delivered. It is expected that as LTL carriers respond to the need for improved operating efficiencies and responsiveness they will adopt wireless communications solutions. The Company believes that its multi-mode product is well matched to the higher volume data requirements of LTL carriers given its ability to provide service in areas not covered by existing satellite-only and terrestrial-only competitors and the lower average usage charges of the Company's terrestrial and satellite network.

 Field Services

  The "mobile workforce," that portion of U.S. workers whose occupations require them to spend significant portions of their time outside of their offices, has grown rapidly in response to customer demands for greater responsiveness and flexibility. Companies' ability to meet these demands have been enhanced by the emergence of distributed computing and mobile communications. The field service market, which is a subset of the overall mobile workforce, is comprised of groups of workers who install, move and maintain property, plant, and equipment in field operations or at customer premises. Field service organizations realize significant benefits from the use of wireless applications. Typically, these organizations are able to improve the speed and quality of their work while reducing costs through the applications of wireless technology.

  Strategis estimates that there are approximately 1.7 million field service workers who are directly addressable by the Company's products. The field service category can be subdivided into two broad subsegments, in-building and vehicle-based, each of which has different product requirements.

                 FIELD SERVICE--1.7 MILLION ADDRESSABLE UNITS

                              IN-BUILDING             VEHICLE-BASED
                              -----------             -------------
  Characteristics:      Repair personnel,        Primarily outdoor, team-
                        installers, contractors, oriented and contingency
                        and engineers using      based operators in the
                        primarily data           telecommunications,
                        applications for single  utility and petroleum
                        worker dispatch and      industries typically
                        database query           using voice dispatch
                        applications.            applications.
  Market Size:
  (Units in thousands)           1,100                     600


  There are approximately 1.1 million field service workers in the United States who spend a significant amount of time maintaining in-building assets, such as computer systems. Real-time dispatching allows for the dynamic redistribution of service calls and ready access to offsite databases and technical expertise, thereby improving the productivity of a customer's field service force by eliminating non-productive time spent away from the worksite.

  There are approximately 0.6 million vehicle-based field service workers in the United States who maintain field assets, such as an oil pipeline, over wide geographic regions. These employees often work in remote areas and frequently operate on a contingency, rather than scheduled, basis. Operators of vehicle-based field service fleets employ mobile communications in order to resolve contingencies through coordination of activity and to increase productivity through prompt access to technical support.

 Other Mobile Workers

  The remaining addressable market for mobile data services consists of a broad array of mobile workers with significant requirements for mobile data communication and access capabilities. This larger market segment contains approximately 9.2 million mobile workers in industries and functions including manufacturing, wholesale and retail trade, and insurance. The majority of users within this segment do not require integrated connection with centralized systems, but still have a need for wireless data communication, such as email. Because these applications are generic across numerous industries, the segment is horizontally addressable. The Company intends to address these workers through a broad distribution strategy, offering its small, low priced two-way messaging product.

  Other mobile workers also include employees of federal, state and local governments and public safety organizations who employ mobile communications to coordinate both daily activities and disaster responses. These agencies and organizations generally make use of a combination of various self-provided and commercially available wireless services in order to ensure high levels of availability and reliability.

 Maritime

  The maritime market consists of three major addressable segments: merchant vessels, fishing vessels, and recreational vessels.

                      MARITIME--218,000 ADDRESSABLE UNITS

                           MERCHANT               FISHING              RECREATIONAL
                           --------               -------              ------------
  Characteristics:       U.S.-flagged       Fishing vessels over    Large recreational
                     commercial merchant        5 gross tons             vessels
                           vessels
  Market Size:
  (Units in
  thousands)                  16                     35                    167

  Merchant vessels are operated by firms to transport goods and perform other functions. As with truck transportation firms, merchant vessels utilize mobile communications to increase operating efficiencies and load factors. The Company targets approximately 16,000 large, U.S.-flagged vessels. Fishing vessels weighing over 5 gross tons and operated by individuals and firms in U.S. waters number approximately 35,000. Fishing operators who have adopted mobile communications gain increased efficiencies from coordination with other vessels and with shore-based personnel. Recreational vessels are comprised of approximately 167,000 craft that make use of mobile communications both to extend the utility of terrestrial wireless communications and for navigational and safety purposes.

 Wireless Telemetry

  Wireless telemetry applications facilitate data connectivity between remote equipment and a central monitoring facility. The wireless telemetry market consists of several major industry applications, including automatic meter reading, business alarm monitoring, oil and gas wellhead and pipeline monitoring, and vending machine, agricultural, and environmental asset monitoring. Strategis estimates that approximately 96 million control and data collection points will be connected to monitoring facilities via wireless data communications services by 2002. As of mid-1997, according to Strategis, in excess of 8.4 million control and data points had been connected to monitoring facilities via wireless data communications services.

 Other Market Segments

  Electronic funds transfer and point-of-sale ("EFT/POS") applications are creating an emerging market segment for wireless communications. There are two segments within the broad market where a wireless solution can be applied to EFT/POS applications. The first segment is an environment in which the wireless EFT/POS solution can replace the wireline offering, such as fast food franchises, for example. The second segment includes those applications for which wireline connectivity is not an option, such as taxi and limousine services. MasterCard and VISA predict over 800,000 wireless POS terminals to be in use in the next 2 to 5 years.

  Other market segments addressed by the Company's offerings include remote fixed site, news gathering, recreational vehicles, and business and general aircraft. The common application among these segments is satellite telephony, including facsimile and circuit switched data. The Company has developed a customer base in each of these segments, and has in some cases sponsored the development of unique equipment configurations designed to meet the needs of specific user environments.

BUSINESS STRATEGY

  The Company's objective is to maximize its revenues by delivering value-added services to end users in specific segments. To meet this objective and to capitalize upon the competitive advantages resulting from the combination of American Mobile and ARDIS, the Company intends to: (i) offer business customers a broad range of nationwide wireless service and end-to-end data solutions; (ii) integrate and leverage the advantages of its nationwide terrestrial and satellite data networks; (iii) enhance market penetration by lowering the customers' "total cost of ownership"; and (iv) expand the use of alternative distribution channels to accelerate network loading.

  Offer Business Customers a Broad Range of Nationwide Wireless Solutions. The Company believes its corporate customers prefer a single-source service provider capable of delivering a broad range of efficient and cost effective solutions to meet their need for mobile wireless communications. The Company believes that it has and will continue to have a unique strategic advantage in being able to provide one-stop shopping across a broad range of products, including two-way paging and advanced messaging, packaged e-mail and LAN solutions, custom data applications, dual mode terrestrial/satellite data, and satellite voice and dispatch functions. Through its staff of approximately 230 direct sales, engineering support and customer service professionals, the Company provides a suite of bundled wireless services, and a single point of contact for sales, service, billing and project management, all on a national basis.

  Integrate and Leverage Network Advantages. The Company has spent over a decade developing and deploying its nationwide terrestrial and satellite networks and now seeks to accelerate its growth by leveraging its integrated network. Unlike many competitors with plans to build out limited city-wide or regional terrestrial networks or to launch satellites, the Company's technology infrastructure is in place and operational today, with future network expansion requirements arising primarily from increased customer demand. The Company believes that this integrated terrestrial/satellite network provides key competitive advantages currently unmatched by any competitor: virtually 100% nationwide geographic coverage, guaranteed message delivery, and, in the areas covered by the ARDIS network, deep in-building penetration. By integrating the operations of its terrestrial and satellite networks, the Company expects to achieve operating efficiencies and economies of scale that it believes will lead to improved operating margins.

  Enhance Market Penetration By Reducing Customers "Total Cost of
Ownership." Historically, the most significant obstacle to the implementation of enterprise-wide wireless data applications has been the relatively high total cost of ownership. The total cost of ownership is comprised of three primary elements: the cost of the subscriber unit, the required investment in software development, and the monthly cost of network access and usage. In most of the Company's applications, the monthly cost of network access and usage has been the least prohibitive of these elements. Until recently, subscriber unit costs in excess of $3,000 and custom software investments of up to several million dollars were common. By working with business partners and vendors, and making strategic software investments, the Company has succeeded in significantly lowering customers' total cost of ownership. New subscriber units, including low-cost two-way messaging units and laptop modem cards, are now available for $500 or less and substantial development work is underway with several of the Company's vendors to accelerate reductions of equipment cost, unit weight and size. In the future, the Company expects that the increased subscriber unit volumes associated with recent large contract awards will lead to additional unit price reductions. In addition, customers can now use off-the-shelf software applications that are relatively inexpensive, or in the case of the Company's two-way messaging service, free. The Company believes that these lower price points will accelerate the adoption of the Company's services in its historical markets, and will enable the Company to develop new markets, such as wireless point-of-sale and telemetry.

  Expand Alternate Distribution Channels. The Company sells its services primarily through a direct sales force and resellers. In order to accelerate network loading, the Company expects to expand its use of indirect distribution channels. To date, the Company has entered into agreements with Enron. (utility monitoring), Ameritech SecurityLink (alarm monitoring), Global Payment Systems (point-of-sale), GE Logisticom (asset tracking and dispatching) and other value-added resellers to penetrate markets where such resellers have a market presence and significantly greater resources than the Company, including dedicated sales personnel. In addition, the Company is in the process of establishing relationships with existing paging companies, paging resellers, and other targeted distribution partners to market two-way guaranteed messaging services. The Company believes that the resale of its network is an alternative that paging companies will consider when assessing a move from one-way to two-way messaging because it may reduce or eliminate the need for additional investment in network infrastructure. The Company intends to utilize paging companies and other similar partners with well established distribution capabilities to develop markets outside of the Company's historical market segments.

PRODUCTS AND SERVICES

  The Company believes that it is well-positioned to provide a broad range of end-to-end wireless data and voice solutions to business customers in the United States.

 Data Services

  The Company's data messaging services enable communications between groups of mobile or fixed data terminals and a single "hub." Current applications include one-way and two-way messaging, wireless Internet e-mail and integral GPS and reporting of such data.

  NETWORK APPLICATION   PRIMARY MARKET SEGMENTS CUSTOMERS AND RESELLERS  SERVICE BENEFITS
  -------------------   ----------------------- -----------------------  ----------------
  Multi-Mode               Transportation        Sitton Motor Lines      Least cost routing
                                                 CRST                    and ubiquitous
                                                 Tandem Transport        satellite coverage
  Terrestrial              Field services        IBM                     Nationwide coverage
   only                                          Sears                   and deep in-
                                                 Lucent                  building
                                                 Pitney Bowes            penetration
                                                 NCR
                           Transportation        UPS                     Fully deployed
                                                 Conway                  nationwide two-way
                                                 GE Logisticom           network
                           Two-Way Messaging     ConectUS                Nationwide coverage
                                                 IKON Office Systems     and deep in-
                                                                         building
                                                                         penetration
                           Telemetry             Enron Energy Services   Low cost off-peak
                                                 Ameritech SecurityLink  transmission
  Satellite                Transportation        Cannon Express Conway   Less expensive
   only                                          Truckload  Services     equipment costs
                                                                         relative to multi-
                                                                         mode


  Multi-mode Messaging. The Company's multi-mode communications system uses its terrestrial and satellite network to provide "least-cost routing" for customers' two-way data communications by actively seeking connections to the lower cost terrestrial network before automatically using the Company's satellite network thereby providing nationwide coverage. The Company believes that its multi-mode data and global position tracking services will enable it to bring cost-effective solutions to the long-haul trucking customers as well as the broader transportation industry, including the less-than-truckload and package delivery segments.

  Terrestrial-Only Data. The Company offers a variety of end-to-end wireless data solutions to customers primarily in vertical market segments, including the field service and transportation markets. The Company's network provides a breadth of coverage that the Company believes is significantly greater than that of any competing network and offers deep in-building penetration, efficient frequency reuse, and reliable two-way data communications. Typical applications of the service include call dispatch, asset tracking, peer-to-peer communications, Internet e-mail and fax capabilities. The Company recently introduced a two-way messaging service that provides guaranteed message delivery, personal acknowledgment, pre-set and custom message reply and complete custom message origination using the RIM Interactive Pager(TM). In addition, software firms such as Nettech, Racotek, IBM and BHA have developed "middleware" which helps to significantly minimize the customer's development effort in connecting the customer's application to the Company's network. A number of off-the-shelf software packages such as Motorola's AirMobile Wireless Software for Lotus cc:Mail(TM), Lotus Notes(TM) and IKON's Mobile CHOICE(TM) for Windows enable popular e-mail software applications on the Company's network.

  Satellite Messaging. The Company's satellite mobile messaging service is offered as an alternative to the multi-mode product for customers in the long-haul trucking segment. Customers with broad network coverage requirements but relatively low usage requirements can reduce their total cost of ownership by subscribing to the Company's satellite messaging service.

 Voice Services

  The Company offers mobile voice services through two primary services: nationwide dispatch service and satellite telephone service.

  NETWORK APPLICATION   PRIMARY MARKET SEGMENTS CUSTOMERS           SERVICE BENEFITS
  -------------------   ----------------------- ---------           ----------------
  Dispatch                  Field Services      AT&T                Only provider of
                                                MCI                 nationwide dispatch
                                                Williams Companies  services
  Telephony                 Maritime            Maritime Cellular   Low cost maritime
                                                Seven Seas          telephony service
                            Other               CBS                 Reliable, remote
                                                Red Cross           mobile coverage
                                                FEMA


  Nationwide Dispatch Service. Nationwide dispatch service provides point-to-multi-point voice communications among users in a customer-defined group using a push-to-talk device. This service is designed to facilitate team-based, contingency-driven operations of groups operating over wide and/or remote areas. The Company markets the dispatch service to businesses that have wide-area operational requirements that are under-served by a similar point-to-multi-point capability. These targets include: oil and gas pipeline companies; utilities and telecommunications companies with outside maintenance fleets; state and local public safety organizations operating in under-served areas; and public service organizations with a requirement to seamlessly link resources on a nationwide basis.

  Satellite Telephone Service. Satellite telephone service supports two-way circuit-switched voice, facsimile and data services. The Company offers a wide range of satellite phone configurations developed to address the particular communications needs of customers. The Company markets the telephone service to businesses that have nationwide coverage requirements, including those operating in geographic areas that lack significant terrestrial coverage, including natural resource companies, utilities and telecommunications companies that require backup and restoral support, public safety organizations, and maritime users seeking expanded or less costly coverage for both commercial and recreational vessels.

PRICING

  The Company prices its services on an access fee and variable usage fee basis. Volume packages that include increments of free usage in exchange for higher, fixed access fees, as well as volume discounting plans are also available.

 Data Products

  Multi-mode users are charged a monthly access fee that includes a fixed increment of both terrestrial and satellite usage, as well as a set number of vehicle location reports. Usage beyond the fixed increment is metered and charged on a variable basis depending on the length and mode of transmissions. Customers are typically charged less for terrestrial usage than for satellite usage. Satellite and terrestrial messaging services are priced under similar structures, and offer a wide variety of volume packaging and discounts, consistent with the demands of the targeted markets. The average monthly bills for the Company's data customers range from below $10 for high unit quantity, low traffic volume, off-peak telemetry users, to over $60 for high volume, peak users in the field service market. The Company's average monthly revenue per data user in the fourth quarter of 1997 was approximately $55.

 Voice Products

  The Company's nationwide dispatch users are charged a fixed access fee for virtually unlimited usage, while satellite telephone users are charged both fixed access and variable usage fees. Monthly bills for satellite voice customers range from over $150 for high volume maritime users to a low of $50 for certain public safety and emergency restoral applications. The Company's current average monthly revenue per voice user in the fourth quarter of 1997 was approximately $135.

MARKETING AND DISTRIBUTION

  The Company markets its services through four primary distribution channels: direct sales, vertical resellers, horizontal resellers and dealers.

 Direct Sales

  The Company has a direct sales force of 60 employees who focus on the requirements of business customers. This sales organization is comprised of a national accounts group that profiles and targets specific Fortune 500 accounts, and a network of regionally based representatives who specialize in specific industry segments. The direct sales representatives have acquired significant industry expertise, and use that expertise in a solutions-oriented sales approach. Sales to national account targets generally require a sustained marketing effort lasting several months. Prior to making a buying decision, a majority of the accounts exercise a due diligence process where competitive alternatives are evaluated. The Company's employees often assist in developing justification studies, application design support, hardware testing, planning and training.

 Vertical Resellers

  In order to penetrate quickly certain market segments characterized by specialized technical requirements and/or unique business applications, the Company leverages the capabilities of specialized distribution partners. These relationships enable the Company to penetrate new market segments without investing in the product, training and development requirements typically associated with entry into a new market segment.

  The Company's resale arrangements are specifically designed to accelerate entry into the wireless telemetry (utility and alarm monitoring), point-of-sale, maritime and government market segments. Resellers of the Company's products within the wireless telemetry market include Enron for commercial utility meter reading, and Ameritech SecurityLink for alarm monitoring. The Company also has a relationship with Global Payment Systems for wireless point-of-sale applications. These business partners are responsible for development of the end-user solutions, and purchase capacity on the Company's data network.

  VASPs represent one of the Company's primary distribution channels for maritime satellite telephony. VASPs purchase bulk minutes, resell at a margin, set the price, take risk of collection and perform all service and billing functions.

  The Company currently utilizes three specialized government resellers, one of which has included the Company's products on the general services administration schedule. The Company intends to expand the distribution opportunities for its terrestrial data products by also including them in these programs.

  The Company also has various PNCs that purchase bulk satellite capacity from the Company in the form of dedicated capacity increments or channels. PNCs use this capacity to support their own proprietary networks and products, and maintain all associated business risks and responsibilities.

 Horizontal Resellers

  The Company utilizes a series of resale relationships designed to reach a large segment of the mobile workforce that does not require integration with centralized systems, but still has a broad need for two-way messaging and wireless e-mail access. Because these applications are generic across numerous industries, the segment is horizontally addressable, and requires some level of retail presence. To achieve this presence, the Company is in the process of establishing relationships with existing paging companies, paging resellers and other targeted distribution partners to market two-way guaranteed messaging services. The Company also maintains relationships with manufacturers of personal handheld computing devices, who include the Company's marketing material with the device packaging to provide the purchaser the option of wirelessly enabling a handheld computing device.

 Dealer Channels

  The Company also uses land mobile and maritime dealers who distribute the Company's nationwide dispatch and satellite telephony products. These dealers typically have strong business relationships with regional public safety entities, as well as with smaller field service fleets and maritime users. The Company believes that opportunities exist to capitalize on the strengths of this channel by introducing a low cost terrestrial data device with minimum integration requirements, such as the RIM Interactive Pager(TM). Typically these dealers serve as agents for sales and service and do not set pricing or provide billing and collection services. These dealers are generally compensated with a modest percentage of the service revenue for which they are responsible.

CUSTOMERS

  As of December 31, 1997, the Company had approximately 81,300 units in service and an established customer base of large, established corporations including AT&T, Avis, Bank of America, IBM, JB Hunt, Lucent, MCI, NCR, Otis Elevator, Pitney Bowes, Sears, Siemens and The Williams Companies. The Company's products also have been adopted by various emergency response organizations such as the Federal Emergency Management Agency ("FEMA") and the American Red Cross. The majority of the Company's customers sign long-term contracts and make significant capital investments to initiate service. As a result, the Company typically experiences low turnover of its customer base.

  Additionally, during the fourth quarter of 1997, the Company was awarded two significant new customer contracts: Enron and UPS. Enron will utilize the Company as the network provider for a wireless utility monitoring service targeted at commercial power users. Enron has committed to place a minimum of 55,000 units into service over the next three years. Management believes that the UPS contract will result in approximately 50,000 units operating on the terrestrial data network by the end of the year 2000. See "Risk Factors--UPS Contract."

  As of December 31, 1997, the Company's customer base included the following market and product segments:

                         PERCENT OF
    MARKET SEGMENTS      TOTAL UNITS
    ---------------      -----------
Field Services..........      48%
Transportation..........      26
Telemetry...............       8
Maritime................       4
Other...................      14
                             ---
Total...................     100%
                             ===

                           PERCENT OF
     PRODUCT SEGMENTS      TOTAL UNITS
     ----------------      -----------
Data:
  Terrestrial.............      60%
  Satellite...............      12
  Multi-mode..............       8
  Private Networks........       7
                               ---
    Total Data............      87
Voice:
  Telephony...............       7%
  Dispatch................       4
  Private Networks........       2
                               ---
    Total Voice...........      13
Total.....................     100%
                               ===

THE NETWORK

  The Company's integrated network consists of (i) a satellite in geosychronous orbit with coverage of the continental United States, Alaska, Hawaii, Puerto Rico, the U.S. Virgin Islands and U.S. coastal waters and airspace, and (ii) the largest two-way terrestrial data network in the United States with coverage of over 425 of the largest cities and towns in the United States, including virtually all metropolitan areas. The network provides a wide range of mobile data and voice services in multi-mode and single-mode configurations.

  Users of the Company's terrestrial and satellite communications network access the network through subscriber units that may be portable, mobile or stationary devices. Generally, subscriber units enable either data or voice communications and are designed to operate over either the terrestrial data-only network or the satellite network, which provide both voice and data communications. In addition, the Company's multi-mode subscriber equipment is designed to provide least-cost routing of data messages over both the terrestrial and satellite networks.

  Subscriber units receive and transmit wireless data or voice messages from either terrestrial base stations or the Company's satellite, MSAT-2. Terrestrial messages are routed to their destination via Company-owned data switches, which connect to the public data network. Satellite messages are routed to their destination via satellite data and voice switches, located at the Company's headquarters, which connect to the public data and switched voice networks. A data switch located in Cedar Rapids links the terrestrial and satellite networks for the delivery of the Company's multi-mode data service. The terrestrial, satellite and multi-mode network interconnections are depicted below.

[GRAPHIC IMAGE OMITTED SHOWING SATELLITE MULTI-MODE AND TERRESTRIAL NETWORK INTERCONNECTIONS]

  The Company's terrestrial network delivers superior in-building penetration, completion rates and response times compared to other wireless data networks through the use of a patented SFR technology developed by Motorola. As illustrated below, SFR technology enables multiple base stations in a given area to use the same frequency. As a result, a message sent by a subscriber can be received by a number of base stations. This technology contrasts with more commonly used multiple frequency reuse ("MFR") systems which provide for only one transmission path for a given message at a particular frequency. In comparison with MFR systems, the Company's technology provides superior in-building penetration and response times and enables the Company to incrementally deploy additional capacity as required, instead of in larger increments as required by most wireless networks.

          [GRAPHIC IMAGE OMITTED DEPICTING SINGLE FREQUENCY RE-USE]

SATELLITE LEASE AND SATELLITE PURCHASE AGREEMENTS

  On December 4, 1997, Holdings and American Mobile entered into an agreement with ACTEL to lease the Company's satellite, MSAT-2, for deployment over sub-Saharan Africa. The five-year lease provides for aggregate payments to the Company of up to $182.5 million. Simultaneously, Holdings and American Mobile agreed with TMI to acquire a one-half ownership interest in TMI's satellite at an aggregate cost to American Mobile of $60.0 million.

  Under the Satellite Purchase Agreement, TMI and the Company will each own a 50% undivided ownership interest in MSAT-1, will be jointly responsible for the operation of the MSAT-1, and will share certain satellite operating expenses, but will otherwise maintain their separate business operations.

  Closing under the Satellite Purchase Agreement and Satellite Lease Agreement is subject to a number of conditions, including: United States and Canadian regulatory approvals; a successful financing by ACTEL of at least $120 million; completion of certain satellite testing, inversion and relocation activities with respect to American Mobile's satellite, to support the contemplated services over Africa; receipt of various government authorizations from Gibraltar, South Africa and other jurisdictions to support satellite relocation, including authorization with respect to orbital slot and spectrum coordination; and completion of certain system development activities sufficient to support satellite redeployment. It is anticipated that the closing under both agreements will occur simultaneously in the spring of 1998. While the Company believes that if ACTEL defaults under the Satellite Lease Agreement, the Company would be able to achieve the return of MSAT-2 from ACTEL to its operation in the United States and terminate its payment obligations to TMI under the Satellite Purchase Agreement, there can be no assurances that such actions can be achieved. In addition, there can be no assurance, however, that such transactions will be consummated simultaneously, or at all.

  If consummated, the transactions are expected to increase substantially the Company's cash flow, without affecting its ability to serve and grow its customers based on expected capacity available on MSAT-1 (including excess TMI capacity available to the Company for purchase). Net proceeds from the transactions will be used to reduce amounts outstanding under the Company's Revolving Credit Facility and provide for additional liquidity. See "Risk Factors--Satellite Lease and Purchase Agreement Risks," "Management's Discussion and Analysis of Financial Condition and Result of Operations-- Liquidity and Capital Resources" and "Description of New Bank Financing."

EQUIPMENT; SUPPLIER RELATIONSHIPS

  The Company has contracts with multiple vendors to supply equipment configurations designed to operate on each of its operating platforms. These devices are designed to meet the requirements of specific end-user applications. The Company continues to pursue enhancements to these devices that will result in additional desirable features and reduced cost of ownership. Although many of the components of the Company's products are available from a number of different suppliers, the Company does rely upon a few key suppliers. See "Risk Factors--Reliance on Third Party Vendors."

  In connection with its mobile data communications service, the Company presently has an agreement with Trimble Navigation, Inc. to supply its satellite data unit. In addition, multi-mode data terminals are sourced from Rockwell. The Company also has contracted with Vistar, Inc., a Canadian company, for the development of a new multi-mode terminal. The new terminal will incorporate design changes that will simplify the installation process and allow for the addition of enhancements in a modular fashion. The Company believes that the price of multi-mode terminals will continue to decline in the coming years.

  There are currently over 30 different types of subscriber units available from 15 manufacturers that can operate on the terrestrial network. Examples of portable subscriber units include ruggedized laptop computers, small external modems, handheld or palmtop "assistants," pen based "tablets," and two-way messaging devices, such as the RIM Interactive Pager(TM). Significant developers of devices that are compatible with the network include Motorola, RIM and Itronix. Motorola and RIM manufacture modems designed to be integrated into handheld field service terminals, telemetry devices, utility monitoring and security systems as well as other computing systems. RIM recently has developed the Interactive Pager(TM) that supports the Company's two-way messaging service. Itronix manufactures the XC-6000, a fully ruggedized laptop computer with a standard keyboard and an integrated wireless modem.

  Mobile satellite voice telephones are offered in a number of different configurations that deliver a variety of features and options to meet specific market needs. Mobile satellite telephones are currently available in land mobile vehicle installed, fixed site, maritime, aeronautical, dual mode voice/direct to home satellite television and fully transportable (i.e., battery powered and packaged in a briefcase) configurations. Subscriber equipment for satellite telephone service and nationwide dispatch service includes data interface ports to allow connection to communications accessories such as personal computers, and global positioning satellite ("GPS") tracking devices. Recent enhancements allow users to utilize the dispatch product remotely from the vehicle, via a wireless tether. American Mobile continues to add enhancements based upon customer requirements, and has several initiatives that could result in the reduced cost of end-user devices. The primary suppliers for the voice equipment are Westinghouse Electric, Inc. and Mitsubishi.

  Tandem computer provides the ARDIS network switching computers under a multi-year lease that extends through the year 2000, while AT&T provides network services including a nationwide wireline data network, and leased sites which house regional ARDIS switching equipment. The Company also has a relationship with AT&T as its vendor for switched inbound and outbound public switched telephone network services. The satellite system terminates calls from its telephone product via both the AT&T and Sprint networks.

  ARDIS has executed multiple agreements with Motorola that provide for certain continued support from Motorola with respect to: supply and support for the ARDIS DataTAC network infrastructure; ongoing maintenance and service of the ARDIS base stations; and lease administration services for approximately 37% of ARDIS' base station site leases. Additionally, Motorola is expected to continue to manufacture modems compatible with the ARDIS network infrastructure for use in end-user devices.

  Hughes Network Systems Ltd, of the United Kingdom, manufactures and supports the key component to the Company's multi-mode and satellite messaging products, which is the Land Earth Station ("LES"). There are currently 4 LES's operational. The platform for the Company's voice products, the communications ground segment ("CGS"), depends upon products from multiple vendors, most of which are generally commercially available. Northern Telecom manufactures and supports the core voice switch. Digital Equipment Corporation supplies the computing platform that runs the CGS.

COMPETITION

  The wireless communications industry is highly competitive and is characterized by frequent technological innovation. The Company competes on the basis of providing comprehensive, end-to-end solutions and a premium level of service in the markets it serves. End-to-end solutions have been assembled working with a select group of business partners who develop and manufacture software, middleware and hardware components. The Company differentiates itself and provides a premium level of service due to its unmatched geographic coverage, in-building penetration, guaranteed message delivery, and guaranteed reliability.

  The Company competes with a full array of companies, from small startups to Fortune 500 companies. Many of these competitors have financial, technical and marketing resources in excess of the Company's. Because the Company competes in several market segments with a broad range of services, competing technologies may address one or more of the market segments. The Company has identified six major classes of technologies or services that offer capabilities competitive with the Company's services: Terrestrial Packetized Data; Cellular/PCS; Specialized Mobile Radio ("SMR")/Enhanced Specialized Mobile Radio ("ESMR"); Private Systems; Paging/Narrowband PCS; and Mobile Satellite Services.

  Terrestrial Packetized Data. Companies using packetized data technologies provide wireless data services that compete directly with a number of the Company's data products. Packetized data technology relies on radio frequencies to transmit short-burst data messages. Primary competitors using this technology include RAM Mobile Data ("RAM"), Metricom, Teletrac and Cellnet. RAM, a wholly-owned subsidiary of BellSouth enterprises, operates a terrestrial-only network that provides data services to customers primarily in the field service, transportation and utility industries. The Company believes that its network provides broader coverage, and superior in-building penetration compared to RAM's network. In addition, the Company is upgrading its network in major cities so that it will operate at faster speeds than the RAM network. Metricom's Ricochet service provides wireless, mobile access to the Internet, private intranets, local area networks and e-mail. Metricom currently offers its service in limited regions comprised of San Francisco, Seattle, Houston and Washington, D.C. Teletrac provides primarily location and vehicle monitoring and two-way data transfer services in major metropolitan areas and Cellnet provides wireless meter reading services and has a contract, similar to the Company's with Enron, to provide meter reading for residential customers. The Company's contract with Enron is for commercial meter reading that typically requires a large volume of data to be sent from each meter.

  Cellular and PCS. Cellular and PCS services compete with the Company's satellite and terrestrial voice and data services, and presently serve the majority of mobile communications users in the United States, with approximately 55,000,000 units. Cellular and PCS systems operated by approximately 1,500 companies collectively provide service throughout most of the United States, with no single competitor providing the breadth of coverage that is available through the Company's network. Cellular Digital Packet Data ("CDPD"), the cellular industry's standard packet data service, is available principally in metropolitan areas containing approximately 44% of the nation's population at the end of 1997. PCS carriers, many of which offer short message capabilities and expect to offer larger capacity packet data services in the near future, presently offer service which in the aggregate covers approximately 60% of the U.S. population.

  Most cellular and PCS providers have structured their services and distribution principally to meet switched voice service requirements of broad-market users. However, HighwayMaster Communications, Inc. offers data and voice communications to the long-haul trucking industry through the application of its proprietary messaging and billing technologies to circuit-switched cellular capacity which it purchases in bulk from a number of large cellular carriers. Differences in equipment and service pricing and product characteristics result in minimal direct competition between the Company's voice products and most other cellular carriers.

  Specialized Mobile Radio (SMR) and Enhanced Specialized Mobile Radio (ESMR) Services. Within the limitations of available spectrum and technology, SMR operators compete with the Company's voice dispatch services by providing mobile communications services, including mobile telephone, dispatch, paging and limited data services. For certain applications, such as mobile telephone interconnect, SMR systems presently are less expensive than the Company's services, although the shared channel configuration and the economics of these systems have traditionally caused SMR systems to be less frequently utilized for voice telephone services.

  SMR radio services have been expanding rapidly over the past ten years and converting from analog to digital technology. ESMR systems compete with the Company's voice and data dispatch services in metropolitan areas. NEXTEL Communications, Inc. provides ESMR services in numerous large metropolitan service areas in the United States and is the leading provider of SMR using digital technology, frequency reuse and lower power transmitters to transform its current SMR service into cellular-like services, including voice telephone services. Geotek Communications, Inc. offers voice and data communication networks for the trunked mobile radio market. Targeted primarily to small and medium-sized businesses managing fleets of vehicles and mobile workforces, Geotek is focused on providing metropolitan area voice and data services. Currently, Geotek's service is available in 11 markets. Neither Nextel nor Geotek provide nationwide voice dispatch or data services comparable to those offered by the Company.

  Private Land Mobile Frequencies. Individual companies that have chosen to develop their own private wireless data network constitute a large percentage of the wireless marketplace for corporate fleets. An example of such a customer is Federal Express. While these companies already have made significant investments in their systems, in some cases recurring maintenance, upgrade and expansion costs, coupled with recent steps by the FCC to charge private system owners for the use of the radio frequencies, have caused these organizations to turn to commercial providers such as the Company.

  Narrowband PCS/Enhanced Paging. There are a large number of paging companies that offer messaging services on a regional or nationwide basis. Despite the low cost of one-way paging, most traditional paging services do not provide full-function two-way communications. Although some paging companies, such as MTel, have begun to offer limited time-delayed two-way messaging services, initial challenges in coverage, responsiveness and throughput currently limit their adoption by the Company's targeted business customers.

  Mobile Satellite Services. The Company's voice and data services face competition from a number of companies that are selling or are developing services using a variety of satellite technologies. The principal alternative satellite-based communications system available to the trucking market is Qualcomm Incorporated's ("Qualcomm") OmniTracs nationwide data service. Qualcomm currently provides low-speed mobile data services using terminals which are priced competitively with the Company's satellite-only terminals.

Qualcomm's OmniTracs service does not provide a terrestrial communications path or least-cost routing capabilities similar to the Company's multi-mode product. As a result, transmissions to and from a vehicle must be routed exclusively over a satellite network and are subject to line of sight blocking and higher transmission costs, limiting the product's functionality and cost-effectiveness in segments that require urban coverage or large volumes of data transmission.

  NORCOM Networks Inc. ("NORCOM") is in the process of commercially deploying a satellite-based packet data service that competes with the Company's data services in the transportation and field service segments. NORCOM currently purchases channel capacity on the Company's satellite over which it operates its network, and combines its satellite data service product with terrestrial services provided by RAM Mobile Data and by the Company.

  The Company's satellite services also compete for mobile maritime subscribers with TMI, a Canadian company operating a satellite comparable to MSAT-2, and with Inmarsat, a consortium of 70 countries that is authorized to provide maritime voice and data services along the North American coasts. Because Inmarsat's current system operates at a much lower power level than does the Company's satellite, its mobile terminals must be equipped with antenna systems that are larger and more expensive than those required for the Company's network. The Inmarsat system also has per minute charges significantly higher than those charged by the Company. COMSAT, the U.S. signatory for Inmarsat, applied to the FCC for authority to provide mobile satellite services ("MSS") in the United States through Inmarsat facilities. The FCC has consistently denied COMSAT's application, most recently on January 9, 1998. TMI, which is technically capable of providing service within the United States, has also announced its intention to provide MSS to domestic customers over MSAT-1. Both TMI and SatCom Systems, Inc., a United States reseller, have applied to the FCC for authority to provide MSS in the United States using TMI space segment on MSAT-1. There can be no assurances that COMSAT, TMI, or any other satellite provider will not become authorized to provide MSS in the United States (See "Regulation").

  Recently, several Low Earth Orbit ("LEO") and Medium Earth Orbit ("MEO") satellite systems have been announced or have commenced deployment. Examples of these systems, which are more complex and costly than the Company's geosynchronous network, include Iridium LLC; Globalstar Telecommunications, LTD, and ICO Global. When deployed, these systems will offer certain advantages over the Company's voice telephony service, including the ability to support small handheld telephones and, in certain instances, reduced transmission delay. However, the Company does not expect that these systems will provide a nationwide dispatch service or support data service in excess of 2,400 bps. Moreover, these companies are focused primarily on consumer-oriented and global traveler applications and not the business markets which are the focus of the Company. Further, because these companies will deploy satellite systems, they are not expected to compete against urban in-building data services provided by the Company.

  In addition to relatively complex LEO systems designed to provide mobile voice services, there are a number of proposals for relatively simple "little" LEO systems that would provide only low-speed packet data services. These systems, including ORBCOMM Global, L.P., Final Analysis and LEO One USA, have access to comparatively limited spectrum and are expected to compete for customers who require specialty applications such as asset tracking services for unpowered trailers.

AMRC

  The Company is one of two primary operating subsidiaries of Holdings. The second subsidiary, AMRC has been granted a license from the FCC to construct, launch and operate a domestic satellite system for the provision of satellite-based DARs. AMRC made a payment of $90 million to fully pay for its DARS license in October 1997. Holdings currently owns 80% of the capital stock of AMRC. The remainder of AMRC is owned by WorldSpace, a leading international DARS company that is planning to provide DARS service to Latin America, Africa and Asia. Through its investment in AMRC, WorldSpace has an option to increase its ownership in AMRC to 72%, subject to FCC approval. It is anticipated that the proceeds resulting from the exercise of the option will not be available to either Holdings or the Company.

EMPLOYEES

  At December 31, 1997, the Company employed approximately 477 individuals, of which 117 were sales and marketing, 279 were network and operations, and 81 were general and administrative employees. None of the Company's employees is represented by a labor union, and the Company considers its relations with its employees to be good.

PROPERTIES

  The Company leases approximately 94,000 square feet at its headquarters office space and network operations center in Reston, Virginia. The lease has a term which runs through August 3, 2003 (which may be extended at the Company's election for an additional five years). In addition, the Company leases a back-up Ku-band radio frequency facility in Alexandria, Virginia. The Company also leases approximately 86,000 square feet of space for an operations center in Lincolnshire, Illinois, the lease for which expires December 31, 2000, and approximately 7,800 square feet for a remote data center in Lexington, Kentucky, the lease for which expires April 30, 2001. The Company also leases site space for approximately 1,700 base stations across the country under one- to five-year lease contracts with renewal provisions. The Company anticipates that it will be able to gain access to additional base station sites when necessary on acceptable terms.

LEGAL PROCEEDINGS

  In 1992, a former director of Holdings filed an Amended Complaint against Holdings alleging violations of the Communications Act and of the Sherman Act and breach of contract. The suit seeks damages for not less than $100 million trebled under the antitrust laws plus punitive damages, interest, attorneys' fees and costs. In mid-1992, Holdings filed its response denying all allegations. Holdings' motion for summary judgment, filed on June 30, 1994, was denied on April 18, 1996. The trial in this matter, previously set for December 1997, has been postponed to a date to be determined in 1998. Management believes that the complaint is without merit, and the ultimate outcome of this matter will not be material to the Company's financial position, results of operations, or its cash flow.

                                  REGULATION

  The Company is regulated to varying degrees at the federal, state, and local levels. Various legislative and regulatory proposals under consideration from time to time by Congress and the FCC have in the past materially affected and may in the future materially affect the telecommunications industry in general, and American Mobile and ARDIS in particular. In addition, many aspects of regulation at the federal, state and local level currently are subject to judicial review or are the subject of administrative or legislative proposals to modify, repeal, or adopt new laws and administrative regulations and policies. The following is a summary of significant laws, regulations and policies affecting the operation of American Mobile's and ARDIS' businesses.

GENERAL

  The ownership and operation of American Mobile's (MSS) system and ARDIS' ground-based two-way wireless data system are subject to the rules and regulations of the FCC, which acts under authority granted by the Communications Act and related federal laws. Among other things, the FCC allocates portions of the radio frequency spectrum to certain services and grants licenses to and regulates individual entities using that spectrum. American Mobile and ARDIS operate pursuant to various licenses granted by the FCC.

  Both American Mobile and ARDIS are Commercial Mobile Radio Service ("CMRS") providers and therefore are regulated as common carriers. The companies must offer service at just and reasonable rates on a first-come, first-serve basis, without any unjust or unreasonable discrimination, and they are subject to the FCC's complaint processes. The FCC has forborne from applying numerous common carrier provisions of the Communications Act to CMRS providers. In particular, American Mobile and ARDIS are not subject to traditional public utility rate-of-return regulation, and the companies are not required to file tariffs with the FCC for their domestic services.

  As providers of interstate telecommunications services, American Mobile and ARDIS are required to contribute to the FCC's universal service fund, which supports the provision of telecommunications services to high-cost areas, and establishes funding mechanisms to support the provision of service to schools, libraries, and rural health care providers. Under the FCC's current rules, American Mobile and ARDIS are required to contribute a percentage of their end-user telecommunications revenues resulting from the sale of telecommunications services. The extent of this obligation is subject to change. A number of parties have filed petitions for review of the FCC's universal service policy and these appeals have been consolidated in the U.S. Court of Appeals for the Fifth Circuit. Both companies may also be required to contribute to state universal service programs. The requirement to make these payments, the amount of which in some cases may be subject to change and is not yet determined, may have a material adverse impact on the conduct of their businesses.

  American Mobile and ARDIS are subject to the Communications Assistance for Law Enforcement Act ("CALEA"). Under CALEA, American Mobile and ARDIS must ensure that law enforcement agencies can intercept certain communications transmitted over their networks. American Mobile and ARDIS must also ensure that law enforcement agencies are able to access certain call-identifying information relating to communications over their networks. The companies must comply with the CALEA requirements and any rules subsequently promulgated by October 25, 1998 or face possible sanctions, including substantial fines and possible imprisonment of company officials. The FCC currently has a proceeding underway to establish rules for the implementation of these requirements. This proceeding primarily addresses record-keeping and security-related issues. The telecommunications industry, which has been charged with establishing detailed technical standards for compliance with CALEA's requirements, has not yet been able to adopt final standards that are acceptable to law enforcement. While both Congress and the FCC have the authority to extend the compliance deadline, both have thus far declined to do so. It is not clear whether the companies will be able to comply with CALEA's requirements or will be able to do so in a timely manner. CALEA establishes a federal fund to compensate telecommunications carriers for all reasonable costs directly associated with modifications performed by carriers in connection with equipment, facilities, and services installed or deployed on or before January 1, 1995. For equipment, facilities, and services deployed after January 1, 1995, the CALEA fund is supposed to compensate carriers for any reasonable costs associated with modifications required to make compliance "reasonably achievable." It is possible that all necessary modifications will not qualify for this compensation and that the available funds will not be sufficient to reimburse the companies. The requirement to comply with CALEA could have a material adverse effect on the conduct of their businesses.

  As a matter of general regulation by the FCC, both of the companies are subject to, among other things, payment of regulatory fees, restrictions on the level of radio frequency emissions of their systems' mobile terminals and base stations, and "rate integration" regulations requiring that providers of interstate interexchange telecommunications services charge the same rates for these services in every state, including Puerto Rico and the U.S. Virgin Islands. Any of these regulations may have an adverse impact on the conduct of their businesses.

  The FCC licenses of American Mobile and ARDIS are subject to restrictions in the Communications Act that (i) certain FCC licenses may not be held by a corporation of which more than 20% of its capital stock is directly owned of record or voted by non-U.S. citizens or entities or their representatives and
(ii) that no such FCC license may be held by a corporation controlled by another corporation ("indirect ownership") if more than 25% of the controlling corporation's capital stock is owned of record or voted by non-U.S. citizens or entities or their representatives, if the FCC finds that the public interest is served by the refusal or revocation of such license. However, with the implementation of the Basic Telecommunications Agreement ("BTA"), negotiated under the auspices of the World Trade Organization ("WTO") and to which the United States is a party, the FCC will presume that indirect ownership interests in excess of 25% by non-U.S. citizens or entities will be permissible to the extent that the ownership interests are from WTO-member countries. The BTA took effect on February 5, 1998, and the FCC's implementing regulations took effect on February 9, 1998.

MSS SYSTEM

  American Mobile is licensed by the FCC to provide a broad range of mobile voice, data and dispatch services via satellite to land, air and sea-based customers in a service area consisting of the continental United States, Alaska, Hawaii, Puerto Rico, the U.S. Virgin Islands and U.S. coastal waters and airspace. American Mobile is also authorized to provide fixed site voice and data services via satellite to locations within this service area, so long as such services remain incidental to American Mobile's mobile communications services. American Mobile is authorized to build, launch and operate three geosynchronous satellites in accordance with a specified schedule. American Mobile is not in compliance with the schedule for commencement and construction of its second and third satellites and has petitioned the FCC for changes to the schedule. Certain of these extension requests have been opposed by third parties. The FCC has not acted on American Mobile's requests. The FCC has the authority to revoke the authorizations for the second and third satellites and, in connection with such a revocation, could exercise its authority to rescind American Mobile's license. American Mobile believes that the exercise of such authority to rescind the license is unlikely. The term of the license for each of American Mobile's three authorized satellites is ten years, beginning when American Mobile certifies that the respective satellite is operating in compliance with American Mobile's license. The ten-year term of MSAT-2 began August 21, 1995. Although American Mobile anticipates that the authorizations are likely to be extended in due course to correspond to the useful lives of the satellites and that new licenses will be granted for replacement satellites, there is no assurance of such extension or grant.

  Holdings' current foreign ownership level, for which the indirect ownership limits are applicable, is approximately 21%. Singapore, which is the domicile of Singapore Telecom, one of Holdings' largest shareholders, is a WTO-member country.

  On March 12, 1998, the FCC granted American Mobile's application requesting the modification of its license to permit the Company to implement the Satellite Purchase Agreement and Satellite Lease Agreement. This proceeding was contested, and the opponents to this application may seek review of this grant. In addition, this grant is conditioned upon and subject to modification as necessary to comply with any subsequent agreement between representatives of the governments of Canada and the United States concerning shared use of MSAT-1.

  MSAT-2, like MSAT-1, is designed to be able to operate over the 1530-1559/1631.5-1660.5 MHz bands (the "L-band"). American Mobile is currently licensed to operate in the 1544-1559/1645-1660.5 MHz bands (the "upper L-band"). The FCC has designated American Mobile as the licensee for both MSS and Aeronautical Mobile Satellite (Route) Service ("AMS(R)S"). AMS(R)S includes satellite communications related to air traffic control, as well as aeronautical safety-related operational and administrative functions. As a condition to its authorization, American Mobile is required by the FCC to be capable of providing priority and preemptive access for AMS(R)S traffic in the upper L-band and to be interoperable with and capable of transferring AMS(R)S traffic to international and foreign systems providing such service. American Mobile currently anticipates it will be able to meet these requirements without any material adverse effect on its business. If American Mobile is unable to meet these requirements, the FCC may authorize and give priority spectrum access to one or more additional satellite systems that meet the specified requirements.

  American Mobile has applied for authorization to operate in the additional 1530-1544/1631.5-1645.5 MHz bands (the "lower L-band"). If American Mobile is assigned spectrum in the lower L-band, it will be required by the FCC to provide similar priority and preemptive access in that spectrum to maritime distress and safety communications. With respect to its mobile voice terminals, American Mobile currently anticipates it will be able to meet this requirement without any material adverse effect on its business. The Federal Aviation Administration ("FAA") filed comments, however, in connection with American Mobile's application to operate up to 30,000 mobile data terminals that were transitioned from leased space segment to MSAT-2 in late 1995, stating its concern that the mobile data terminals cannot be operated in compliance with American Mobile's obligation to provide priority and preemptive access in the upper L-band. The FAA has proposed that American Mobile operate the mobile data terminals in the lower L-band. American Mobile has received successive six-month grants of special temporary authority ("STA"), under a two-year waiver of the FCC's rules on priority and preemptive access, to operate up to 15,100 mobile data terminals in the lower L-band. This number was increased to 33,100 terminals pursuant to American Mobile's acquisition of the mobile data equipment and services previously licensed to Rockwell. The two-year waiver expired on August 1, 1997, but remains in effect while American Mobile's request for a two-year extension of that waiver is pending at the FCC. American Mobile will need additional authority to increase the number of mobile data terminals that it is authorized to operate if it is to fulfill contracts with GE Logisticom and others. American Mobile will also need permission from the FCC to operate mobile data terminals with a different transmission design than those operated under its current lower L-band authorization. Transmissions from these terminals require a wider band width than do transmissions from American Mobile's existing terminals. There can be no assurance that American Mobile will continue to receive authority to operate these new mobile data terminals or any other additional mobile data terminals in the lower L-band.

  American Mobile's mobile terminal authorizations are subject to compliance with certain requirements regarding interference protection to the Global Positioning System ("GPS"). With the consent of the FAA, the FCC granted American Mobile's application subject to certain conditions, including that the grant may be modified after the interference issue is studied. The FCC is now considering a proposal from the National Telecommunications and Information Administration to impose more stringent limits on the out-of-band emissions from certain mobile terminals, including those used in connection with American Mobile's system, in order to protect GPS and the Russian Global Navigation Satellite System ("Glonass"). This proposal would require that mobile terminals used on American Mobile's system be manufactured according to a new design by 2002, and that existing terminals and any terminals not meeting the new specifications be retired or retrofitted by 2005. American Mobile has opposed this proposal. If adopted by the FCC, this policy could have a material adverse effect on American Mobile's business.

  American Mobile's license authorizes MSAT-2 to operate using certain telemetry, transfer and control frequencies in the Ku-band, and, under the Satellite Purchase Agreement, American Mobile would operate MSAT-1 using similar frequencies. American Mobile operates MSAT-2 at the 101(degrees) W.L. orbital location, and, under the Satellite Purchase Agreement, would also operate MSAT-1 at 101(degrees) W.L. GE American Communications, Inc. ("GE American"), also operates a satellite at the 101(degrees) W.L. orbital location. American Mobile and GE American have an agreement covering both MSAT-1 and MSAT-2 that may require American Mobile to modify its operations or make certain payments to GE American if American Mobile's operations cause interference to those of GE American. While there can be no assurances, the Company does not anticipate any interference in the operations of either MSAT-1 or MSAT-2 and those of GE American.

  American Mobile's subscriber equipment will operate in L-band frequencies that are limited in available bandwidth. The feeder-link earth stations and the network communications controller of the CGS operate in the more plentiful fixed satellite service Ku-band frequencies. Of the 30 MHz in the upper L-band frequencies, American Mobile is currently licensed to operate in the 1544-1559/1645.5-1660.5 MHz bands. Of the 30 MHz assigned to American Mobile by the FCC, one MHz is limited to AMS(R)S and one-way paging and two MHz are limited to distress and safety communications. American Mobile does not plan to operate on these three MHz of bandwidth.

  In June 1996, the FCC issued a notice of proposed rulemaking proposing to assign to American Mobile the first 28 MHz of internationally coordinated L-band spectrum from either the upper or lower portion of the MSS L-band. Under the FCC's proposal, American Mobile would have first priority access to use the lower L-band spectrum as necessary to compensate for spectrum unavailable for coordination in the upper L-band. In the event the United States is able to coordinate more than 28 MHz of L-band spectrum, the FCC has proposed allowing other applicants to apply for assignment of those frequencies. Certain entities have filed with the FCC petitions to deny American Mobile's application and comments opposing the assignment of additional frequencies to American Mobile. While there can be no assurances, American Mobile believes the FCC is likely to grant American Mobile's application.

  In the Ku-band frequencies, American Mobile is currently licensed to operate MSAT-2 using 200 MHz within the bands 10.75-10.95 GHz for downlink transmissions and 13.0-13.15 GHz and 13.2-13.25 GHz for uplink transmissions. American Mobile has applied for authority to operate using an additional 200 MHz of spectrum within the same bands.

  Spectrum availability, particularly in the L-band, is a function not only of how much spectrum is assigned to American Mobile by the FCC, but also the extent to which the same frequencies are used by other systems in the North American region, and the manner of such use. All spectrum use must be coordinated with other parties that are providing or plan to provide mobile satellite-based communications in the same geographical region using the same spectrum. At this time, the other parties with which spectrum use must be coordinated include Canada, Mexico, the Russian Federation and Inmarsat.

  Use of the spectrum is determined through a series of negotiations between the United States government and the other user agencies, pursuant to the rules and regulations of the International Telecommunication Union ("ITU"). For the past several years, each of the countries and international organizations that have used or will use L-band frequencies within the North American region have been meeting regularly to negotiate and coordinate their current and future use of that spectrum. American Mobile estimates that international coordination will make approximately 20 MHz of L-band spectrum available to the United States for MSAT-2. Since the coordination process involves many parties and there is uncertainty about the total outcome, the actual amount of spectrum available may be more or less than that estimated. In addition, the proposed Satellite Sharing Agreement may make the coordination of spectrum for American Mobile's system more difficult. Some of the spectrum that may be available to American Mobile may include a portion of the 28 MHz lower L-band spectrum adjacent to the frequencies already assigned to American Mobile by the FCC.

  The ITU's Radio Regulations include a table of frequency allocations that prescribe the permitted uses of the radio spectrum. As a result of the ITU satellite plan for parts of the Ku-band, there also may be restrictions on American Mobile's ability to deploy feederlink earth stations in Alaska, Hawaii, Puerto Rico, and the U.S. Virgin Islands.

  During the course of the licensing process for American Mobile and several times since, the FCC has stated that there is only enough spectrum in the MSS L-band for the FCC to authorize a single MSS system to provide service in the United States. In 1995, however, Comsat applied for authority to provide MSS in the United States in the L-band over the Inmarsat satellite system. Comsat subsequently filed an application seeking a blanket authorization for the operation of 5,000 mobile terminals in the United States, as well as a request for an STA to operate 50 mobile terminals in the United States. On January 9, 1998, the FCC denied Comsat's request for an STA and required that Comsat amend its underlying applications to conform with the requirements established in the FCC's November 1997 order on market access by foreign-licensed satellite systems. This order conforms the FCC's regulations with the BTA and makes it easier for foreign satellite systems from WTO-member countries to access the United States market, while at the same time making clear that the FCC may deny access to such satellite applicants on the basis of spectrum availability, applicants' technical, legal, or financial qualifications, or foreign or domestic policy factors. The order also requires Comsat to make an appropriate waiver of immunity from any suit as part of any application to provide domestic services over Inmarsat's system. On January 12, 1998, Comsat filed an appeal of this order with the U.S. Court of Appeals for the D.C. Circuit, and American Mobile is opposing this appeal as an intervenor. On February 6, 1998, Comsat filed an application for review of the FCC's denial of its request for an STA, and a petition for waiver of the FCC's new market access rules to permit it to offer MSS on a temporary basis in the United States. American Mobile has opposed these filings.

  In its January 9, 1998 denial of Comsat's STA request, the FCC stated that it would be willing to authorize Comsat to provide international service if Comsat amended its blanket license application to show that service through its terminals and Inmarsat's MSS system could be limited to international traffic. Comsat has amended its application in order to make this showing. American Mobile has opposed this application. In addition, Comsat has applied for authority under Section 214 of the Communications Act to provide satellite paging and tracking services in the United States. American Mobile has also opposed this application.

  TMI, which is technically capable of providing service within the United States, has also announced its intention to provide MSS to domestic customers over MSAT-1. On February 10, 1998, the FCC granted a thirty-day STA to SatCom Systems, Inc. ("SatCom") for the testing of up to 30 full-duplex mobile terminals in the United States using TMI's system. On March 10, 1998, SatCom filed a request for an additional STA of 90 days for further testing, and also requested that the scope of this STA be expanded to permit it to operate up to 500 mobile terminals for 180 days on a private carrier basis so that it may conduct U.S. marketing trials. SatCom simultaneously filed an application for a blanket license to operate up to 25,000 mobile terminals in the United States over MSAT-1 on a permanent basis. American Mobile has opposed this blanket license application. On March 30, 1998, TMI filed an application for a blanket license to operate up to 100,000 mobile terminals in the United States over TMI's space segment in MSAT-1 on a permanent basis. American Mobile will oppose TMI's blanket license application.

  On January 30, 1998, Kitcomm Satellite Communications Ltd. ("Kitcomm") filed a letter of intent with the FCC to provide MSS to U.S. customers over its proposed foreign-licensed satellite system. Kitcomm proposes to provide two-way remote data collection, tracking and messaging services over a global system of non-geostationary satellites. Kitcomm has stated its intent to operate a low-power, spread-spectrum system in the lower L-band at 1525-1530/1626.5-1631 MHz. In order to provide domestic service, Kitcomm will also have to request authority to operate mobile terminals in the United States. American Mobile will oppose any FCC application by Kitcomm that would reduce the spectrum available to American Mobile either directly or as a result of international frequency coordination.

  In addition to providing additional competition to American Mobile, a grant of domestic authority by the FCC to one of these foreign systems would significantly increase the demand for spectrum in the international coordination process and could adversely affect American Mobile's business.

  American Mobile is operating under waivers of certain FCC rules. In 1996, the FCC issued an order requiring all CMRS providers to offer what are known as "enhanced 9-1-1 services" including the ability to automatically locate the position of all transmitting mobile terminals. American Mobile would not have been able to offer this automatic location information without adding substantially to the cost of its mobile equipment and reconfiguring its CGS software. The FCC decided not to impose specific new requirements on MSS providers, including American Mobile, at that time. The FCC did state its expectation that such providers eventually would be required to provide "appropriate access to emergency services." A decision to impose this requirement on MSS providers would have a material adverse effect on American Mobile.

  The FCC enacted "rate integration" regulations requiring that providers of interstate interexchange telecommunications services charge the same rates for these services in every state, including Puerto Rico and the U.S. Virgin Islands. American Mobile has opposed the imposition of this rate integration requirement on its MSS system, so that it may preserve the flexibility to charge more for service in areas covered by satellite beams that require more satellite power. The FCC has denied American Mobile's request for a permanent exemption from its rate integration requirement, but has not yet ruled on American Mobile's request for a temporary waiver of a year or more. The FCC has granted American Mobile an interim waiver from its rate integration requirement until its decision on American Mobile's temporary waiver request.

GROUND-BASED SYSTEM

  ARDIS' wireless data network consists of base stations licensed in the Business Radio and Specialized Mobile Radio Service, all operating in the 800 MHz frequency band. The ARDIS system is interconnected with the public switched network.

  The FCC's licensing regime in effect when it issued ARDIS' licenses provided for the issuance of individual licenses for specific channels at specific sites. With respect to the part of the band in which all of ARDIS' base stations operate, however, the FCC has implemented a new licensing regime. The new licensing regime involves the auctioning of licenses for specific channels for wide geographic areas, within which the licensee will have substantial flexibility to operate any number of base stations, including base stations that may operate on the same channels as incumbent licensees such as ARDIS. The FCC has proposed to conduct the auctions for additional channel capacity of the kind used by ARDIS beginning in the third quarter of 1998. The FCC proposes to prohibit the new geographic licensees from causing interference to incumbents, but there is concern that such interference may occur and that practical application of these rules is uncertain.

  ARDIS believes that it has licenses for sufficient channels to meet its current needs for capacity. To the extent that it needs additional capacity, it may be required to either participate in the upcoming auctions or acquire channels from other licensees. As part of its new licensing regime, the FCC permits a wide-area geographic licensee, with prior FCC approval, to sell a portion of its geographic area to another entity. This partitioning authority may increase ARDIS' flexibility to operate additional base stations, but the practical utility of this option is uncertain at this time.

  ARDIS operates its system under a number of waivers of the FCC's technical rules, including rules on station identification, for-profit use of excess capacity, system loading, and multiple station ownership. Several of these waivers were first obtained individually by IBM and Motorola, which operated separate wireless data systems until forming the ARDIS joint venture in 1990. The FCC incorporated a number of these waivers into its regulations when it implemented Congress' statutory provision creating the CMRS classification, and ARDIS no longer requires those waivers. On June 5, 1996, the FCC waived its one-year construction requirement and granted ARDIS extensions of time to complete the buildouts of approximately 190 sites, as required to maintain previously granted licenses. As of March 25, 1998, ARDIS intends but has yet to construct 104 of these sites. The extended construction deadlines vary by site between June 27, 1998 and March 31, 1999. Failure to complete the buildouts in a timely manner could result in a loss of licenses for such sites from the FCC. In addition, at 11 of 104 uncompleted sites ARDIS is required to erect a new tower, and there is no assurance that local zoning regulations will not affect the timetable for the completion of these sites.

  The foregoing does not purport to describe all present and proposed federal, state, and local regulation and legislation relating to the industries in which American Mobile and ARDIS operate. Other existing federal, state, and local regulations currently are the subject of a variety of judicial proceedings, legislative hearings, and administrative and legislative proposal which could change, in varying degrees, the manner in which American Mobile and ARDIS operate. Neither the outcome of these proceedings nor their impact on American Mobile's and ARDIS' operations can be predicted at this time.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The following table sets forth certain information regarding the directors and executive officers of Holdings as of March 31, 1998.

NAME                     AGE POSITION
----                     --- --------
Gary M. Parsons.........  48 Chairman of the Board of Directors and Chief Executive Officer
Walter V. Purnell, Jr...  53 President
Robert L. Goldsmith.....  54 Executive Vice President and Chief Operating Officer
Randy S. Segal..........  42 Vice President, General Counsel and Secretary
Stephen D. Peck.........  53 Vice President, Chief Financial Officer
Jack A. Shaw............  59 Director
Douglas I. Brandon......  39 Director
Steven D. Dorfman.......  62 Director
Ho Siaw Hong............  48 Director
Billy J. Parrott........  63 Director
Andrew A. Quartner......  44 Director
Roderick M. Sherwood,
 III....................  44 Director
Michael T. Smith........  54 Director
Yap Chee Keong..........  37 Director
Albert L. Zesiger.......  69 Director

  Set forth below are descriptions of the backgrounds and principal occupations of each of Holdings' executive officers and directors.

EXECUTIVE OFFICERS

  Gary M. Parsons, 48. Holdings' Chairman of the Board of Directors and Chief Executive Officer effective upon the consummation of the Acquisition, Mr. Parsons has been a Holdings director, the Chief Executive Officer and President of Holdings since July 1996. Mr. Parsons joined Holdings from MCI Communications Corporation ("MCI") where he served in a variety of executive roles from 1990 to 1996, including most recently as Executive Vice President of MCI Communications, and as Chief Executive Officer of MCI's subsidiary MCImetro, Inc. From 1984 to 1990, Mr. Parsons was one of the principals of Telecom*USA, which was acquired by MCI.

  Walter V. Purnell, Jr., 53. Holdings' President effective upon the consummation of the Acquisition. Prior to the Acquisition, Mr. Purnell was President and Chief Executive Officer of ARDIS since September 1995. Previously, Mr. Purnell had served as the chief financial officer of ARDIS since its founding in 1990. Prior to 1990, Mr. Purnell held a broad range of senior executive positions with IBM over 23 years, with financial responsibility over significant telecommunications and other business divisions, both domestically and internationally.

  Robert L. Goldsmith, 54. Holdings' Executive Vice President and Chief Operating Officer since February 1997. Prior to joining Holdings, Mr. Goldsmith was the Senior Vice President of Sales and Marketing and General Manager of the Commercial Services Division for Qwest Communications Company. Prior to joining Qwest in 1995, Mr. Goldsmith was with MCI for nine years in various executive sales and marketing positions.

  Randy S. Segal, 42. Holdings' Vice President, General Counsel and Secretary since October 1992. From October 1983 to October 1992, Ms. Segal was associated with the law firm of Debevoise & Plimpton in New York, New York. Prior to joining Debevoise, Ms. Segal clerked for the Honorable Jerre S. Williams of the United States Court of Appeals for the Fifth Circuit, and for the Honorable Edmund L. Palmieri for the United States District Court for the Southern District of New York.

  Stephen D. Peck, 53. Holdings' Vice President and Chief Financial Officer since July 1997, Mr. Peck was formerly Executive Vice President and Chief Financial Officer at Phillips Publishing International ("PPI"), which he joined in 1986. Prior to joining PPI, Mr. Peck was Senior Vice President for Finance and Administration of the Viguerie Company, which he joined in 1977.

DIRECTORS

  Gary M. Parsons, a Holdings director and Chairman of the Board of Directors, has been a Holdings director since July 1996. See "Executive Officers."

  Douglas I. Brandon, 39. A Holdings director as of January 1998, Mr. Brandon is Vice President--External Affairs & Law, AT&T Wireless Services, Inc. Prior to joining AT&T Wireless in 1993, Mr. Brandon was associated with the law firm of Davis Polk & Wardwell beginning in 1986. Prior to Davis Polk, Mr. Brandon clerked for the Honorable William H. Timbers of the United States Court of Appeals for the Second Circuit.

  Steven D. Dorfman, 62. A Holdings director since April 1996, Mr. Dorfman is Vice Chairman of Hughes Electronics Corporation, Chairman of Hughes Telecommunications and Space Company, and Chairman of Hughes Space and Communications Company. Mr. Dorfman is a member of the Hughes Electronics Executive Committee. Previously, Mr. Dorfman served as President of Hughes Space and Communications Company, and President and Chief Executive Officer of Hughes Communications, Inc. Mr. Dorfman has been with Hughes since 1957.

  Ho Siaw Hong, 48. A Holdings director since April 1997 and from March 1993 to March 1994, Mr. Ho is Assistant Vice President of the Satellite Services Group of Singapore Telecom. Since 1972 he has held a variety of positions at Singapore Telecom in the areas of network control and management, cellular radio, paging and satellite system planning and satellite business development.

  Billy J. Parrott, 63. A Holdings director since May 1988, Mr. Parrott is President and Chief Executive Officer of Antifire, Inc., a manufacturer of non-toxic fire retardants. Mr. Parrott is also the founder and co-founder of several telecommunications companies, including Private Networks, Inc., a builder and operator of telecommunications and broadcast properties, and Roanoke Valley Cellular Telephone Company, a cellular communications company. Mr. Parrott is owner of a production company where he functions as a writer, producer, director and marketing consultant to Fortune 500 companies.

  Andrew A. Quartner, 44. A Holdings director since May 1988, Mr. Quartner also serves as corporate counsel of Nextlink Communications, Inc. and Vice Chairman of CellPort Labs, Inc. Prior to his present positions, Mr. Quartner was Senior Vice President, Law, of AT&T Wireless beginning in 1997, which he joined in November 1985. Prior to joining AT&T Wireless, Mr. Quartner was associated with the law firm of Debevoise & Plimpton in New York.

  Jack A. Shaw, 59. A Holdings director since July 1996, and formerly Chairman of the Board of Directors of Holdings, Mr. Shaw is Chairman and Chief Executive Officer of Hughes Network Systems, Inc. and Senior Vice President of Hughes Electronics Corporation. Mr. Shaw is a member of the Hughes Electronics Corporation Executive Committee. Previously, Mr. Shaw held senior management positions with companies including ITT Space Communications, Inc., Digital Communications Corporation, and M/A-COM Telecommunications, Inc., which was acquired by Hughes in 1987.

  Roderick M. Sherwood, III, 44. A Holdings director since April 1996, Mr. Sherwood is a Vice President of Hughes Electronics Corporation and Executive Vice President of DIRECTV International, Inc. Previously, Mr. Sherwood served as Treasurer of Hughes Electronics Corporation, Senior Vice President-- Operations and Chief Financial Officer of Hughes Telecommunications and Space Company, Chairman of Hughes Investment Management Company, and a member of the Hughes Chairman's Forum. Prior to joining Hughes in May 1995, Mr. Sherwood served in a variety of financial roles during his 14-year career with Chrysler Corporation, where he served as assistant treasurer from 1991 to 1994.

  Michael T. Smith, 54. A Holdings director since April 1996, Mr. Smith is Chairman and Chief Executive of Hughes Electronics Corporation. Mr. Smith is a member of the Hughes Electronics Corporation Executive Committee. Prior to his current position, Mr. Smith served as Chairman of Hughes Aircraft Company and Vice Chairman of Hughes Electronics Corporation. Mr. Smith served as Executive Vice President and Chief Financial Officer of Hughes from 1989 until 1992. Mr. Smith was the Chairman of Hughes Missile Systems Co. from 1992 to 1994. Previously, Mr. Smith served in a variety of financial management positions with Hughes and General Motors Corporation, beginning his career in 1968.

  Yap Chee Keong, 37. A Holdings director since May 1997, Mr. Yap is the Group Financial Controller/Vice President for the Corporate Finance Group of Singapore Telecom with overall responsibility for the financial management and control of the Singapore Telecom Group. Prior to joining Singapore Telecom in 1995, he was the General Manager and Group Financial Controller of United Pulp & Paper Company Limited, and an Audit Manager of KPMG Peat Marwick LLP.

  Albert L. Zesiger, 69. A Holdings director since May 1989, Mr. Zesiger is Principal of the Zesiger Capital Group, LLC, an investment advisory firm. Prior to forming Zesiger Capital, Mr. Zesiger was Managing Director of BEA Associates ("BEA"), an investment advisory firm. He began his career with the General Tire and Rubber Company, where he was Investment Funds Manager and Chairman of the Real Estate Committee. Later, he was involved in mutual fund management with both the Commonwealth Group and the Anchor Group of Mutual Funds. Prior to joining BEA, he was Manager of Investment Advisory Services and a member of the Investment Committee at Lazard Freres & Co.

                            MANAGEMENT COMPENSATION

EXECUTIVE COMPENSATION

  The following tables set forth (a) the compensation paid or accrued by the Company to the Company's chief executive officer and its three other most highly compensated executive officers receiving over $100,000 per year on an annual basis (the "Executive Officers") for services rendered during the fiscal years ended December 31, 1997, 1996 and 1995, and (b) certain information relating to options granted to such individuals.

 Summary Compensation Table

                                                                   LONG TERM
                                                                  COMPENSATION
                                    ANNUAL COMPENSATION              AWARDS
                          --------------------------------------- ------------ ALL OTHER
        NAME AND                         ANNUAL        OTHER        OPTIONS/    COMPEN-
   PRINCIPAL POSITION     YEAR SALARY(1)  BONUS   COMPENSATION(2)   SARS(3)    SATION(4)
   ------------------     ---- --------- -------- --------------- ------------ ---------
Gary M. Parsons.......... 1997 $317,692  $158,000     $ 9,600       100,000     $  --
  Chief Executive Officer 1996  145,385    87,500       4,026       300,000        --
Robert L. Goldsmith(5)... 1997  189,807    76,406       8,800       100,000        --
  Executive Vice
   President,
  Chief Operating Officer
Randy S. Segal........... 1997  191,000    66,850       9,600        25,000        --
  Vice President, General 1996  191,000    52,716       5,619        65,000        --
  Counsel and Secretary   1995  183,750    55,000      40,341        12,000     54,493
Stephen D. Peck(5)....... 1997   88,154    31,318       4,465        50,000        --
  Vice President, Chief
  Financial Officer

--------
(1) Effective with the Acquisition, Messrs. Parsons', Purnell's, and Goldsmith's, Ms. Segal's and Mr. Peck's annualized base salaries are approximately $350,000, $225,000, $219,600, $204,400 and $195,400,
    respectively.
(2) All dollar amounts reported for fiscal year 1995 relate to payments to cover the Executive Officers' increased taxes as a result of relocation expense reimbursements. All dollar amounts reported for fiscal year 1997 and 1996 relate to the personal use of a company car and/or a car allowance.
(3) The numbers reflect grants of options to purchase shares of Common Stock under the Holdings 1989 Employee Stock Option Plan (the "Stock Option Plan"). The Company has not granted stock appreciation rights ("SARs").
(4) Relates to relocation expense reimbursements.
(5) Messrs. Goldsmith and Peck joined the Company in February 1997 and July 1997, respectively.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                              POTENTIAL REALIZABLE
                                                                                VALUE AT ASSUMED
                                                                                 ANNUAL RATES OF
                                                                                   STOCK PRICE
                                                                                APPRECIATION FOR
                                          INDIVIDUAL GRANTS                      OPTION TERM (3)
                         ---------------------------------------------------- ---------------------
                           NUMBER OF    % OF TOTAL
                          SECURITIES   OPTIONS/SARS
                          UNDERLYING    GRANTED TO              EXERCISE OR
                         OPTIONS/SARS   EMPLOYEES/              BASE PRICE
NAME                     GRANTED(1)(2) FISCAL YEAR  ($/SHARE) EXPIRATION DATE    5%         10%
----                     ------------- ------------ --------- --------------- --------- -----------
Gary M. Parsons.........    100,000       7.7373%    $12.81    Jan. 23, 2007  $ 806,021 $ 2,042,233
Robert L. Goldsmith.....    100,000       7.7373%     12.50     Feb. 3, 2007    786,118   1,992,178
Randy S. Segal..........     25,000       1.9343%     12.81    Jan. 23, 2007    201,505     510,558
Stephen D. Peck.........     50,000       3.8686%      9.06    July 14, 2007    284,889     721,965

--------
(1) The numbers reflect the grant of options to purchase shares of Common Stock under the Stock Option Plan. The Company has not granted SARs.
(2) The options become exercisable in three annual installments, vesting at the rate of 33 1/3% per year for three years.
(3) Based on actual option term and annual compounding. The actual value an Executive Officer may realize will depend upon the excess of the price of the Common Stock over the exercise price on the date the option is exercised. Accordingly, there is no assurance that the value ultimately realized by an Executive Officer, if any, will be at or near the values indicated.

THE COMPANY'S MANAGEMENT AND COMPENSATION AFTER THE ACQUISITION

  The networks, operations and sales activities of American Mobile and ARDIS are being integrated such that the Company operates through a single management structure utilizing the talents of the combined management team. Mr. Purnell serves as President of the Company and of Holdings, and Mr. Parsons serves as Chief Executive Officer and Chairman of the Board of Directors of the Company and of Holdings. The Company intends to blend the management of both American Mobile and ARDIS in key technical, sales, marketing and financial positions, in order to leverage the capabilities of each organization.

 Management Compensation Following the Acquisition

  Holdings and the Company have, historically, maintained an executive compensation program designed to align the interests of management with those of its stockholders. In so doing, the goals of the compensation program have been to attract and retain key employees with significant equity participation in the performance of Holdings and the Company through the use of stock incentive grants to executives and key employees, as well as to all employees of the Company. At the same time, in keeping with the overall program philosophy, a significant portion of the cash compensation is at-risk, with discretionary bonus compensation based on attainment of both individual and corporate performance objectives.

  In January 1998, the Board of Directors granted restricted stock to senior management for the first time. These grants include both a three-year vesting schedule as well as specific corporate performance targets related to either the successful fulfillment of the Company's lease of MSAT-2 or the Company's achievement of positive EBITDA. Unless waived by the Board of Directors, failure to meet a required performance target would prevent the vesting of the restricted shares.

  The following table indicates the options and restricted stock granted to the Executive Officers in January 1998, and their cumulative options and restricted shares granted to date:

                                                 JANUARY 1998 TOTAL STOCK OPTION
                                  JANUARY 1998   STOCK OPTION   SHARES GRANTED
                                RESTRICTED STOCK    SHARES    (INCLUDING JANUARY
       EXECUTIVE OFFICER         SHARES AWARDED    GRANTED       1998 GRANT)
       -----------------        ---------------- ------------ ------------------
Gary M. Parsons................     111,111        100,000         500,000
Walter Purnell(1)..............      80,000         80,000          80,000
Robert Goldsmith...............      75,000              0         100,000
Randy S. Segal.................      60,000              0         123,932
Stephen D. Peck................      30,000              0          50,000

--------
(1) Mr. Purnell's grants were contingent on the successful consummation of the Acquisition and Mr. Purnell's employment as President of the Company and of Holdings, each of which transpired on March 31, 1998.

  The companies also maintain broad-based employee stock ownership programs, which also serve to align the interests of the employees with those of the companies and their stockholders. These programs include an employee stock purchase program and a company stock match for employees' contributions to a 401(k) savings plan. Holdings and the Company believe that the availability of these broad-based programs offer additional benefits in recruiting and retaining its employees.

  Since the consummation of the Acquisition, Holdings and the Company have continued the existing compensation policy.

 Management Employment Agreements Following the Acquisition

  At December, 1997, Holdings was a party to change in control agreements (collectively, the "Change in Control Agreements," and individually, a "Change in Control Agreement") with each of Robert Goldsmith, Stephen Peck and Randy
S. Segal, as well as with other members of senior management (collectively, "Key
Executives," and individually, a "Key Executive"). Following the Acquisition a similar agreement was entered into with Walter Purnell. Under the Change in Control Agreements, the Company considers it essential to its best interests and to the best interests of its stockholders to retain its key management personnel. If a change in control occurs during the term of the Change in Control Agreement and the Company terminates the employment of the Key Executive within two years following the occurrence of such change in control,
(i) the Company will provide to each Key Executive a lump-sum severance payment equal to the sum of the Key Executive's annual base salary and the Key Executive's average bonus, (ii) all options to purchase securities of the Company granted to the Key Executive pursuant to the Company's Stock Option Plan or any other Company plan that are then held by the Key Executive will be accelerated to the later of the date of termination or six months after the date such option was granted, and shall continue to be exercisable for a two-year period after such acceleration, and (iii) the Company will provide the Key Executive with group term life insurance, health insurance, accident and long-term disability insurance benefits, which shall continue for a twelve-month period or until the date the Key Executive will reach age sixty-five substantially similar in all respects to those that the Key Executive was receiving immediately prior to the termination date. In addition, the Company will pay to the Key Executive all reasonable legal fees and expenses incurred by the Key Executive as a result of a termination.

  Holdings also has entered into certain arrangements with Mr. Parsons with respect to change in control of the companies. Mr. Parsons' agreements, reflected in an initial employment letter agreement and in his subsequent stock option and restricted stock agreements, provide that Mr. Parsons would be entitled to one year's salary in the event his employment terminates following a change in control, and all equity awards would vest upon the occurrence of a change in control without regard to whether Mr. Parsons' employment were terminated.

  The Acquisition did not trigger a change in control under any of the arrangements in effect for the Key Executives or for Mr. Parsons.

                              SECURITY OWNERSHIP

  The following table and the accompanying notes set forth certain information concerning the beneficial ownership of Holdings' Common Stock at March 31, 1998 (except where otherwise indicated) after giving effect to the Acquisition by each person who is known by Holdings to own beneficially more than five percent of Holdings' Common Stock. Except as otherwise indicated, each person listed in the table has informed Holdings that such person has, or following the Acquisition will have in the case of the pro forma numbers (i) sole voting and investment power with respect to such person's shares of Common Stock and
(ii) record and beneficial ownership with respect to such person's shares of Common Stock.

                                                    PRO FORMA     PRO FORMA
          NAME OF BENEFICIAL OWNER(1)            NUMBER OF SHARES % OF CLASS
          ---------------------------            ---------------- ----------
AT&T Wireless Services, Inc....................      3,881,424(2)    12.0%
1150 Connecticut Avenue, N.W.
Washington, DC 20036
Singapore Telecommunications Ltd...............      4,919,046(3)    15.2%
31 Exeter Road, Comcentre......................
Singapore 239732
Republic of Singapore
Baron Capital, Inc.............................      6,187,933(4)    19.2%
767 Fifth Avenue, 24th Floor...................
New York, NY 10153
Motorola, Inc..................................      6,549,217(5)    20.6%
1303 East Algonquin Road
Schaumberg, IL 60196
Hughes Communications Satellite                     11,566,622(6)    31.8%
 Services, Inc.................................
Building S66/D468
Post Office Box 92424
Los Angeles, CA 90009
       DIRECTORS AND EXECUTIVE OFFICERS
       --------------------------------
Douglas I. Brandon.............................              0          *
Steven A. Dorfman..............................          1,000          *
Robert L. Goldsmith(7)(8)......................        111,158          *
Ho Siaw Hong...................................              0          *
Billy J. Parrott(9)(10)........................         12,000          *
Gary M. Parsons(7)(8)..........................        256,267          *
Stephen D. Peck(7)(8)..........................         30,218          *
Walter V. Purnell, Jr.(8)(11)..................         80,200          *
Andrew A. Quartner(9)(12)......................          5,500          *
Randy S. Segal(7)(8)...........................        133,556          *
Jack A. Shaw...................................              0          *
Roderick M. Sherwood III.......................              0          *
Michael T. Smith...............................          1,000          *
Yap Chee Keong.................................              0          *
Albert L. Zesiger(13)..........................         44,000          *
All Directors and Executive Officers as a group
 (14 persons) (7)(8)(9)........................        674,899       2.23%

--------
  *  Less than 1%
 (1) Certain holders of Common Stock, including each of the beneficial owners of more than 5% of the Common Stock ("5% Stockholders") listed in the table are parties to a stockholders' agreement dated December 1, 1993
     (the "Stockholders' Agreement"). The 5% Stockholders who are parties to the Stockholders' Agreement may be deemed to constitute a group having beneficial ownership of all Common Stock held by members of such group. Each such 5% Stockholder disclaims beneficial ownership as to shares of Common Stock held by other 5% Stockholders.
 (2) Through its subsidiaries, Transit Communications, Inc. (681,818 shares), Satellite Communications Investments Corporation (1,344,067 shares), and Space Technologies Investments, Inc. (1,855,539). Includes 649,347 shares of Common Stock issuable upon exercise of warrants held by Space Technologies Investments, Inc., and 230,932 shares of Common Stock issuable upon exercise of warrants held by Satellite Communications Investments Corporation. Such warrants are exercisable at any time through December 20, 1998, at an exercise price of $21.00 per share, subject to restriction if such exercise would cause the Company's foreign ownership to exceed the levels permitted by the Communications Act. Transit Communications, Inc. is indirectly 80%-owned by LIN Broadcasting Corporation, which is an indirect subsidiary of AT&T Wireless. Satellite Communications Investments Corporation and Space Technologies Investments, Inc. are direct or indirect subsidiaries of AT&T Wireless.
 (3) Singapore Telecom is approximately 81%-owned by Temasek Holdings
     (Private) Ltd., a Singapore holding company that is wholly owned by the Government of Singapore. Includes 812,500 shares of Common Stock issuable upon exercise of warrants issued in connection with the Bank Financing.
 (4) Includes 812,500 shares of Common Stock issuable upon exercise of warrants issued in connection with the Bank Financing.
 (5) Assumes stockholder approval of the issuance of all Purchase Price shares of Holdings' Common Stock and warrants for shares of Holdings' Common Stock to Motorola. Includes 281,040 shares of Common Stock issuable upon exercise of warrants issued to Motorola in connection with the Acquisition.
 (6) Hughes Communications Satellite Services, Inc. ("HCSSI") is an indirect wholly-owned subsidiary of Hughes, which is a wholly-owned subsidiary of General Motors Corporation. Includes 25,000 shares of Common Stock issuable upon exercise of warrants issued to HCSSI on January 19, 1996, in connection with a prior interim financing facility guarantee and 4,875,000 shares of Common Stock issuable upon exercise of warrants issued in connection with the Bank Financing.
 (7) Includes shares owned through the Company's matching 401(k) Plan and/or Employee Stock Purchase Plan.
 (8) Includes shares issuable upon the exercise of options granted under the Stock Option Plan which options are vested and exercisable within sixty days after March 31, 1998, subject to compliance with applicable securities laws.
 (9) Includes shares issuable upon the exercise of options granted under the Nonemployee Director Stock Option Plan which options are vested and exercisable within sixty days after March 31, 1998, subject to compliance with applicable securities laws.
(10) Includes 7,500 shares owned by Private Networks, Inc., a company in which Mr. Parrott owns a one-third equity interest. Mr. Parrott disclaims beneficial ownership as to all such shares of Common Stock.
(11) Includes 200 shares owned by Mr. Purnell's wife, as to which Mr. Purnell disclaims beneficial ownership.
(12) Includes 1,050 shares owned by trusts for the benefit of each of Mr. Quartner's three children, of which Mr. Quartner is trustee, and 100 shares owned by Mr. Quartner's wife. Mr. Quartner disclaims beneficial ownership as to all such shares of Common Stock.
(13) Includes 4,000 shares owned by ZCG Pension Fund managed by Mr. Zesiger. Mr. Zesiger disclaims beneficial ownership as to all such shares of Common Stock except to the extent of his pecuniary interest in ZCG
     Pension Fund.

             CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

  Holdings and each holder of shares of Common Stock who acquired such shares prior to Holdings' initial public offering of 8,500,000 shares of Common Stock, which was completed December 20, 1993, are parties to a Stockholders' Agreement, amended and restated as of December 1, 1993 (the "Stockholders' Agreement"). The remaining parties to the Stockholders' Agreement (principally Hughes, Singapore Telecom and AT&T Wireless) hold approximately 50% of the outstanding shares of Common Stock, on a fully diluted basis, without giving effect to the Units Offering. The Stockholders' Agreement sets forth agreements among the parties relating to the governance of Holdings, ownership of shares and the voting and transferability of Common Stock and other matters. The Stockholders' Agreement limits Holdings' activities to providing and marketing mobile satellite service, designing, constructing, operating and maintaining American Mobile's mobile satellite system, engaging in the communications business, and engaging in activities necessary, appropriate or reasonably related to the foregoing. Holdings does not currently intend to engage in any other activities. The Stockholders' Agreement provides that the parties will not vote to remove members of the Board of Directors except for cause and that they will not elect or permit the election of a director who is not a U.S. citizen, if such action would cause Holdings to violate applicable law, regulations or FCC policy.

  In the Stockholders' Agreement, stockholders who, together with their affiliates, own in excess of five percent of the Common Stock ("Specified Stockholders") have also agreed to cause their representatives on Holdings' Board of Directors to appoint to the Executive Committee two directors (and one alternate) nominated by each of the two Specified Stockholders which are parties to the Stockholders' Agreement that hold the greatest number of shares of Common Stock and one director (and one alternate) nominated by the Specified Stockholder that holds the third greatest number of shares of Common Stock, provided that each Specified Stockholder making such nomination holds at least 15% (the "Threshold Percentage"), of the outstanding Common Stock. Notwithstanding the foregoing, regardless of whether any other Specified Stockholder which is a party to the Stockholders' Agreement holds the Threshold Percentage of the outstanding shares of Common Stock, during the period that any single Specified Stockholder or group of affiliated stockholders which are parties to the Stockholders' Agreement are the record holders of more than 50% of the outstanding Common Stock, the Specified Stockholders have agreed to cause their Board representatives to vote for the appointment to the Executive Committee of nominees of that Specified Stockholder. The Stockholders' Agreement also provides that no person shall be elected to the Board of Directors if such election would violate the Communications Act or regulations thereunder. Furthermore, the Stockholders' Agreement provides that no director shall be elected to the Executive Committee if such election, in the opinion of counsel for Holdings, would raise a reasonable prospect of violating the Communications Act or regulations thereunder. Moreover, before any Specified Stockholder may elect a director of Holdings who is not a United States citizen, it must first allow Singapore Telecom to elect such a director, provided Singapore Telecom casts sufficient cumulative votes to elect a director.

  The Communications Act provides that certain FCC licenses may not be held by a corporation of which more than 20% of its capital stock is directly owned of record or voted by non-U.S. citizens or entities or their representatives (the Company's wholly-owned subsidiary, AMSC Subsidiary Corporation, as the holder of the FCC license to construct and operate American Mobile's mobile satellite services system, is subject to these restrictions). Further, the Communications Act provides that certain FCC licenses may not be held by a corporation controlled by another corporation if more than 25% of the controlling corporation's capital stock is owned of record or voted by non-U.S. citizens or entities or their representatives ("Alien Ownership"), if the FCC finds that the public interest is served by the refusal or revocation of such license (the Company controls AMSC Subsidiary Corporation and therefore is subject to these restrictions). The Stockholders' Agreement contains procedures for reducing the risk that Holdings will fail to comply with the FCC's Alien Ownership restrictions as a result of the ownership of the stockholders party to that Agreement or their respective holdings in Holdings.

  The Stockholders' Agreement provides that when a Specified Stockholder transfers Common Stock not acquired by such Specified Stockholder in the open market, the transferee shall become a party to the Stockholders' Agreement, and shall assume all of the transferring Specified Stockholder's rights and obligations under the Stockholders' Agreement, provided such transferee together with its affiliates would, giving effect to such transfer, hold in excess of 5.0% of the issued and outstanding Common Stock.

  The Stockholders' Agreement continues until terminated by the affirmative vote of the holders of three-fourths of the issued and outstanding Common Stock held by parties to the Stockholders' Agreement. It may be amended by a three-fourths' vote of the Specified Stockholders, except that amendments to the provisions providing for registration rights and certain other matters require the affirmative vote of the holders of three-fourths of the outstanding Common Stock held by parties to the Stockholders' Agreement.

 Stockholders Guarantees

  As described below, certain of the principal stockholders of Holdings are guarantors of the New Bank Financing, and have received certain warrants to purchase shares of Holdings' Common Stock and other consideration in connection with providing such guarantee. See "Description of New Bank Financing."

 Bridge Facility

  On December 30, 1997, Holdings entered into a bridge facility (the "Bridge Facility") with HCSSI in the principal amount of up to $10 million, secured by a pledge of Holdings' interest in its 80%-owned subsidiary, AMRC Holdings, Inc. The Bridge Facility bore an annual interest rate of 12% and a maturity date of March 31, 1999, and required mandatory repayment in the event net proceeds are received from any asset disposition, lease agreement, financing or equity transaction of Holdings. The Bridge Facility also included a number of conditions precedent to each borrowing thereunder, including a schedule for permitted borrowings through February 1998. The Bridge Facility was fully drawn, and was repaid in full with a portion of the proceeds from the Units Offering.

 Motorola Agreements

  In connection with the Acquisition, and pursuant to the Purchase Agreement, Holdings, Motorola and certain of Holdings' principal stockholders (Hughes, Singapore Telecom and AT&T Wireless) (the "Participating Stockholders") agreed to certain participation and registration rights with respect to Holdings' Common Stock.

  Pursuant to the terms of the Participation Rights Agreements entered into on December 31, 1997 (the "Participation Rights Agreement"), in the event that one of the Participating Stockholders seeks to transfer its shares of Holdings' Common Stock other than in a Rule 144 or public stock exchange or Nasdaq Stock Market transaction (a "Transfer") at a time at which Motorola beneficially owns 5% or more of Holdings' Common Stock, Motorola has a right to receive notice of the intended Transfer by such Participating Stockholder and a right to participate (proportionate to Motorola's stockholdings relative to those of such Participating Stockholder) in such contemplated Transfer. Under the Participation Rights Agreement, the Participating Stockholders are entitled to similar notice and participation rights in the event of an intended transfer by Motorola of its interests in Holdings' Common Stock.

  The Participation Rights Agreement also provides that in connection with the Acquisition, Motorola is entitled to certain demand and participation ("piggyback") registration rights with respect to the shares of Common Stock to be issued to Motorola (directly or following exercise of its warrants) as part of the purchase price of ARDIS. Pursuant to the Agreement, after the first year following the Acquisition of ARDIS, Motorola or its transferees is/are entitled to two demand registrations with respect to its shares of Holdings' Common Stock, subject to certain registration priorities and postponement rights of Holdings. In addition, Motorola is entitled to piggyback registration in connection with any registration of securities by Holdings (whether or not for its own account) on a form which may be used for registration of the Common Stock held by Motorola. Under the Participation Rights Agreement, Motorola's piggyback registration rights has certain priorities for sale over those of other parties (including the Participating Stockholders). Motorola's priority rights, however, do not extend to a primary registration on behalf of Holdings or to the registration rights relating to the Old Notes.

  In addition, under the Participation Rights Agreement, the Participating Stockholders and Baron agreed with Motorola to vote its shares of Common Stock in favor of and take such other action as may be necessary to approve the Acquisition, including the issuance of shares of Holdings' Common Stock to Motorola in connection with the Acquisition.

  As described below, Motorola also agreed to provide the Company with a $10.0 million Vendor Financing Facility. See "Description of Motorola Vendor Financing."

                       DESCRIPTION OF NEW BANK FINANCING

  In connection with the Units Offering, Holdings, the Company and its subsidiaries renegotiated the then existing $200.0 million Bank Financing with Morgan Guaranty Trust Company of New York, Toronto Dominion Bank, Bank of America National Trust and Savings Association and certain other lenders (collectively, the "Banks") to provide for two facilities: (i) the Revolving Credit Facility, a $100.0 million unsecured five-year reducing revolving credit facility, and (ii) the Term Loan Facility, a $100.0 million five-year, term loan facility with up to three additional one-year extensions subject to the Banks' approval. The Revolving Credit Facility will rank pari passu with the Notes. The Term Loan Facility is secured by the assets of Holdings, principally its assets in AMRC and the Company, and will be effectively subordinated to the Revolving Credit Facility and the Notes. The New Bank Financing will be severally guaranteed by Hughes, Singapore Telecom and Baron Capital Partners, L.P.

  The Banks' placement fee for the New Bank Financing was in an amount of approximately $500,000. Each of the Revolving Credit Facility and the Term Loan Facility are severally guaranteed by Hughes, Singapore Telecom and Baron (the "Bank Facility Guarantors"). In addition, in connection with the New Bank Financing, the Bridge Facility will be repaid.

 The Revolving Credit Facility

  The Revolving Credit Facility bears an interest rate, generally, of 50.0 basis points above London Interbank Offered Rate ("LIBOR") and is unsecured, with a negative pledge on the assets of the Company and its subsidiaries ranking pari passu with the Notes. The Revolving Credit Facility will be reduced $10 million each quarter, beginning with the quarter ending June 30, 2002, with the balance due on maturity of March 31, 2003. Certain proceeds received by the Company would be required to repay and reduce the Revolving Credit Facility, unless otherwise waived by the Banks and the Bank Facility
Guarantors: (1) 100% of excess cash flow obtained by the Company; (2) the first $25.0 million net proceeds of the lease or sale of MSAT-2 received by the Company, and thereafter 75% of the remaining proceeds received from such lease or sale (the remaining 25% may be retained by the Company for business operations); (3) 100% of the proceeds of any other asset sales by the Company;
(4) 50% of the net proceeds of any offerings of the Company's equity (the remaining 50% to be retained by the Company for business operations); and (5) 100% of any major casualty proceeds. At such time as the Revolving Credit Facility is repaid in full, and subject to satisfaction of the restrictive payments provisions of the Notes, any prepayment amounts that would otherwise have been used to prepay the Revolving Credit Facility will be dividended to Holdings.

 The Term Loan Facility

  The Term Loan Facility bears an interest rate, generally, of 50.0 basis points above LIBOR and is secured by the assets of Holdings, principally its stockholdings in AMRC and the Company. The Term Loan Agreement does not include any scheduled amortization until maturity, but does contain certain provisions for prepayment based on certain proceeds received by Holdings, unless otherwise waived by the Banks and the Bank Facility Guarantors: (1) 100% of excess cash flow obtained by Holdings; (2) the first $25.0 million net proceeds of the lease or sale of MSAT-2 received by Holdings, and thereafter 75% of the remaining proceeds received from such lease or sale (the remaining 25% to be retained by the Company for business operations); (3) 100% of the proceeds of any other asset sales by Holdings; (4) 50% of the net proceeds of any equity offerings of Holdings (the remaining 50% to be retained by Holdings for business operations); and (5) 100% of any major casualty proceeds of Holdings. To the extent that the Term Loan Facility is repaid, the aforementioned proceeds that would otherwise have been used to repay the Term Loan Facility will be used to repay and reduce the commitment under the Revolving Credit Facility.

 The Guarantees

  In connection with the New Bank Financing, the Bank Facility Guarantors agreed to extend separate guarantees of the obligations of each of the Company and Holdings to the Banks, which on a several basis aggregate to $200 million. In their agreement with each of the Company and Holdings (the "Guarantee Issuance Agreement"), the Bank Facility Guarantors agreed to make their guarantees available for the New Bank Financing. The Guarantee Issuance Agreement includes certain additional agreements of the Company and of Holdings including with respect to financial performance of the Company relating to the ratio of debt to EBITDA and service revenue, which, if not met, could, if not waived, limit the Company's ability to draw down on additional amounts under the Revolving Credit Facility and result in a default under the New Bank Financing beginning in 1999. In exchange for the additional risks undertaken by the Bank Facility Guarantors in connection with the New Bank Financing, Holdings agreed to compensate the Bank Facility Guarantors, principally in the form of 1 million additional warrants and repricing of 5.5 million warrants previously issued (together, the "Guarantee Warrants"). The Guarantee Warrants have an exercise price of $12.51. The Bank Facility Guarantors have certain demand and piggy-back registration rights with regard to the unregistered shares of the Company's Common Stock held by them or issuable upon exercise of the Guarantee Warrants.

  Further, in connection with the Guarantee Issuance Agreement, Holdings agreed to reimburse the Bank Facility Guarantors in the event that the Guarantors are required to make payment under the Revolving Credit Facility guarantees, and, in connection with this Reimbursement Commitment provided the Bank Facility Guarantors a junior security interest with respect to the assets of Holdings, principally its stockholdings in AMRC and the Company.

                   DESCRIPTION OF MOTOROLA VENDOR FINANCING

  Motorola has agreed to provide the Company with up to $10.0 million of vendor financing, which will be available to finance up to 75% of the purchase price of additional base stations needed to meet the buildout requirements of the UPS Contract. Loans under this facility will bear interest at a rate equal to LIBOR plus 7.0% and will be guaranteed by Holdings and each subsidiary of the Company. The terms of such facility will require that amounts borrowed be secured by the equipment purchased therewith. This commitment is subject to customary conditions, including due diligence, and there can be no assurance that the facility will be obtained by the Company on these terms or at all. See "Risk Factors--Liquidity; Need for Additional Capital."

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  The Old Notes were originally sold by the Company on March 31, 1998 to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and pursuant to offers and sales that occurred outside the United States within the meaning of Regulation S under the Securities Act. As a condition to the completion of the Units Offering, the Company and the Subsidiary Guarantors entered into the Debt Registration Rights Agreement with the Initial Purchasers pursuant to which the Company and the Subsidiary Guarantors agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to an offer to exchange the Old Notes for Exchange Notes. The Exchange Notes will be substantially identical to the Old Notes, except that the Exchange Notes will bear a Series B designation and will have been registered under the Securities Act and, therefore will not contain terms with respect to transfer restrictions (other than those that might be imposed by state securities laws). If (i) Holdings, the Company and the Subsidiary Guarantors are not required to file the Exchange Offer Registration Statement or permitted to commence or accept tenders pursuant to the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities (as defined herein) notifies the Company prior to the 20th business day after the consummation of the Exchange Offer that (a) it is prohibited by law or Commission policy from participating in the Exchange Offer or (b) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (c) it is a broker-dealer and owns Old Notes acquired directly from the Company or an affiliate of the Company, Holdings, the Company and the Subsidiary Guarantors will file with the Commission the Shelf Registration Statement. For purposes of the Exchange Offer, "Transfer Restricted Securities" means each Old Note until the earliest to occur of (i) the date on which such Old Note has been exchanged in the Exchange Offer for an Exchange Note which is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (ii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act (and purchasers thereof have been issued Exchange Notes) and each Exchange Note until the date on which such Exchange Note is disposed of by a broker-dealer pursuant to the section entitled "Plan of Distribution," herein.

  Under existing interpretations of the staff of the Commission, the Exchange Notes would, in general, be freely transferable after the Exchange Offer without further registration under the Securities Act. However, any purchaser of Old Notes who is an "affiliate" of the Company or intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes (i) will not be able to rely on the interpretations of the staff of the Commission,
(ii) will not be able to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

  Each holder who wishes to exchange such Old Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including representations that (i) it is not an affiliate of the Company, (ii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes and (iii) it is acquiring the Exchange Notes in its ordinary course of business. In addition, broker-dealers receiving Exchange Notes in the Exchange Offer will have a prospectus delivery requirement with respect to resales of Exchange Notes. The Commission has taken the position that such broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of Old Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Debt Registration Rights Agreement, the Company is required to allow such broker-dealers to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes for a period of one year after the Expiration Date.

  The Debt Registration Rights Agreement provides that (i) Holdings, the Company and the Subsidiary Guarantors will file an Exchange Offer Registration Statement with the Commission on or prior to 45 days after the completion of the Units Offering, (ii) Holdings, the Company and the Subsidiary Guarantors will use their best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 135 days after the completion of the Units Offering, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement is declared effective by the Commission, Exchange Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer, and (iv) if obligated to file the Shelf Registration Statement, Holdings, the Company and the Subsidiary Guarantors will use their best efforts to file the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises and to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 135 days after such obligation arises.

  If (i) Holdings, the Company and the Subsidiary Guarantors fail to file any of the Registration Statements required by the Debt Registration Rights Agreement on or before the date specified for such filing, (ii) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (iii) Holdings, the Company and the Subsidiary Guarantors fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above a "Registration Default"), then Holdings, the Company and the Subsidiary Guarantors will pay Liquidated Damages to each Holder of Notes in an amount equal to 0.05% per week per $1,000 principal amount of the Notes for the first 90 days after such Registration Default. The amount of the Liquidated Damages will increase, up to a maximum rate of $.50 per week per $1,000 principal amount of Notes, by an additional 0.05 % per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

  The summary herein of certain provisions of the Debt Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Debt Registration Rights Agreement, a copy of which is filed as an exhibit to the Exchange Offer Registration Statement of which this Prospectus is a part.

  Following the consummation of the Exchange Offer, holders of the Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not have any further registration rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

  The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that (i) the Exchange Notes bear a Series B designation and a different CUSIP Number from the Old Notes, (ii) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Notes will not be entitled to certain rights under the Debt Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights generally will terminate when the Exchange Offer is terminated. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.

  The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered. As of the date of this Prospectus, $335,000,000 aggregate principal amount of Old Notes were outstanding.

  Holders of Old Notes do not have any appraisal or dissenters rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

  The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Company.

  If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

  Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean 5:00 p.m., New York time, on [   ],
1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

  In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York time, on the next business day after the previously scheduled expiration date.

  The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE EXCHANGE NOTES

  The Exchange Note will bear interest from the most recent date to which interest has been paid or duly provided for on the Old Note surrendered in exchange for such Exchange Note or, if no interest has been paid or duly provided for on such Old Note, from March 31, 1998. Interest on the Exchange Notes is payable semi-annually on each April 1 and October 1 commencing on October 1, 1998.

  Holders of Old Notes whose Old Notes are accepted for exchange will not receive accrued interest on such Old Notes for any period from and after the last date to which interest has been paid or duly provided for on the Old Notes prior to the original issue date of the Exchange Notes or, if no such interest has been paid or duly provided for will not receive any accrued interest on such Old Notes, and will be deemed to have waived, the right to receive any interest on such Old Notes accrued from and after March 31, 1998.

PROCEDURES FOR TENDERING

  For a holder of Old Notes to tender Old Notes validly pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee, or (in the case of a book-entry transfer), an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at the address set forth in the Letter of Transmittal prior to 5:00 p.m., New York time, on the Expiration Date. In addition, prior to 5:00 p.m., New York time, on the Expiration Date, either (a) certificates for tendered Old Notes must be received by the Exchange Agent at such address or
(b) such Old Notes must be transferred pursuant to the procedures for book-entry transfer described below (and a confirmation of such tender received by the Exchange Agent, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal).

  The term "Agent's Message" means a message transmitted by the Depository, received by the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that the Depository has received an express acknowledgment from the participant in the Depository tendering Old Notes which are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant. In the case of an Agent's Message relating to guaranteed delivery, the term means a message transmitted by the Depository and received by the Exchange Agent, which states that the Depository has received an express acknowledgment from the participant in the Depository tendering Old Notes that such participant has received and agrees to be bound by the Notice of Guaranteed Delivery.

  By tendering Old Notes pursuant to the procedures set forth above, each holder will make to the Company the representations set forth above in the third paragraph under the heading "--Purpose and Effect of the Exchange Offer."

  The tender by a holder and the acceptance thereof by the Company will constitute agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Signatures On This Letter, Bond Powers and Endorsements, Guarantee of Signatures"included with the Letter of Transmittal.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by an Eligible Institution.

  If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at the book-entry transfer facility, The Depository Trust Company ("DTC" or the "Book-Entry Transfer Facility"), for the purpose of facilitating the Exchange

Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing such Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth in the Letter of Transmittal on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

  The Exchange Agent and DTC have confirmed that the Exchange Offer is eligible for the DTC Automated Tender Offer Program ("ATOP"). Accordingly, DTC participants may electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer Old Notes to the Exchange Agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an Agent's Message to the Exchange Agent.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends, to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

    (a) the tender is made through an Eligible Institution;

    (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) such properly completed and executed Letter of Transmittal (of facsimile thereof), as well as the certificates representing all tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon five New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

  Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York time, on the Expiration Date.

  To withdraw a tender of Old Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth in the Letter of Transmittal prior to 5:00 p.m., New York time, on the Expiration Date. Any such notice of withdrawal must specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), identify the Old Notes to be withdrawn (including the principal amount of such Old Notes) and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the Depositor. In the case of Old Notes transferred by book-entry transfer, specify the name and number of the account at the Book-Entry Transfer Facility to be credited. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then prior to the release of such certificates the Depositor must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Depositor is an Eligible Institution in which case such guarantee will not be required. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange Exchange Notes for, any Old Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

    (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Company's reasonable discretion, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

    (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the Company's reasonable discretion, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange offer to the Company; or

    (c) any governmental approval has not been obtained, which approval the Company shall, in the Company's reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

  If the Company determines in its reasonable discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see "-- Withdrawal of Tenders"), or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn.

EXCHANGE AGENT

  State Street Bank and Trust Co. (the "Exchange Agent") has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent at the address indicated in the Letter of Transmittal. Delivery to an address other than as set forth in the Letter of Transmittal will not constitute a valid delivery.

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

  The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

  The Exchange Notes will be recorded at the same carrying value as the Old Notes, which is face value, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be expensed over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

  The Old Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only.

RESALE OF THE EXCHANGE NOTES

  With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties (for example, the letters of the commission to (i) Exxon Capital Holdings Corporation, available May 13, 1988, (ii) Morgan Stanley & Co., Inc. available June 5, 1991 and (iii) Shearman & Sterling, available July 2, 1993), the Company believes that a holder or other person (other than a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities
Act) who receives Exchange Notes in exchange for Old Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

  Each holder of Old Notes who wishes to exchange Old Notes for Exchange Notes in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company, (ii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes and (iii) it is acquiring the Exchange Notes in its ordinary course of business. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company believes that Participating Broker-Dealers who acquired Old Notes for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Notes received upon exchange of such Old Notes (other than Old Notes which represent an unsold allotment from the original sale of the Old Notes) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or such other trading activities. Subject to certain provisions set forth in the Debt Registration Rights Agreement, the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Notes for a period ending one year after the Expiration Date. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth in the Letter of Transmittal. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

                       DESCRIPTION OF THE EXCHANGE NOTES

GENERAL

  The Old Notes were issued and the Exchange Notes will be issued pursuant to an Indenture (the "Indenture") among the Company, the Guarantors and State Street Bank and Trust Co., as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the Unit Agreement, the Indenture, the Pledge Agreement, and the Debt Registration Rights Agreement are available as set forth under "--Additional Information." The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this summary, the term "Company" refers only to AMSC Acquisition Company, Inc. and not to any of its Subsidiaries.

  The Exchange Notes will be general unsecured obligations of the Company and will rank pari passu in right of payment with all current and future unsecured senior Indebtedness of the Company, including Indebtedness under the Revolving Credit Facility. However, all borrowings under the Revolving Credit Facility have the benefit of a full guarantee from the Shareholder Guarantors, each of whom have substantially greater resources than the Company. As of March 31, 1998, after giving effect to the Acquisition, the Units Offering and the acquisition of MCSS (the "Transactions"), the Company had approximately $374.2 million ($365.7 million net of debt discount) of Indebtedness outstanding. The Indenture permits additional borrowings, including borrowings under the Revolving Credit Facility, in the future. Further, commencing April 1, 2001 (three years after the date of the Indenture), the Company will be permitted to pay dividends to Holdings to permit Holdings to meet its interest expense obligations with respect to the Term Loan Facility, subject to certain limitations.

SUBSIDIARY GUARANTEES

  The Company's payment obligations under the Exchange Notes will be jointly and severally guaranteed (the "Subsidiary Guarantees") by the Subsidiary Guarantors. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. See, however, "Risk Factors--Fraudulent Conveyance Considerations."

  The Indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Unit Agreement, the Notes, the Indenture, the Pledge Agreement and the Debt Registration Rights Agreement; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) except in the case of any such merger or consolidation with the Company or another Subsidiary Guarantor, the Company would be permitted by virtue of the Company's pro forma Debt to Cash Flow Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

  The Indenture provides that in the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "Repurchase at Option of Holders--Asset Sales."

  "Subsidiary Guarantors" means (i) each existing Subsidiary of the Company and (ii) any other Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

HOLDINGS GUARANTEE

  The Company's payment obligations under the Exchange Notes will be guaranteed on a subordinated basis (the "Holdings Guarantee") by Holdings. The Holdings Guarantee of Holdings will be subordinated to the prior payment in full of all Senior Indebtedness of Holdings, to the same extent as Holdings' guarantee of the Revolving Credit Facility. As of March 31, 1998, after giving effect to the Transactions, on a stand-alone basis Holdings had $100.0 million in aggregate principal amount of Senior Indebtedness outstanding. Holdings' will not be subject to any of the covenants or restrictions under the Indenture governing the Notes. Accordingly, the

Indenture does not restrict Holdings' ability to incur additional indebtedness, issue preferred stock or other capital stock, pay dividends or make other payments, enter into transactions with affiliates, make certain asset dispositions, merge or consolidate with, or transfer substantially all of its assets to, another person, encumber assets, or engage in certain business activities.

  The Indenture provides that Holdings may not consolidate with or merge with or into (whether or not Holdings is the surviving Person), another corporation, Person or entity whether or not affiliated with Holdings unless
(i) the Person formed by or surviving any such consolidation or merger (if other than Holdings) assumes all the obligations of Holdings pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Unit Agreement, the Indenture, the Pledge Agreement, the Debt Registration Rights Agreement and the Warrant Registration Rights Agreement; and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

SUBORDINATION OF HOLDINGS GUARANTEE

  The Obligations of Holdings with respect to its Holdings Guarantee are subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Indebtedness of Holdings, whether outstanding on the date of the Indenture or thereafter incurred.

  Upon any distribution to creditors of Holdings in a liquidation or dissolution of Holdings or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Holdings or its property, an assignment for the benefit of creditors or any marshalling of Holdings' assets and liabilities, the holders of Senior Indebtedness of Holdings will be entitled to receive payment in full of all Obligations due in respect of such Senior Indebtedness of Holdings (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness of Holdings) before the Holders of Notes will be entitled to receive any payment with respect to the Holdings Guarantee, and until all Obligations with respect to Senior Indebtedness of Holdings are paid in full, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Indebtedness of Holdings (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance").

  Holdings also may not make any payment upon or in respect of the Holdings Guarantee (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace or
(ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from Holdings or the holders of any Designated Senior Indebtedness. Payments on the Holdings Guarantee may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated. No new period of payment blockage may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

  The Indenture further requires that Holdings promptly notify holders of Senior Indebtedness of Holdings if payment of the Notes is accelerated because of an Event of Default.

  As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of Holdings who are holders of Senior Indebtedness of

Holdings. After giving effect to the Units Offering and the application of the proceeds therefrom, the principal amount of Senior Indebtedness of Holdings on a stand-alone basis outstanding at September 30, 1997, was approximately $100.0 million. The Indenture does not limit the amount of additional Indebtedness, including Senior Indebtedness of Holdings, that Holdings and its subsidiaries can incur.

  "Designated Senior Indebtedness" means (i) any Indebtedness outstanding under the Term Loan Facility or (ii) any other Senior Indebtedness of Holdings the principal amount of which is $25.0 million or more and that has been designated by Holdings as "Designated Senior Indebtedness."

  "Permitted Junior Securities" means Equity Interests in Holdings or debt securities that are subordinated to all Senior Debt of Holdings (and any debt securities issued in exchange for Senior Indebtedness of Holdings) to substantially the same extent as, or to a greater extent than, the Holdings Guarantee is subordinated to Senior Indebtedness of Holdings pursuant to the Indenture.

  "Senior Indebtedness" means Obligations with respect to the Term Loan Facility and any other Indebtedness of Holdings now or hereafter incurred except such Indebtedness specifically designated by Holdings as subordinated Indebtedness at the time of its incurrence. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (w) any liability for federal, state, local or other taxes owed or owing by Holdings,
(x) any Indebtedness of Holdings to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture.

PRINCIPAL, MATURITY AND INTEREST

  The Exchange Notes will be limited in aggregate principal amount to $335.0 million and will mature on March 31, 2008. Interest on the Exchange Notes will accrue at the rate of 12 1/4% per annum and will be payable semi-annually in arrears on April 1 and October 1, commencing on October 1, 1998, to Holders of record on the immediately preceding March 15 and September 15. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 26, 1998. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages on the Exchange Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Exchange Notes at their respective addresses set forth in the register of Holders of the Exchange Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to the Exchange Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Exchange Notes will be issued in denominations of $1,000 and integral multiples thereof.

INTEREST RESERVE

  A portion of the Company's obligations under the Exchange Notes will be secured pending disbursement pursuant to the Pledge Agreement by a pledge of the Escrow Amount. At the Closing of the Units Offering, the initial amount deposited in the Escrow Amount was precisely determined in order to provide sufficient funds to enable to the Company to make the first six interest payments with respect to the Notes. The initial amount deposited in the Escrow Amount is approximately $113.0 million (the "Cash Collateral"). The Pledge Agreement provides for the grant by the Company to the Trustee of a security interest in the Cash Collateral for the benefit of the holders of the Notes. Such security interest secures the payment and performance when due of the Obligations of the Company under the Indenture with respect to the Notes and under such Notes, as provided in the Pledge Agreement. The Liens created by the Pledge Agreement are first priority security interests in the Cash Collateral. The ability of holders to realize upon any such funds or securities may be subject to certain bankruptcy law limitations in the event of a bankruptcy of the Company.

  The Cash Collateral will be disbursed from the Escrow Amount only to pay interest on the Notes and, upon certain repurchases or redemptions of the Notes, to pay principal of and premium, if any, thereon. Pending such disbursements, all funds contained in the Escrow Amount will be invested in Cash Equivalents. Upon the acceleration of the maturity of the Notes or the failure to pay principal at maturity or upon certain redemptions and repurchases of the Notes, the Pledge Agreement will provide for the foreclosure by the Trustee upon the net proceeds of the Escrow Amount. Under the terms of the Indenture, the proceeds of the Escrow Amount shall be applied, first, to amounts owing to the Trustee in respect of fees and expenses of the Trustee and second, to the Obligations under the Notes and the Indenture.

OPTIONAL REDEMPTION

  The Notes are not be redeemable at the Company's option prior to April 1, 2003. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

   YEAR                                                               PERCENTAGE
   ----                                                               ----------
   2003..............................................................  106.125%
   2004..............................................................  104.083%
   2005..............................................................  102.042%
   2006 and thereafter...............................................  100.000%

  Notwithstanding the foregoing, during the first 36 months after the date of the Indenture, the Company may redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price of 112.25% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds to the Company of an Equity Offering; provided that at least $217.8 million in aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and provided, further, that such redemption shall occur within 45 days of the date of the closing of such Equity Offering.

SELECTION AND NOTICE

  If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any
Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

MANDATORY REDEMPTION

  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Exchange Notes except as set forth under "Repurchase at the Option of Holders--Change of Control."

REPURCHASE AT THE OPTION OF HOLDERS

 Change of Control

  Upon the occurrence of a Change of Control, each Holder of Exchange Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

  On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. Unless the Company defaults in the payment for any Notes properly tendered pursuant to the Change of Control Offer, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date.

  The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

  The Company's other senior indebtedness contains prohibitions of certain events that would constitute a Change of Control. In addition, the exercise by the Holders of Notes of their right to require the Company to repurchase the Notes could cause a default under such other indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchases on the Company. Finally, the Company's ability to pay cash to the Holders of Notes upon a repurchase may be limited by the Company's then existing financial resources. See "Risk Factors--Possible Inability to Fund a Change of Control."

  The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

  "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 40% of the Voting Stock of Holdings (measured by voting power rather than number of shares), (iv) the consummation of the first transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as defined above), directly or indirectly, of more of the Voting Stock of Holdings (measured by voting power rather than number of shares) than is at the time "beneficially owned" (as defined above) by the Principals and their Related Parties in the aggregate, (v) the first day on which a majority of the members of the Board of Directors of the Company or Holdings are not Continuing Directors or (vi) the first day on which Holdings ceases to own 80% of the outstanding Voting Stock of the Company.

  The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture, (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or (iii) was a designee of any Principal at a time when such Principal owned more than 10% of the Voting Stock of Holdings.

  "Principals" means Hughes, Singapore Telecom, AT&T Wireless and Motorola.

  "Related Party" with respect to any Principal means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

 Asset Sales

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet), of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

  Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to repay Indebtedness under a Credit Facility, (b) to the acquisition of all of the assets of, or all of the Voting Stock of, another Permitted Business, the making of a capital expenditure or the acquisition of other long-term assets that are used or useful in a Permitted Business (and the payment of related expenses) or (c) in the case of Net Proceeds received by the Company pursuant to the Satellite Lease Arrangements, for working capital purposes. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

  Notwithstanding the foregoing, the Company and its Subsidiaries will be permitted to consummate Asset Sales of Communications Assets without complying with the first paragraph of this covenant if (x) at least 75% of the consideration received by the Company and its Subsidiaries in respect of such Asset Sale constitutes either Communications Assets, cash or Cash Equivalents, and (y) any Net Proceeds received by the Company or any of its Subsidiaries in connection with such Asset Sale are applied in accordance with the foregoing paragraph and (z) the Company and its Subsidiaries receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in a Officer's Certificate delivered to the trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $1.0 million) of the Communications Assets sold or otherwise disposed of.

CERTAIN COVENANTS

 Restricted Payments

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries) or to the direct or indirect holders of the Company's or any of its Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

    (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

    (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the Reference Period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described above under caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

    (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (ii), (iii) and (iv) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

  The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;
(v) from and after April 1, 2001 the payment of dividends to Holdings the proceeds of which are used to satisfy interest expense obligations of Holdings under the Term Loan Facility, as in effect on the date of the Indenture; provided that (x) no Default of Event of Default shall have occurred and be continuing immediately before or immediately after such transaction and (y) the aggregate amount of such payments does not exceed the sum of (1) $6.5 million and (2) the difference between (A) the Company's Cumulative Consolidated Cash Flow from and after April 1, 2001 and (B) 1.75 times Consolidated Interest Expense accrued on a cumulative basis from and after April 1, 2001; (vi) the payment of dividends to Holdings the proceeds of which are used to satisfy ordinary course administrative expenses of Holdings, but in no event to exceed (together with all payments made pursuant to management agreements) $2.0 million in any given fiscal year; (vii) the payment of any dividend required pursuant to the Tax Sharing Agreement between the Company and Holdings, as such became effective on the date of the Indenture and (viii) other Investments in any Person (other than Holdings or an Affiliate of Holdings that is not also a Subsidiary of the Company) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (viii) that are at the time outstanding, not to exceed the greater of (x) $10.0 million and (y) 2.5% of the Consolidated Tangible Net Worth of the Company at such time.

  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash

Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

 Incurrence of Indebtedness and Issuance of Preferred Stock

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Company's Debt to Cash Flow Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom as if the same had occurred at the beginning of the most recently ended Reference Period of the Company for which internal financial statements are available, would have been no greater than 4.0 to 1.0.

  The Indenture also provides that the Company will not incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

  The provisions of the first paragraph of this section will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

    (i) the incurrence by the Company of Indebtedness (including letters of credit, with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) under Credit Facilities; provided that the aggregate principal amount of all Indebtedness outstanding under all Credit Facilities after giving effect to such incurrence does not exceed an amount equal to the greater of (a) $100.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to repay revolving credit Indebtedness under a Credit Facility pursuant to the covenant described above under the caption "--Asset Sales" other than Net Proceeds received pursuant to the Satellite Lease Arrangements and (b) the Borrowing Base at the time of such incurrence;

    (ii) the incurrence by the Company and its Subsidiaries of the Existing Indebtedness;

    (iii) the incurrence by the Company of Indebtedness represented by the Old Notes and the Exchange Notes and the guarantee by the Subsidiary Guarantors thereof;

    (iv) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed (subject to clause (x) below) $17.5 million at any time outstanding;

    (v) the incurrence by the Company or any of its Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Subsidiary prior to such acquisition by the Company or one of its Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of it Subsidiaries; and provided further that the principal amount (or accreted value, as applicable) of such

  Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (v), does not exceed (subject to clause (x) below) $17.5 million;

    (vi) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that is either Existing Indebtedness or was permitted by the Indenture to be incurred under the first paragraph hereof or clauses (iii), (iv), (v) or (vi) of this paragraph;

    (vii) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause
  (vii);

    (viii) the incurrence by the Company of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

    (ix) the guarantee by the Company or any of the Subsidiary Guarantors of Indebtedness of the Company or a Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

    (x) the incurrence by the Company or any Subsidiary Guarantor of Vendor Financing Indebtedness in an aggregate principal amount (or accreted value, as applicable) not to exceed $15.0 million outstanding at anytime; and

    (xi) the incurrence by the Company of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $17.5 million; provided that the total amount of Indebtedness incurred by the Company pursuant to clauses (iv), (v) and (xi) hereof does not, in the aggregate, exceed $35.0 million.

  For purposes of determining compliance with this covenant, (a) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness and will only be required to include the amount and type of such Indebtedness in one of the above clauses, and (b) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described herein. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant.

 Maintenance of Insurance

  The Indenture provides that the Company shall obtain or maintain (as applicable) in full force and effect:

    (i) in-orbit operations insurance with respect to each of MSAT-1 or MSAT-2, at all times representing the value and prior insurance settlements of such satellite (taking into account the foregone useful life of such satellite) and the pro rata cost of a launch vehicle, payable in the event that such satellite ceases to be used for commercial revenue producing service (provided that such insurance may contain customary provisions for deductible payments and minimum thresholds for satellite failure); provided, however, that at the time the Company is required to procure or renew in-orbit operations insurance with respect to MSAT-1 or MSAT-2, the Company may reduce the amount to be insured by (x) the amount of cash, Cash Equivalents and short-term investments (amounts allocated or expected to be allocated for capital expenditures or working capital requirements), currently available to the Company to construct a Replacement Satellite as determined in good faith by the Board of Directors of the Company (evidenced by a resolution approved by at least a majority of the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee), and (y) the value of any long lead-time spare parts that the Company has procured to date for any satellite that is comparable to the technological capability of the MSAT-1 or MSAT-2 being insured, as such value is determined in good faith by the Board of Directors of the Company (evidenced by a resolution approved by at least a majority of the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee), provided further that any insurance maintained by the Company will reflect the rights of the lessee or purchaser under the terms of any Satellite Lease Arrangements.

    (ii) launch and in-orbit checkout insurance with respect to each Replacement Satellite, which insurance shall be procured promptly prior to the launch of each such satellite and shall be in effect on the launch date and remain in effect through the launch and the initial check-out period of such Replacement Satellite, in an amount sufficient to provide for the construction, launch and insurance of a Replacement Satellite to be payable in the event of a launch or satellite failure during the initial check-out period; provided, however, that at the time the Company is required to procure launch and in-orbit check-out insurance with respect to a Replacement Satellite, the Company may reduce the amount to be insured if another Replacement Satellite is fully operational, is being used in commercial service and is insured in accordance with clause (i) above, by
  (x) the amount of cash, cash equivalents and short-term investments currently available to the Company to construct a Replacement Satellite as determined in good faith by the Board of Directors of the Company (evidenced by a resolution approved by at least a majority of the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee), and (y) the value of any long lead-time spare parts that the Company has procured to date for any satellite that is comparable to the technological capability of the Replacement Satellite being insured, as such value is determined in good faith by the Board of Directors of the Company (evidenced by a resolution approved by at least a majority of the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee).

  The obligation of the Company to maintain insurance pursuant to this covenant may be satisfied by any combination of:

    (i) insurance commitments obtained from any recognized insurance provider,

    (ii) insurance commitments obtained from any entity other than an entity referred to in clause (i) if the Board of Directors of the Company determines in good faith (evidenced by a majority resolution of the Board of Directors of the Company and set forth in an Officer's Certificate delivered to the Trustee) that such entity is creditworthy and otherwise capable of bearing the financial risk of providing such insurance and making payments in respect of any claims on a timely basis; and

    (iii) unrestricted cash segregated and maintained by the Company in a segregated account established with an Eligible Institution (the "Insurance Account") solely for disbursement in accordance with the terms of this covenant ("Cash Insurance"), and to be held in trust for the sole and express benefit of the holders of the Notes.

  Within 30 days following any date on which the Company is required to obtain insurance pursuant to the Indenture, the Company will deliver to the Trustee an insurance certificate certifying the amount of insurance then carried, and in full force and effect, and an Officer's Certificate stating that such insurance, together with any other insurance or Cash Insurance maintained by the Company, complies with the Indenture. In addition, the Company will cause to be delivered to the Trustee no less than once each year an insurance certificate setting forth the amount of insurance then carried, which insurance certificate shall entitle the Trustee to:

    (i) notice of any claim under any such insurance policy; and

    (ii) at least 30 days' notice from the provider of such insurance prior to the cancellation of any such insurance and an Officers' Certificate that complies with the first sentence of this paragraph.

  In the event that the Company maintains any Cash Insurance in satisfaction of any part of their obligation to maintain insurance pursuant to this covenant, the Company shall deliver, in lieu of any insurance certificate otherwise required by this covenant, an Officers' Certificate to the Trustee certifying the amount of such Cash Insurance.

  In the event that the Company receives any proceeds of any insurance that it is required to maintain pursuant to this covenant, the Company shall promptly deposit such proceeds into an escrow account established with an Eligible Institution for such purpose. If the Company maintains any Cash Insurance in satisfaction of any part of its obligation to maintain insurance pursuant to this covenant, the Company shall transfer the cash maintained in the Insurance Account to such escrow account upon the occurrence of the event (e.g. a launch failure) that would have entitled the Company to the payment of insurance had the Company purchased insurance from a recognized insurance provider. The Company may use monies on deposit in such escrow account for the design, development, construction, procurement, launch and insurance of any Replacement Satellite if: (i) the Company delivers to the Trustee a certificate of the Company's President certifying that such Replacement Satellite is comparable to the technological capability of the satellite being replaced, (ii) within 30 days following the receipt of such insurance proceeds, the Company delivers to the Trustee an Officers' Certificate certifying that (A) the Company will use its reasonable best efforts to ensure that such Replacement Satellites are launched within 24 months following delivery from the escrow account of such insurance proceeds; and (B) the Company will have sufficient funds to service the Company's projected debt service requirements until the scheduled launch of such Replacement Satellite and to develop, construct, launch and insure such Replacement Satellite.

 Liens

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Liens on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

 Dividend and Other Payment Restrictions Affecting Subsidiaries

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the Revolving Credit Facility as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Revolving Credit Facility as in effect on the date of the Indenture, (c) the Indenture and the Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) any agreement for the sale of a Subsidiary that restricts distributions by that Subsidiary pending its sale, (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (j) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "--Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business and
(l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

 Merger, Consolidation, or Sale of Assets

  The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Unit Agreement, the Pledge Agreement, the Debt Registration Rights Agreement, the Warrant Registration Rights Agreement and the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the Reference Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

 Transactions with Affiliates

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause
(i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) reasonable fees and compensation paid to and indemnity provisions provided on behalf of officers, directors or employees of the Company or any of its Subsidiaries in the ordinary course of business, (ii) transactions between or among the Company and its Subsidiaries, (iii) transactions pursuant to agreements in effect on the Issue Date and amendments, modifications and replacements thereof, provided that such amendments, modifications and replacements are on terms that are fair and reasonable to the Company and have been unanimously approved by the disinterested members of the Board of Directors, (iv) transactions between the Company and Holdings pursuant to the Tax Sharing Agreement, as such is in effect on the date of the Indenture (or as amended thereafter so long as no payment by the Company and its Subsidiaries under any such amended Tax Sharing Agreement shall exceed the amount of the payment that would have been permitted at such time under the Tax Sharing Agreement as in effect on the Issue Date), and (v) Restricted Payments (other than Restricted Investments) that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments."

 Sale and Leaseback Transactions

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "--Liens," (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales."

 Additional Subsidiary Guarantees

  The Indenture provides that if the Company or any of its Subsidiaries acquires or creates another Subsidiary after the date of the Indenture, then such newly acquired or created Subsidiary shall become a Subsidiary Guarantor and execute a Supplemental Indenture and deliver an Officers' Certificate and Opinion of Counsel and such other documents necessary and in accordance with the terms of the Indenture.

 Limitation on Issuances and Sales of Equity Interests in Wholly Owned Subsidiaries

  The Indenture provides that the Company (i) will not, and will not permit any Wholly Owned Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Subsidiary and
(b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales," and (ii) will not permit any Wholly Owned Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary of the Company.

 Business Activities

  The Company will not, and will not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

 Payments for Consent

  The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

 Reports

  The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Trustee and the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. For so long as Holdings is a guarantor of the Notes, the Indenture permits the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to Holdings; provided that the same is accompanied by consolidated financial information of the Company on a stand-alone basis that explains in reasonable detail the differences between the information relating to Holdings, on the one hand, and the information relating to the Company on a stand-alone basis, on the other hand. In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information reasonably available to securities analysts and prospective investors upon request. In addition, Holdings, the Company and the Subsidiary Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

  The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (ii) default in payment when due of the principal of or premium, if any, on the Notes (iii) failure by the Company or any of its Subsidiaries to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control," "--Asset Sales," "--Certain Covenants--Restricted Payments" or "--Incurrence of Indebtedness and Issuance of Preferred Stock"; (iv) failure by the Company or any of its Subsidiaries for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Holdings (or the payment of which is guaranteed by Holdings) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default is (a) a Payment Default or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vii) failure by Holdings to pay final judgments aggregating in

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

excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (ix) material breach by Holdings, the Company or any Subsidiary of any representation or warranty set forth in the Unit Agreement or the Pledge Agreement, or material default by Holdings, the Company or any Subsidiary in the performance of any covenant set forth in the Unit Agreement or the Pledge Agreement, or repudiation by Holdings, the Company or any Subsidiary of its obligations under the Unit Agreement or the Pledge Agreement or the unenforceability of the Unit Agreement or the Pledge Agreement against Holdings, the Company or any Subsidiary for any reason; (x) certain events of bankruptcy or insolvency with respect to the Company or any Guarantor; (xi) the termination or revocation of any of the permits, licenses, approvals, orders, certificates, franchises or authorizations of governmental or regulatory authorities, including those relating to the Federal Communications Act of 1934, as amended, owned or held by Holdings, the Company or any of the Subsidiary Guarantors that are material to the Company and its Subsidiaries, taken as a whole, (collectively, "Licenses") or any other material impairment occurs under any such Licenses of the rights of the holder of such License; and (xii) except as permitted by the Indenture, any of the Holdings Guarantee or the Subsidiary Guarantees shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any of the Holdings Guarantee or the Subsidiary Guarantees, or any Person acing on behalf of Holdings or any of the Subsidiary Guarantors, shall deny or disaffirm its obligations under its guarantee.

  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

  In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to April 1, 2003, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to April 1, 2003, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

  No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or the Pledge Agreement or for any claim

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

based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company

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

must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

  A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

  The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

  Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

  Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium or Liquidated Damages, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders") (viii) release any Guarantee other than in accordance with the Indenture or (ix) make any change in the foregoing amendment and waiver provisions.

  Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

  The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days or apply to the Commission for permission to continue or resign.

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

  The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

CERTAIN DEFINITIONS

  Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

  "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

  "ACTEL Agreement" means the agreement between Holdings and African Continental Telecommunications Ltd., dated as of December 4, 1997, pursuant to which Holdings will lease its MSAT-2 satellite to African Continental Telecommunications Ltd., as such agreement is in effect on the date of the Indenture.

  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

  "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, and (iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Restricted Payments."

  "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

  "Borrowing Base" means, as of any date, an amount equal to 85% of the face amount of all accounts receivable owned by the Company and its Subsidiaries as of such date that are not more than 90 days past due calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or trade payables as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

  "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) money market funds the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition.

  "Communications Asset" means a terrestrial or satellite antenna, licensed site, base station, communications ground segment, network operations center or other telecommunications facility (other than a satellite) that is used or useful in a Permitted Business.

  "Consolidated Annualized Cash Flow" means, with respect to any Person for any period, the product of (x) the Consolidated Cash Flow of such Person for the most recently completed fiscal quarter for which internal financial statements are available, times (y) four.

  "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

  "Consolidated Indebtedness" means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Subsidiaries, plus (ii) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Subsidiaries, plus (iii) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

  "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization or original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and
(iv) the product of (a) all dividend payments on any series of preferred stock of such Person or any of its Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof that is a Subsidiary Guarantor, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

  "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less

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

(x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

  "Consolidated Tangible Net Worth" of any Person at any time means the Consolidated Net Worth of such Person at such time less goodwill and any other intangible assets reflected on the consolidated balance sheet of such Person at such time.

  "Credit Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the Revolving Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Debt.

  "Cumulative Consolidated Cash Flow" means the aggregate Consolidated Cash Flow of a Person from a particular point in time.

  "Debt to Cash Flow Ratio" means, with respect to any Person as of any date of determination (the "Calculation Date") the ratio of (a) the Consolidated Indebtedness of the Company as of such date to (b) the Consolidated Annualized Cash Flow of the Company for the most recent full fiscal Reference Period ending immediately prior to such date for which internal financial statements are available, determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by the Company and its Subsidiaries from the beginning of such Reference Period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such quarter. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded.

  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-- Certain Covenants--Restricted Payments."

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

  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

  "Equity Offering" means (i) an offering of common stock of the Company or a capital contribution to the Company's common equity of the net cash proceeds of a public offering of Holdings or (ii) one or more Strategic Equity Investments (other than in connection with a Change of Control).

  "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Revolving Credit Facility) in existence on the date of the Indenture, until such amounts are repaid.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

  "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments."

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof,

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

any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

  "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

  "Net Proceeds" means the aggregate cash and Cash Equivalent proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Permitted Business" means the business of the Company on the date of the Indenture and businesses reasonably related or incidental thereto.

  "Permitted Investments" means (a) any Investment in the Company or in a Wholly Owned Subsidiary of the Company that is a Subsidiary Guarantor (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Subsidiary of the Company and a Subsidiary Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company that is a Subsidiary Guarantor; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales"; and (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company.

  "Permitted Liens" means (i) Liens in favor of the Company; (ii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iii) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (iv) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) or clause (x) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness; (vi) Liens existing on the date of the Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; and (viii) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary.

  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

  "Person" means any individual, corporation, limited liability company, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

  "Pledge Agreement" means the Pledge and Escrow Agreement among the Company and the Trustee, dated the date of the Indenture and as amended from time to time.

  "Reference Period" means the most recently ended full fiscal quarter.

  "Replacement Satellite" means any satellite constructed to replace MSAT-1 or MSAT-2 in the event of a failure of such MSAT-1 or MSAT-2.

  "Restricted Investment" means an Investment other than a Permitted
Investment.

  "Revolving Credit Facility" means that certain Revolving Credit Facility, dated as of March 31, 1998, by and among the Company and Morgan Guaranty Trust Company of New York, Toronto Dominion Bank, Bank of America National Trust and Savings Association and certain other lenders (collectively, the "Banks"), providing for up to $100.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

  "Satellite Lease Arrangements" means the sale or lease of the Company's MSAT-2 satellite pursuant to the ACTEL Agreement or a replacement agreement (an "MSAT-2 Lease Agreement") provided that any such replacement agreement shall be on commercially reasonable terms, provided that (A) the consideration received by the Company in respect at such sale or lease (x) consists solely of cash and (y) constitutes fair market value (as determined by the Board of Directors of the Company set forth in resolution thereof delivered to the Company, which determination shall be based upon an opinion or appraisal issued by an appraisal or investment banking firm of national standing); (B) the Company shall have acquired (through purchase or lease) capacity on MSAT-1 or a reasonable substitute thereof either (x) pursuant to the TMI Lease Agreement or (y) any other agreement with a term not less than the maximum term of the MSAT-2 Lease Agreement then in effect and otherwise on commercially reasonable terms if (in the case of this clause (y)) in the opinion of a nationally recognized independent expert (a) the capacity acquired pursuant to such replacement agreement is sufficient to permit the Company to conduct an operations as conducted and as contemplated to be conducted through the term of the MSAT-2 Lease Agreement then in effect and (y) the total consideration paid by the Company for such replacement satellite capacity is no greater than the fair market value thereof.

  "Separation Date" means that earlier of (i) 180 days from the date of issuance, (ii) such date as the Initial Purchasers may, in their discretion, deem appropriate, (iii) in the event a Change of Control occurs, the date that the Company mails notice thereof to holders of the Notes, (iv) the commencement of the Exchange Offer and (v) the effectiveness of the shelf registration statement relating to the Notes.

  "Shareholder Guarantors" means Hughes, Singapore Telecom and Baron Capital Partners, L.P.

  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

  "Strategic Equity Investment" means an investment in Capital Stock (other than Disqualified Stock) of the Company or Holdings in an aggregate amount of not less than $50.0 million.

  "Strategic Investor" means a Person engaged in one or more Permitted Businesses that has, or is a Wholly-Owned Subsidiary of a Person that has, an equity market capitalization in excess of $1.0 billion.

  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

  "Term Loan Facility" means that certain Credit Agreement, dated as of March 31, 1998, by and among Holdings and the Banks, providing for up to $100.0 million of borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

  "Unit Agreement" means the Unit Agreement among the Company, Holdings and the Trustee, dated the Issue Date and as amended from time to time.

  "Vendor Financing Indebtedness" means Indebtedness of the Company or a Subsidiary Guarantor the proceeds of which are utilized solely to acquire ground-based Communications Assets used or usable in a Permitted Business of the Company or such Subsidiary Guarantor.

  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will

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

elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

  "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

BOOK-ENTRY, DELIVERY AND FORM

  Except as set forth below, the Exchange Notes will be issued in the form of one or more Global Notes (the "Global Notes"). The Global Notes will be deposited on the date of the closing of the sale of the Notes offered hereby (the "Closing Date") with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  Exchange Notes that are issued as described below under "--Certified Securities" will be issued in registered form (the "Certificated Securities"). Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Exchange Notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Securities for Certificated Securities." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Securities (as defined below).

  Initially, the Trustee will act as Paying Agent and Registrar with respect to the Exchange Notes. The Exchange Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

DEPOSITORY PROCEDURES

  The following description of the operations and procedures of DTC, Euroclear and Cedel are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

  DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  DTC has also advised the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes and (ii) ownership of the Notes evidenced by the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

  Investors in the Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Cedel) which are Participants in such system. Euroclear and Cedel will hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Cedel. All interests in Global Notes, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in Global Notes to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

  EXCEPT AS DESCRIBED BELOW, OWNERS OF INTEREST IN THE GLOBAL NOTES WILL NOT HAVE EXCHANGE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF EXCHANGE NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

  Payments in respect of the principal of, and premium, if any, Liquidated Damages, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Unit Agreement and the Indenture, the Company and the Trustee will treat the persons in whose names the Exchange Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company nor the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes or
(ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee, the or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Exchange Notes, and the Company and the Trustee may be, may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

  Except for trades involving only Euroclear and Cedel participants, interest in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "--Same Day Settlement and Payment."

  Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver

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

instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

  DTC has advised the Company that it will take any action permitted to be taken by a Holder of Exchange Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the amount of the Exchange Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

  Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

 Exchange of Book-Entry Securities for Certificated Securities

  A Global Note is exchangeable for definitive Exchange Notes in registered certificated form ("Certificated Notes") if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Securities or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. In addition, beneficial interests in Global Notes may be exchanged for Certificated Securities upon request but only upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Securities delivered in exchange for any Global Notes or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

 Same Day Settlement and Payment

  The Indenture requires that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Certificated Securities, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Securities will also be settled in immediately available funds.

  Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Cedel as a result of sales of interests in a Global Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  The following general discussion summarizes certain of the principal material United States federal income tax consequences of the exchange of Old Notes for Exchange Notes and of the ownership and disposition of the Exchange Notes. Old Notes and Exchange Notes are discussed collectively below as "Notes." This discussion is a summary for general information only and does not consider all aspects of United States federal income taxation that may be relevant to an investor in light of that investor's particular circumstances. This discussion also deals only with Old Notes and Exchange Notes held by a holder as capital assets within the meaning of Section 1221 of the United States Internal Revenue Code of 1986, as amended to the date hereof (the "Code"). This summary does not address all of the tax consequences that may be relevant nor does it address the federal income tax consequences to holders subject to special treatment under the federal income tax laws, such as brokers or dealers in securities or currencies, certain securities traders, tax-exempt entities, banks, thrifts, insurance companies, other financial institutions, persons that hold the Notes as a position in a "straddle" or as part of a "synthetic security," "hedging," "conversion" or other integrated instrument, persons that have a "functional currency" other than the United States dollar, investors in pass-through entities and certain United States expatriates. Further, this summary does not address (i) the income tax consequences to shareholders in or partners or beneficiaries of, a holder of the Notes (ii) the United States federal alternative minimum tax consequences of the purchase, ownership or disposition of the Notes, or (iii) any state, local or foreign tax consequences of the purchase, ownership or disposition of the Notes.

  This discussion is based upon the Code, existing and proposed regulations thereunder, and current administrative rulings and court decisions. All of the foregoing are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

  HOLDERS AND PURCHASERS OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF FEDERAL INCOME TAXES LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION, TO THEIR PARTICULAR SITUATIONS.

UNITED STATES HOLDERS

  For purposes of this discussion, "United States Holder" generally means (i) a citizen or resident (as defined in 7701(b)(1) of the Code) of the United States, (ii) a corporation or partnership created or organized under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in its gross income for United States federal income tax purposes without regard to its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust. Certain United States federal income consequences relevant to a holder other than a United States Holder (a "Non-U.S. Holder") are discussed separately below.

 Exchange of Notes

  The exchange of the Old Notes for the Exchange Notes pursuant to the Exchange Offer should not be a taxable event to the holder and thus the holder should not recognize any taxable gain or loss as a result of the exchange. A holder's adjusted tax basis in the Exchange Notes will be the same as his adjusted tax basis in the Old Notes exchange therefor, his holding period for the Old Notes will be included in his holding period for the Exchange Notes and the issue price and adjusted issue price of the Old Notes will be the issue price and adjusted issue price of the Exchange Notes.

 Payments of Interest

  Stated interest paid or accrued on the Notes will constitute qualified stated interest and will be taxable to a United States Holder as ordinary income in accordance with the holder's method of accounting for federal income tax purposes. Alternatively, a United States Holder may elect to include stated interest on the Notes (as well as original issue discount ("OID"), market discount and de minimis market discount on the Notes, as adjusted by any amortizable bond premium or acquisition premium) in gross income on a constant-yield basis. The mechanics and implications of such an election are beyond the scope of this discussion and, as a result, United States Holders should consult their own tax advisors regarding the desirability of making such an election.

 Original Issue Discount

  The Company has determined that the Notes were issued with OID for United States federal income tax purposes. The amount of OID on a Note equals the excess of the principal amount due at maturity on the Note over its "issue price." The Company has determined that the portion of the purchase price originally paid for each Unit that was properly allocable to each Note and,
thus, the "issue price" of each $1,000 principal amount Old Note, was [   ].
Although this allocation is not binding on the IRS, each United States holder is bound by the Company's allocation, unless a disclosure statement is attached to the timely filed United States federal income tax return of the United States Holder for its taxable year in which it acquired the Note.

  Each United States Holder (whether reporting on the cash or accrual basis of accounting for tax purposes) will be required to include in taxable income the daily portion of the OID that accrues on a Note for each day during the taxable year on which such United States Holder holds the Note, in advance of the receipt of the cash to which such OID is attributable. The daily portion is determined by allocating to each day of an accrual period a pro rata portion of the OID allocable to such accrual period. A United States Holder may use accrual periods of any length from one day to one year to compute accruals of OID, provided each scheduled payment of principal or interest occurs either on the first day or last day of an accrual period. The amount of OID allocable to an accrual period equals the excess of (i) the product of the "adjusted issue price" of the Note at the beginning of the accrual period and the Note's "yield to maturity" (which "yield to maturity" is adjusted to take into account the length of the accrual period), over (ii) the amount of any stated interest payments allocable to such accrual period. The "yield to maturity" of the Notes is the discount rate that, when applied to all payments due under the Notes (including stated interest payments), results in a present value equal to the issue price of the Notes. The "adjusted issue price" of a Note at the beginning of an accrual period will equal its issue price, increased by the aggregate amount of OID that has accrued on the Note in all prior accrual periods, and decreased by any principal payments made on the Note during all prior accrual periods.

  If the Company is required to pay Liquidated Damages with respect to the Notes as described under "Description of the Exchange Notes--Registration Rights; Liquidated Damages," such payment would result in ordinary income to United States Holder. Although not free from doubt, the Company intends to treat any such payments as additional interest payable on the Notes. If such treatment is respected, the Notes would be treated as reissued for OID purposes, and the payments may affect the calculation of OID.

 Premium

  A United States Holder that purchases a Note at a price greater than the Note's principal amount will not be required to include any OID in income. The excess of the United States Holder's basis in a Note over its principal amount generally is treated as amortizable bond premium. A United States Holder may elect to deduct such amortizable bond premium (with a corresponding reduction in the holder's tax basis) over the remaining term of the Note (or a shorter period to the first call date, if a smaller deduction would result) on an economic accrual basis. The election would apply to all taxable debt instruments held by the United States Holder at any time during the first taxable year to which the election applies and to any such debt instruments that are later acquired by the United States Holder. The election may not be revoked without the consent of the IRS.

  A United States Holder that purchases a Note at a price in excess of the Note's adjusted issue price but less than the Note's principal amount has acquisition premium with respect to the Note equal to such excess. The amount of OID the United States Holder must include in income each year with respect to the Note is reduced by the portion of acquisition premium allocated to such year. United States Holders generally allocate acquisition premium to each accrual of OID on a pro rata basis, so that each accrual of OID is reduced by a constant fraction.

 Market Discount

  If a United States Holder purchases a Note for an amount that is less than its adjusted issue price, the amount of the difference will be treated as market discount for U.S. federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a United States Holder must accrue market discount on a straight-line basis, or may elect to accrue it on an economic accrual basis. Absent the election described in the next paragraph, a United States Holder will not include market discount in income as it accrues. A United States Holder will be required to treat any principal payment on, or any amount received on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of accrued market discount which has not previously been included in income.

  In addition, the United States Holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of a portion of the interest expense of any indebtedness incurred or continued to purchase or carry such a Note. A United States Holder of a Note acquired at a market discount may elect to include market discount in income as interest as it accrues, in which case the interest deferral rule described in the prior sentence would not apply. This election would apply to all bonds with market discount acquired by the electing United States Holder on or after the first day of the taxable year to which the election applies and is separate from the election concerning the rate of accrual described above. The election may be revoked only with the consent of the IRS.

 Sale or Redemption of the Notes

  Upon the disposition of a Note by sale, exchange or redemption, a United States Holder generally will recognize gain or loss equal to the difference, if any, between (i) the amount realized on the disposition (other than amounts attributable to accrued and unpaid interest) and (ii) the United States Holder's tax basis in the Note. A United States Holder's tax basis in a Note generally will equal the cost of the Note to the United States Holder, increased by OID previously included (or currently includible) in such holder's gross income to the date of disposition, and reduced by any payments other than payments of qualified stated interest made on such Note. When a
Note is sold, disposed of or redeemed between Interest Payment Dates, the portion of the amount realized on the disposition that is attributable to interest accrued to the date of sale must be reported as interest income by a cash method investor and an accrual method investor that has not included the interest in income as it accrued.

  Assuming the Note is held as a capital asset, such gain or loss will generally constitute capital gain or loss and will be long-term capital gain or loss if the United States Holder has held such Note for longer than one year. Federal income tax rates on long-term capital gain received by individuals vary based on the individual's income and the holding period for the asset. In particular, different maximum tax rates apply to gains recognized by an individual from the sale of (i) assets held for more than one year but no more than 18 months and (ii) assets held for more than 18 months. Holders should contact their tax advisors for more information or for the capital gains tax rate applicable to particular sale of Notes.

NON-U.S. HOLDERS

  The following discussion summarizes certain United States federal income tax consequences relevant to a Non-U.S. Holder of a Note.

  This discussion does not deal with all aspects of United States federal income taxation that may be relevant to any particular Non-U.S. Holder in light of that holder's personal circumstances with respect to such holder's purchase, ownership or disposition of the Notes, including such holder holding the Notes through a partnership. For example, persons who are partners in foreign partnerships and beneficiaries of foreign trusts or estates who are subject to United States federal income tax because of their own status, such as United States residents or foreign persons engaged in a trade or business in the United States, may be subject to United States federal income tax even though the entity is not subject to such tax.

 Stated Interest and OID on the Notes

  Under current United States federal income tax law, payments of stated interest or OID on a Note by the Company or any paying agent to a holder that is a Non-U.S. Holder will not be subject to withholding of United States federal income tax if (i) such payment is effectively connected with a trade or business within the United States by such Non-U.S. Holder, or (ii) both (a) the holder does not actually or constructively own 10 percent or more of the combined voting power of all classes of stock of the Company and is not a controlled foreign corporation related to the Company through stock ownership and (b) the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies (on an IRS Form W-8 or a substantially similar substitute form) that it is a Non-U.S. Person in compliance with applicable requirements.

  Interest on a Note that is effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder, although exempt from the withholding tax (assuming appropriate certification is provided), may be subject to graduated United States federal income tax on a net income basis and also an additional branch profits tax at 30% (or a lower rate provided in an applicable treaty) as if such amounts were earned by a United States Holder.

 Sale or Redemption of Notes

  Except as described below and subject to the discussion concerning backup withholding, a Non-U.S. Holder generally will not be subject to withholding of United States federal income tax with respect to any gain realized upon the sale or redemption of Notes. Further, a Non-U.S. Holder generally will not be subject to United States federal income tax with respect to any such gain unless (i) the gain is effectively connected with a United States trade or business of such Non-U.S. Person, (ii) subject to certain exceptions, the Non-U.S. Holder is an individual who holds such Notes as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition, or (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of United States tax law applicable to certain United States expatriates.

INFORMATION REPORTING

  In general, information reporting requirements will apply to payments made on, and proceeds from the sale of, Notes held by a noncorporate United States Holder within the United States. In addition, payments made on, and payments of proceeds from the sale of such Notes, to a Non-U.S. Holder made to or through the United States office of a broker are subject to information reporting unless the holder thereof certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding. See "Backup Withholding."

 Backup Withholding

  Payments made on, and proceeds from the sale of, the Notes, Warrants and Common Stock acquired on the exercise of a Warrant may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against the holder's income tax liability, or refunded, provided the required information is provided to the IRS.

 New Regulations Relating to Withholding and Information Reporting for Non-U.S. Holders

  In October 1997, the IRS issued final regulations relating to withholding, backup withholding and information reporting with respect to payments made to Non-U.S. Holders, and in March 1998 the IRS announced a delay in their effective date. The regulations generally apply to payments made after December 31, 1999. However, withholding certificates that are valid under the present rules on December 31, 1999, remain valid until the earlier of December 31, 2000 or the expiration date of the certificate under the present rules (unless otherwise invalidated due to changes in the circumstances of the person whose name is on the certificate).

  When effective, the new regulations will streamline and, in some cases, alter the types of statements and information that must be furnished to claim a reduced rate of withholding. While various IRS forms (such as

IRS Forms 1001 and 4224) currently are used to claim exemption from withholding or a reduced withholding rate, the preamble to the regulations states that the IRS intends most certifications to be made on revised Form W-8. The regulations also clarify the duties of United States payors making payments to foreign persons and modify the rules concerning withholding on payments made to Non-U.S. Holders through foreign intermediaries. With some exceptions, the new regulations treat a payment to a foreign partnership as a payment directly to the partners.

                             PLAN OF DISTRIBUTION

  Each Participating Broker-Dealer that receives Exchange Notes for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities (other than a resale of an unsold allotment from the original sale of Old Notes). The Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Notes for a period ending one year after the Expiration Date. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth in the Letter of Transmittal. See "The Exchange Offer--Resales of Exchange Notes."

  The Company will not receive any proceeds from the issuance of the Exchange Notes offered hereby. Exchange Notes received by Participating Broker-Dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells Exchange Notes that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period ending one year after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

                                 LEGAL MATTERS

  The validity of the securities offered hereby will be passed upon for the Company by Arnold & Porter, Washington, District of Columbia.

                            INDEPENDENT ACCOUNTANTS

  The consolidated financial statements of American Mobile Satellite Corporation as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, incorporated by reference into this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving such reports. The combined financial statements of ARDIS Holding Company as of December 31, 1996 and 1997 and for each of the years in the three years then ended, incorporated by reference into this Prospectus, have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their report.

                             AVAILABLE INFORMATION

  The Company and Holdings have filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all of the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

  Holdings is subject to the informational requirements of the Exchange Act, and in accordance therewith, Holdings files reports and other information with the Commission. Such reports, proxy statements and other information filed by Holdings can be inspected and copied at the Commission's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's regional offices located at: 7 World Trade Center (13th floor), New York, New York 10006 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the SEC, Public Reference Section, Washington, D.C. 20549. Copies of documents filed by Holdings with the Commission may also be accessed electronically by means of the Commission's home page on the Internet at "http://www.sec.gov."

  Holdings will furnish periodic reports to the Trustee, which will make them available upon request to the holders of the Notes.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  Holdings hereby incorporates by reference in this Prospectus the following documents, which have been filed with the Commission pursuant to the Exchange
Act: (i) Holdings' Annual Report on Form 10-K for the year ended December 31, 1997 and Form 10-K/A for the year ended December 31, 1997, filed Jaunary 13, 1998; (ii) Holdings' Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and (iii) Holdings' Current Reports on Form 8-K dated as of January 5, 1998, January 22, 1998, March 9, 1998 and April 15, 1998 and on Form 8-K/A filed January 13, 1998.

  In addition, all documents filed by Holdings with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the Exchange Offer shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE COMPANY AND HOLDINGS UNDERTAKE TO PROVIDE A COPY OF EACH SUCH DOCUMENT, WITHOUT CHARGE, TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO RANDY S. SEGAL, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, AMSC ACQUISITION COMPANY, INC., 10802 PARKRIDGE BLVD., RESTON, VIRGINIA 20191-5416, TELEPHONE (703) 758-6130. IN ORDER TO ENSURE EARLY DELIVERY OF THE DOCUMENTS,
ANY REQUEST SHOULD BE MADE BY     , 1998.

              INDEX TO PRO FORMA FINANCIAL STATEMENTS OF HOLDINGS

Description of Pro Forma Financial Statements of Holdings.................  P-2
Pro Forma Consolidated Statement of Operations for the three months ended
 March 31, 1998 (unaudited)...............................................  P-3
Pro Forma Consolidated Statement of Operations for the three months ended
 March 31, 1997 (unaudited)...............................................  P-4
Pro Forma Consolidated Statement of Operations for the year ended December
 31, 1997 (unaudited).....................................................  P-5
Notes to Pro Forma Financial Statements...................................  P-6

                        PRO FORMA FINANCIAL INFORMATION

  The accompanying pro forma financial information gives effect to (i) the Acquisition, (ii) the Offering and (iii) the New Bank Financing as if such transactions had been consummated on January 1 of each of the periods presented in the case of the Unaudited Pro Forma Condensed Statement of Operations of Holdings. The pro forma condensed financial information is presented for illustrative purposes only and is not necessarily indicative of what Holdings' actual financial position and results of operations would have been had the above-referenced transactions been consummated as of the above-referenced dates or of the financial position or results of operations that may be reported by Holdings in the future.

  The following data should be read in conjunction with Holdings' Consolidated Financial Statements and related notes and ARDIS' Combined Financial Statements and related notes incorporated by reference elsewhere within this document.

                                    HOLDINGS
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                   THREE MONTHS ENDED MARCH 31, 1998
                          -----------------------------------------------------------------
                                             PRO FORMA ADJUSTMENTS
                                             ----------------------------       PRO FORMA
                          HOLDINGS   ARDIS   ACQUISITION       OFFERING        CONSOLIDATED
                          --------  -------  ------------      ----------      ------------
                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
  Services..............  $  6,418  $ 9,541    $     (139)(1)                    $ 15,820
  Equipment and
   consulting...........     3,604      530                                         4,134
                          --------  -------                                      --------
    Total revenue.......    10,022   10,071                                        19,954
Cost of service and
 operations.............     7,728    7,795          (139)(1)                      15,384
Cost of equipment sold..     3,881      581                                         4,462
Sales and advertising...     3,022    1,562                                         4,584
General and
 administrative.........     3,631    1,487                                         5,118
Depreciation and
 amortization...........    10,163    3,291          (324)(2)                      13,975
                          --------  -------                                      --------
                                                      845 (3)
Operating loss..........   (18,403)  (4,645)                                      (23,569)
Interest and other
 income (expense).......      (201)       5           125 (4)        1,413 (5)      1,342
Interest expense........    (6,638)    (282)                        (9,702)(6)    (16,622)
                          --------  -------                                      --------
Net loss before income
 tax benefit............   (25,242)  (4,922)                                      (38,849)
Income tax benefit......       --     1,702        (1,702)(7)                         --
                          --------  -------                                      --------
Net loss................  $(25,242) $(3,220)                                     $(38,849)
                          ========  =======                                      ========
Loss per share of Common
 Stock..................  $  (1.00)                                              $  (1.23)
                          ========                                               ========
Weighted-average common
 shares outstanding
 during the period
 (000's)................    25,241                  6,262 (8)                      31,503
                          ========             ==========                        ========


        See Notes to Pro Forma Financial Information on following pages.

                                    HOLDINGS
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                  THREE MONTHS ENDED MARCH 31, 1997
                          ----------------------------------------------------------
                                                  PRO FORMA
                                                 ADJUSTMENTS
                                             ----------------------      PRO FORMA
                          HOLDINGS   ARDIS   ACQUISITION   OFFERING     CONSOLIDATED
                          --------  -------  -----------   --------     ------------
                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
  Services..............  $  4,153  $10,598    $  (97)(1)                 $ 14,654
  Equipment and
   consulting...........     4,532      327                                  4,859
                          --------  -------                               --------
    Total revenue.......     8,685   10,925                                 19,513
Cost of service and
 operations.............     8,873    7,179       (97)(1)                   15,955
Cost of equipment sold..     5,442      466                                  5,908
Sales and advertising...     3,221    1,528                                  4,749
General and
 administrative.........     4,868    1,105                                  5,973
Depreciation and
 amortization...........     9,937    3,580      (324)(2)                   14,038
                          --------  -------                               --------
                                                  845 (3)
Operating loss..........   (23,656)  (2,933)                               (27,110)
Interest and other
 income.................       945       34       125 (4)    1,413 (5)       2,517
Interest expense........    (4,370)    (362)               (11,932)(6)     (16,664)
                          --------  -------                               --------
Net loss before income
 tax benefit............   (27,081)  (3,261)                               (41,257)
Income tax benefit......       --     1,141    (1,141)(7)                      --
                          --------  -------                               --------
Net loss................  $(27,081) $(2,120)                              $(41,257)
                          ========  =======                               ========
Loss per share of Common
 Stock..................    ($1.08)                                       $  (1.32)
                          ========                                        ========
Weighted-average common
 shares outstanding
 during the
 period (000's).........    25,109              6,262 (8)                   31,371
                          ========             ======                     ========


        See Notes to Pro Forma Financial Information on following pages.

                                    HOLDINGS
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                       YEAR ENDED DECEMBER 31, 1997
                          ------------------------------------------------------------------
                                               PRO FORMA ADJUSTMENTS
                                               ---------------------------       PRO FORMA
                          HOLDINGS    ARDIS    ACQUISITION      OFFERING        CONSOLIDATED
                          ---------  --------  ------------     ----------      ------------
                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
  Services..............  $  20,684  $ 41,923    $     (498)(1)                  $  62,109
  Equipment and
   consulting...........     23,530     2,326                                       25,856
                          ---------  --------                                    ---------
    Total revenue.......     44,214    44,249                                       87,965
Cost of service and
 operations.............     31,959    31,940          (498)(1)                     63,401
Cost of equipment sold..     40,335     2,233                                       42,568
Sales and advertising...     12,066     5,888                                       17,954
General and
 administrative.........     14,819     6,970                                       21,789
Depreciation and
 amortization...........     42,430    14,586        (1,297)(2)                     59,099
                          ---------  --------                                    ---------
                                                      3,380 (3)

Operating loss..........    (97,395)  (17,368)                                    (116,846)
Interest and other
 (expense) income ......       (179)      150          500 (4)       5,208 (5)       5,679
Interest expense........    (21,633)   (1,331)                     (42,076)(6)     (65,040)
                          ---------  --------                                    ---------
Net loss before income
 tax benefit............   (119,207)  (18,549)                                    (176,207)
Income tax benefit......        --      6,807        (6,807)(7)                        --
                          ---------  --------                                    ---------
Net loss................  $(119,207) $(11,742)                                   $(176,207)
                          =========  ========                                    =========
Loss per share of Common
 Stock..................  $   (4.74)                                             $   (5.61)
                          =========                                              =========
Weighted-average common
 shares outstanding
 during the
 period (000's).........     25,131                   6,262 (8)                     31,393
                          =========              ==========                      =========


        See Notes to Pro Forma Financial Information on following pages.

                   NOTES TO PRO FORMA FINANCIAL INFORMATION

  The pro forma financial information is based on the following assumptions and adjustments:


 (1) Reflects the elimination of revenues and related operating expenses on transactions between American Mobile and ARDIS.

 (2) Reflects the elimination of goodwill amortization recorded by ARDIS.

 (3) Reflects the amortization, over a 20-year life, of the excess of purchase price of ARDIS over fair market value of assets acquired.

 (4) Reflects interest earned on funds escrowed in connection with the UPS Guarantee at an average interest rate of 5.0%.

 (5) Reflects interest income earned on the Pledged Securities at an average interest rate of 5.0%.

 (6) Reflects adjustments to interest expense as follows:

                                                                THREE MONTHS
                                                                    ENDED
                                                                  MARCH 31,
                                                              -----------------
                                               YEAR ENDED
                                            DECEMBER 31, 1997   1997     1998
                                            ----------------- -------- --------
                                                  (DOLLARS IN THOUSANDS)
(a)Adjustment of interest expense and debt
     costs on New Bank Financing..........      $(10,547)     $(2,076) $(3,268)
(b)Interest expense on the Notes and
     amortization of debt discount........         41,887       10,471   10,471
(c)Amortization of Note issuance costs....          1,225          306      306
(d)Amortization of Guarantee Warrants ....          3,544        1,740      702
(e)Amortization of pre-funded interest....          5,967        1,491    1,491
                                                ---------     -------- --------
                                                $  42,076     $ 11,932 $  9,702
                                                =========     ======== ========

  The assumptions in connection with the above pro forma interest expense adjustments are as follows:

(a) Reflects (i) an increase of 25 basis points in the interest rate of the New Bank Financing relative to the Bank Financing and (ii) the elimination of interest expense applicable to the Bank Financing and vendor financing which is to be partially repaid with the proceeds from the sale of the Units.

(b) Reflects interest expense on the Notes at 12 1/4% and amortization of the $8.5 million debt discount.

(c) Reflects the amortization, over a ten year period, of debt issuance costs of approximately $12.2 million associated with the Offering and the New Bank Financing.

(d) Reflects the amortization, over a five year period, of the Guarantee Warrants related to the New Bank Financing.

(e) Reflects the amortization, over a three year period, of pre-funded interest of $17.9 million on the Term Loan Facility.

(7) Reflects the elimination of a tax sharing arrangement between ARDIS and Motorola.

(8) Reflects shares issued to Motorola in connection with the Acquisition.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE EXCHANGE NOTES OFFERED HEREBY OR AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY THE EXCHANGE NOTES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UN-LAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT ANY INFOR-MATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                ---------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Prospectus Summary.......................................................   1
Risk Factors.............................................................  18
Use of Proceeds..........................................................  29
Capitalization...........................................................  29
Selected Financial and Other Data........................................  30
Pro Forma Financial Information..........................................  34
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  39
Business.................................................................  50
Regulation...............................................................  65
Management...............................................................  72
Management Compensation..................................................  75
Security Ownership.......................................................  78
Certain Relationships and Related Party Transactions.....................  80
Description of New Bank Financing........................................  82
Description of Motorola Vendor Financing.................................  83
The Exchange Offer.......................................................  83
Description of the Exchange Notes........................................  91
Certain United States Federal Income Tax Consequences.................... 121
Plan of Distribution..................................................... 126
Legal Matters............................................................ 126
Independent Accountants.................................................. 126
Available Information.................................................... 127
Incorporation of Certain Documents by Reference.......................... 127
Index to Pro Forma Financial Statements of Holdings...................... P-1

                                     LOGO

                                 $335,000,000

     AMERICAN MOBILE SATELLITE CORPORATION AMSC ACQUISITION COMPANY, INC.

                               OFFER TO EXCHANGE
                  12 1/4% SENIOR NOTES DUE 2008 (SERIES B) OF
AMSC ACQUISITION COMPANY, INC.
     FOR ANY AND ALL OUTSTANDING 12 1/4% SENIOR NOTES DUE 2008 (SERIES A)


                            -----------------------

                                  PROSPECTUS

                            -----------------------



                                [      ], 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Each of the Company's and Holdings' Bylaws provide that the Company and Holdings will indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company and Holdings may be required to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

      In addition, each of the Company's and Holdings' Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the corporation and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company or Holdings, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws.

      Holdings also has entered into separate indemnification agreements with its officers and directors. These agreements would require Holdings to, among other things, indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers and directors (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain officers' and directors' insurance if available on reasonable terms.

    Holdings has obtained an insurance policy covering officers and directors under which the insurer agrees to pay on behalf of Holdings, subject to certain exclusions, including certain violations of securities law, any claim made against its officers and directors for a wrongful act that they may become legally obligated to pay or for which the corporation is required to indemnify its officers or directors. The policy has limits of $40,000,000 in the aggregate, including SEC related events, subject to deductibles of $100,000 for non SEC related events and $300,000 for SEC related events. Each of the Company and Holdings believes that its Certificate of Incorporation and Bylaw provisions, indemnification agreements and insurance policies, as the case may be, are necessary to attract and retain qualified persons as officers and directors.

      At present, there is no pending litigation or proceeding involving an officer or director of either the Company or Holdings as to which indemnification is being sought, nor is either of the Company or Holdings aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit    Description
-------    -----------

2.1 Stock Purchase Agreement, by and among the Company, Motorola, Motorola ARDIS Acquisition, Inc., Motorola ARDIS, Inc. and AMSC, dated as of December 31, 1997 (incorporated by reference herein from Exhibit 10.65 to Holdings' Annual Report on Form 10-K for the year ending December 31, 1997).
2.2 Amendment No. 1 to Stock Purchase Agreement, by and among the Company, Motorola, Motorola ARDIS Acquisition, Inc., Motorola ARDIS, Inc. and AMSC, dated as of March 31, 1998 (incorporated by reference herein from Exhibit 4.2 to the Schedule 13D dated March 31, 1998 filed by Motorola, Inc.).
4.1 Indenture dated March 31, 1998 between the Company and State Street Bank and Trust Company (filed herewith).
4.2 Pledge Security Agreement dated March 31, 1998 by and among the Company and State Street Bank and Trust Company (as Trustee and as Collateral Agent) (filed herewith).
4.3 Debt Registration Rights Agreement dated March 31, 1998 by and among the Company, Holdings, American Mobile Satellite Sales Corporation, AMSC Sales Corporation, Ltd., AMSC Subsidiary Corporation, ARDIS Company, Motorola ARDIS Acquisition, Inc., ARDIS Holding Company, Radio Data Network Holding Corporation, Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., TD Securities (USA) Inc., and BancAmerica Robertson Stephens (filed herewith).
4.4 Warrant Agreement dated March 31, 1998 between Holdings and State Street Bank and Trust Company (filed herewith).
4.5 Warrant Registration Rights Agreement dated March 31, 1998 by and among Holdings, Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., TD Securities (USA) Inc., and BancAmerica Robertson Stephens (including form of Warrant Certificate) (filed herewith).
4.6 Unit Agreement, dated March 31, 1998 by and among the Company, Holdings and State Street Bank and Trust Company (filed herewith).
5.1        Opinion of Arnold & Porter.*
8.1        Tax Opinion of Arnold & Porter.*

23.1       Consent of The Strategis Group (filed herewith).
23.2       Consent of Arthur Andersen LLP (filed herewith).
23.3       Consent of KPMG Peat Marwick LLP (filed herewith).
23.4 Consent of Arnold & Porter (included in Exhibit 5.1 and Exhbit 8.1, respectively*).
24.1 Powers of Attorney of directors and officers of the Company (included as part of signature page).
25.1       Statement of Eligibility of Trustee on Form T-1 (filed herewith).
99.1       Form of Letter of Transmittal (filed herewith).
99.2       Form of Notice of Guaranteed Delivery (filed herewith).
99.3       Form of Tender Instructions (filed herewith).
__________
*to be filed by amendment.


ITEM 22.  UNDERTAKINGS

The undersigned Registrants hereby undertake:

(A)

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act").

               (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S) 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provision described under Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(D) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(E) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on May 13, 1998.


                               AMERICAN MOBILE SATELLITE CORPORATION


                               By: /s/  Randy S. Segal
                                   -----------------------------------
                                   Name:  Randy S. Segal
                                   Title: Vice President, General
                                          Counsel and Secretary


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary M. Parsons and Randy S. Segal, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all and intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                       Title                            Date

/s/ Gary M. Parsons             Chairman of the Board            May 13, 1998
-----------------------------   of Directors and Chief
Gary M. Parsons                 Executive Officer
                                (Principal Executive Officer)

/s/ Steven D. Peck              Vice President and Chief         May 13, 1998
------------------------------  Financial Officer
Stephen D. Peck                 (Principal Financial and
                                Accounting Officer)

/s/ Jack A. Shaw                Director                         May 13, 1998
------------------------------
Jack A. Shaw

/s/ Douglas I. Brandon          Director                         May 13, 1998
------------------------------
Douglas I. Brandon

/s/ Steven D. Dorfman           Director                         May 13, 1998
------------------------------
Steven D. Dorfman

/s/ Ho Siaw Hong                Director                         May 13, 1998
------------------------------
Ho Siaw Hong

/s/ Billy J. Parrott            Director                         May 13, 1998
------------------------------
Billy J. Parrott

/s/ Andrew A. Quartner          Director                         May 13, 1998
------------------------------
Andrew A. Quartner

/s/ Roderick M. Sherwood III    Director                         May 13, 1998
------------------------------
Roderick M. Sherwood, III

/s/ Michael T. Smith            Director                         May 13, 1998
------------------------------
Michael T. Smith

/s/ Yap Chee Keong              Director                         May 13, 1998
------------------------------
Yap Chee Keong

/s/ Albert L. Zesiger           Director                         May 13, 1998
------------------------------
Albert L. Zesiger

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on May 13, 1998.


                               AMSC ACQUISITION COMPANY, INC.


                               By: /s/  Randy S. Segal
                                   -----------------------------
                                   Name:  Randy S. Segal
                                   Title: Vice President, General
                                          Counsel and Secretary


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary M. Parsons and Randy S. Segal, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all and intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                      Title                          Date

/s/ Jack A. Shaw               Chairman of the Board          May 13, 1998
----------------------------   of Directors
Jack A. Shaw

/s/ Gary M. Parsons            Chief Executive Officer        May 13, 1998
----------------------------   and Director
Gary M. Parsons                (Principal Executive Officer)

/s/ Stephen D. Peck            Vice President and              May 13, 1998
----------------------------   Chief Financial Officer
Stephen D. Peck                (Principal Financial and
                               Accounting Officer)


/s/ Douglas I. Brandon         Director                        May 13, 1998
----------------------------
Douglas I. Brandon

/s/ Ho Siaw Hong               Director                        May 13, 1998
----------------------------
Ho Siaw Hong

/s/ Roderick M. Sherwood III   Director                        May 13, 1998
----------------------------
Roderick M. Sherwood, III

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on May 13, 1998.


                               AMSC SALES CORPORATION, LTD.


                               By: /s/  Randy S. Segal
                                   -------------------------------
                                   Name:  Randy S. Segal
                                   Title: Vice President, General
                                          Counsel and Secretary


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary M. Parsons and Randy S. Segal, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all and intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                  Title                            Date

/s/ Gary M. Parsons        Chief Executive Officer          May 13, 1998
-------------------------  and Director
Gary M. Parsons

/s/ Stephen D. Peck        Vice President and               May 13, 1998
-------------------------  Chief Financial Officer
Stephen D. Peck            (Principal Financial and
                           Accounting Officer)

/s/ Walter V. Purnell, Jr. Director                         May 13, 1998
--------------------------
Walter V. Purnell, Jr.

/s/ Randy S. Segal         Director                         May 13, 1998
--------------------------
Randy S. Segal

/s/ Avril G. Harvey        Director                         May 13, 1998
--------------------------
Avril G. Harvey

/s/ Catherine B. Sittig    Director                         May 13, 1998
--------------------------
Catherine B. Sittig

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on May 13, 1998.


                               AMSC SUBSIDIARY CORPORATION


                               By: /s/  Randy S. Segal
                                  -----------------------------------
                                  Name:  Randy S. Segal
                                  Title: Vice President, General
                                         Counsel and Secretary


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary M. Parsons and Randy S. Segal, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all and intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                        Title                           Date

/s/ Jack A. Shaw                 Director                        May 13, 1998
-------------------------------
Jack A. Shaw

/s/ Gary M. Parsons              Chief Executive Officer         May 13, 1998
-------------------------------
Gary M. Parsons                  (Principal Executive Officer)

/s/ Stephen D. Peck              Vice President and              May 13, 1998
-------------------------------
Stephen D. Peck                  Chief Financial Officer
                                 (Principal Financial and
                                 Accounting Officer)

/s/ Douglas I. Brandon           Director                        May 13, 1998
-------------------------------
Douglas I. Brandon

/s/ Ho Siaw Hong                 Director                        May 13, 1998
-------------------------------
Ho Siaw Hong

/s/ Roderick M. Sherwood III      Director                       May 13, 1998
-------------------------------
Roderick M. Sherwood, III

/s/ Albert L. Zesiger             Director                       May 13, 1998
-------------------------------
Albert L. Zesiger

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on May 13, 1998.


                               AMERICAN MOBILE SATELLITE SALES
                               CORPORATION


                               By: /s/  Randy S. Segal
                                   ------------------------------
                                   Name:  Randy S. Segal
                                   Title: Vice President, General
                                          Counsel and Secretary


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary M. Parsons and Randy S. Segal, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all and intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                        Title                          Date

/s/ Jack A. Shaw                 Director                       May 13, 1998
-------------------------------
Jack A. Shaw

/s/ Gary M. Parsons              Chief Executive Officer        May 13, 1998
-------------------------------
Gary M. Parsons                  (Principal Executive Officer)

/s/ Stephen D. Peck              Vice President and             May 13, 1998
-------------------------------
Stephen D. Peck                  Chief Financial Officer
                                 (Principal Financial and
                                 Accounting Officer)

/s/ Douglas I. Brandon           Director                       May 13, 1998
-------------------------------
Douglas I. Brandon

/s/ Ho Siaw Hong                 Director                       May 13, 1998
-------------------------------
Ho Siaw Hong

/s/ Roderick M. Sherwood III     Director                       May 13, 1998
-------------------------------
Roderick M. Sherwood, III

/s/ Albert L. Zesiger            Director                       May 13, 1998
-------------------------------
Albert L. Zesiger

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on May 13, 1998.


                               AMSC ARDIS ACQUISITION, INC.


                               By: /s/ Randy S. Segal
                                  ---------------------------------
                                  Name:  Randy S. Segal
                                  Title: Vice President, General
                                         Counsel and Secretary


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary M. Parsons and Randy S. Segal, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all and intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                      Title                           Date

/s/ Jack A. Shaw               Director                        May 13, 1998
-----------------------------
Jack A. Shaw

/s/ Gary M. Parsons            Chief Executive Officer         May 13, 1998
-----------------------------
Gary M. Parsons                (Principal Executive Officer)

/s/ Stephen D. Peck            Vice President and              May 13, 1998
-----------------------------
Stephen D. Peck                Chief Financial Officer
                               (Principal Financial and
                               Accounting Officer)

/s/ Douglas I. Brandon         Director                        May 13, 1998
-----------------------------
Douglas I. Brandon

/s/ Ho Siaw Hong               Director                        May 13, 1998
-----------------------------
Ho Siaw Hong

/s/ Roderick M. Sherwood III   Director                        May 13, 1998
-----------------------------
Roderick M. Sherwood, III

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on May 13, 1998.


                               AMSC ARDIS, INC.


                               By: /s/  Randy S. Segal
                                  ----------------------------
                                  Name:  Randy S. Segal
                                  Title: Vice President, General
                                         Counsel and Secretary


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary M. Parsons and Randy S. Segal, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all and intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                      Title                          Date

/s/ Jack A. Shaw               Director                       May 13, 1998
-----------------------------
Jack A. Shaw

/s/ Gary M. Parsons            Chief Executive Officer        May 13, 1998
-----------------------------
Gary M. Parsons                (Principal Executive Officer)

/s/ Stephen D. Peck            Vice President and             May 13, 1998
-----------------------------
Stephen D. Peck                Chief Financial Officer
                               (Principal Financial and
                               Accounting Officer)

/s/ Douglas I. Brandon         Director                       May 13, 1998
-----------------------------
Douglas I. Brandon

/s/ Ho Siaw Hong               Director                       May 13, 1998
-----------------------------
Ho Siaw Hong

/s/ Roderick M. Sherwood III   Director                       May 13, 1998
-----------------------------
Roderick M. Sherwood, III

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on May 13, 1998.


                               RADIO DATA NETWORK HOLDING
                               CORPORATION


                               By: /s/  Randy S. Segal
                                  ----------------------------
                                  Name:  Randy S. Segal
                                  Title: Vice President, General
                                         Counsel and Secretary


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary M. Parsons and Randy S. Segal, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all and intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                     Title                         Date

/s/ Jack A. Shaw              Director                      May 13, 1998
----------------------------
Jack A. Shaw

/s/ Gary M. Parsons           Chief Executive Officer       May 13, 1998
----------------------------
Gary M. Parsons               (Principal Executive Officer)

/s/ Stephen D. Peck           Vice President and            May 13, 1998
-----------------------------
Stephen D. Peck               Chief Financial Officer
                              (Principal Financial and
                              Accounting Officer)

/s/ Douglas I. Brandon        Director                      May 13, 1998
-----------------------------
Douglas I. Brandon

/s/ Ho Siaw Hong              Director                      May 13, 1998
-----------------------------
Ho Siaw Hong

/s/ Roderick M. Sherwood III  Director                      May 13, 1998
-----------------------------
Roderick M. Sherwood, III

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on May 13, 1998.


                               ARDIS HOLDING COMPANY


                               By: /s/  Randy S. Segal
                                  ----------------------------
                                  Name:  Randy S. Segal
                                  Title: Vice President and Secretary
                               For: AMSC ARDIS, Inc., Partner


                               By: /s/  Randy S. Segal
                                  ----------------------------
                                  Name:  Randy S. Segal
                                  Title: Vice President and Secretary
                               For: AMSC ARDIS Acquisition, Inc., Partner

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary M. Parsons and Randy S. Segal, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all and intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

By:  AMSC ARDIS, Inc., Partner

Signature                          Title                         Date

/s/ Jack A. Shaw                   Chairman of the Board         May 13, 1998
---------------------------------
Jack A. Shaw                       of Directors

/s Gary M. Parsons                 Chief Executive Officer       May 13, 1998
---------------------------------
Gary M. Parsons                    and Director
                                   (Principal Executive Officer)

/s/ Stephen D. Peck                Vice President and            May 13, 1998
---------------------------------
Stephen D. Peck                    Chief Financial Officer
                                   (Principal Financial and
                                   Accounting Officer)

/s/ Douglas I. Brandon             Director                      May 13, 1998
---------------------------------
Douglas I. Brandon

/s/ Ho Siaw Hong                   Director                      May 13, 1998
---------------------------------
Ho Siaw Hong

/s/ Roderick M. Sherwood III       Director                      May 13, 1998
---------------------------------
Roderick M. Sherwood, III


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary M. Parsons and Randy S. Segal, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all and intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

By:  AMSC ARDIS Acquisition, Inc. Partner

Signature                     Title                             Date

/s/ Jack A. Shaw              Chairman of the Board             May 13, 1998
----------------------------
Jack A. Shaw                  of Directors

/s/ Gary M. Parsons           Chief Executive Officer           May 13, 1998
----------------------------
Gary M. Parsons               and Director
                              (Principal Executive Officer)

/s/ Stephen D. Peck           Vice President and                May 13, 1998
----------------------------
Stephen D. Peck               Chief Financial Officer
                              (Principal Financial and
                              Accounting Officer)

/s/ Douglas I. Brandon        Director                          May 13, 1998
----------------------------
Douglas I. Brandon

/s/ Ho Siaw Hong              Director                          May 13, 1998
----------------------------
Ho Siaw Hong

/s/ Roderick M. Sherwood III  Director                          May 13, 1998
----------------------------
Roderick M. Sherwood, III

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on May 13, 1998.


                               ARDIS COMPANY


                               By: /s/  Randy S. Segal
                                  ----------------------------------------------
                                  Name:  Randy S. Segal
                                  Title: Vice President and Secretary
                               For: ARDIS Holding Company, By Its Two Partners,
                                    AMSC ARDIS, Inc. and AMSC ARDIS Acquisition,
                                    Inc.


                               By: /s/  Randy S. Segal
                                  ----------------------------------------------
                                  Name:  Randy S. Segal
                                  Title: Vice President and Secretary
                               For: Radio Data Network Holding Corporation,
                                    Partner

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary M. Parsons and Randy S. Segal, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all and intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

By: ARDIS Holding Company, By Its Two Partners,
AMSC ARDIS, Inc. and AMSC ARDIS Acquisition, Inc.

Signature                     Title                             Date

/s/ Jack A. Shaw              Chairman of the Board             May 13, 1998
----------------------------
Jack A. Shaw                  of Directors

/s/ Gary M. Parsons           Chief Executive Officer           May 13, 1998
----------------------------
Gary M. Parsons               and Director
                              (Principal Executive Officer)

/s/ Stephen D. Peck           Vice President and                May 13, 1998
----------------------------
Stephen D. Peck               Chief Financial Officer
                              (Principal Financial and
                              Accounting Officer)

/s/ Douglas I. Brandon        Director                          May 13, 1998
----------------------------
Douglas I. Brandon

/s/ Ho Siaw Hong              Director                          May 13, 1998
----------------------------
Ho Siaw Hong

/s/ Roderick M. Sherwood III  Director                          May 13, 1998
----------------------------
Roderick M. Sherwood, III

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary M. Parsons and Randy S. Segal, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all and intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

By: Radio Data Network Corporation, Partner

Signature                     Title                             Date

/s/ Jack A. Shaw              Chairman of the Board             May 13, 1998
----------------------------
Jack A. Shaw                  of Directors

/s/ Gary M. Parsons           Chief Executive Officer           May 13, 1998
----------------------------
Gary M. Parsons               and Director
                              (Principal Executive Officer)

/s/ Stephen D. Peck           Vice President and                May 13, 1998
----------------------------
Stephen D. Peck               Chief Financial Officer
                              (Principal Financial and
                              Accounting Officer)

/s/ Douglas I. Brandon        Director                          May 13, 1998
----------------------------
Douglas I. Brandon

/s/ Ho Siaw Hong              Director                         May 13, 1998
----------------------------
Ho Siaw Hong

/s/ Roderick M. Sherwood III  Director                         May 13, 1998
----------------------------
Roderick M. Sherwood, III

INDEX OF EXHIBITS

Exhibit
-------
2.1        Stock Purchase Agreement, by and among the Company, Motorola,
           Motorola ARDIS Acquisition, Inc., Motorola ARDIS, Inc. and AMSC,
           dated as of December 31, 1997 (incorporated by reference herein from
           Exhibit 10.65 to Holdings' Annual Report on Form 10-K for the year ending December 31, 1997).
2.2        Amendment No. 1 to Stock Purchase Agreement, by and among the
           Company, Motorola, Motorola ARDIS Acquisition, Inc., Motorola ARDIS,
           Inc. and AMSC, dated as of March 31, 1998 (incorporated by reference herein from Exhibit 4.2 to the Schedule 13D dated March 31, 1998 filed by Motorola, Inc.).
4.1        Indenture dated March 31, 1998 between the Company and State Street
           Bank and Trust Company (filed herewith).
4.2        Pledge Security Agreement dated March 31, 1998 by and among the
           Company and State Street Bank and Trust Company (as Trustee and as
           Collateral Agent) (filed herewith).
4.3        Debt Registration Rights Agreement dated March 31, 1998 by and among the Company, Holdings, American Mobile Satellite Sales Corporation,
           AMSC Sales Corporation, Ltd., AMSC Subsidiary Corporation, ARDIS
           Company, Motorola ARDIS Acquisition, Inc., ARDIS Holding Company,
           Radio Data Network Holding Corporation, Bear, Stearns & Co. Inc.,
           J.P. Morgan Securities Inc., TD Securities (USA) Inc., and
           BancAmerica Robertson Stephens (filed herewith).
4.4        Warrant Agreement dated March 31, 1998 between Holdings and State
           Street Bank and Trust Company (filed herewith).
4.5        Warrant Registration Rights Agreement dated March 31, 1998 by and among Holdings, Bear, Stearns & Co. Inc., J.P. Morgan Securities
           Inc., TD Securities (USA) Inc., and BancAmerica Robertson Stephens
           (including form of Warrant Certificate) (filed herewith).
4.6        Unit Agreement, dated March 31, 1998 by and among the Company,
           Holdings and State Street Bank and Trust Company (filed herewith).
5.1        Opinion of Arnold & Porter.*
8.1        Tax Opinion of Arnold & Porter.*
23.1       Consent of The Strategis Group (filed herewith).
23.2       Consent of Arthur Andersen LLP (filed herewith).
23.3       Consent of KPMG Peat Marwick LLP (filed herewith).
23.4       Consent of Arnold & Porter (included in Exhibit 5.1 and Exhbit 8.1, respectively*).
24.1       Powers of Attorney of directors and officers of the Company (included as part of signature page).
25.1       Statement of Eligibility of Trustee on Form T-1 (filed herewith).
99.1       Form of Letter of Transmittal (filed herewith).

99.2       Form of Notice of Guaranteed Delivery (filed herewith).
99.3       Form of Tender Instructions (filed herewith).

__________
*to be filed by amendment.